                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-28829


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JULY 14, 1997
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 6, 1997)
                                  $66,891,200

                       NATIONAL AUTO FINANCE 1997-1 TRUST
                            % AUTOMOBILE RECEIVABLES-BACKED NOTES

                     NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (SELLER)

                      NATIONAL AUTO FINANCE COMPANY, INC.
                                   (SERVICER)
                             ---------------------

    National Auto Finance 1997-1 Trust (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement among National Financial Auto Funding Trust (the "Seller"), a trust the beneficial interests in which are wholly-owned by National Auto Finance Company, Inc. ("NAFI") and affiliates of NAFI, and
Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The         %
Automobile Receivables-Backed Notes, Series 1997-1 (the "Notes") will be issued pursuant to an Indenture, to be dated as of June 29, 1997 (the "Indenture"), among the Trust and Harris Trust and Savings Bank, as Indenture Trustee and as Trust Collateral Agent (the "Indenture Trustee" and "Trust Collateral Agent"). The Trust will also issue $6,615,613.19 aggregate principal amount of Automobile Receivables-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that are not offered hereby but will initially be retained by the Seller. Payments of principal of and interest on the Certificates will be subordinated to payments of principal of and interest on the Notes to the extent described herein.

    The assets of the Trust (the "Trust Property") will include a pool of non-prime motor vehicle retail installment sale contracts (the "Receivables"), all monies paid or payable thereunder on or after the applicable Cut-off Date (as defined herein), security interests in the new and used automobiles, light-duty trucks, vans and minivans financed thereby, certain bank accounts described herein, all proceeds of the foregoing, and certain other property. In addition, the Trust Property will include funds on deposit in a prefunding account (a "Pre-Funding Account") established by and maintained with the Trust Collateral Agent. Approximately $6,689,091.18 will be deposited in the Pre-Funding Account on the date of the issuance of the Notes. Funds on deposit in the Pre-Funding Account will be paid to the Seller in exchange for the transfer to the Trust of Additional Receivables (as defined herein) from time to time during the period from and including the Closing Date (as defined herein) until the earliest of (i) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to an amount less than $100,000, (ii) the date on which an Event of Default (as defined herein) occurs under the Indenture or a Servicer Termination Event (as defined herein) occurs under the Sale and Servicing Agreement (as defined herein) and (iii) the close of business on October 30, 1997 (the "Pre-Funding Period").

    Interest on the Notes will accrue at a rate of         % per annum (the
"Interest Rate"). Interest on and principal of the Notes will be payable on the twenty first day of each month (or, if such day is not a Business Day, the next succeeding Business Day), beginning on August 21, 1997 (each, a "Distribution Date"). To the extent not previously distributed to the holders of the Notes (each, a "Noteholder" or "Holder"), the remaining outstanding principal balance of such Notes will be distributed to such Holders on the Distribution Date occurring in November 21, 2003 (the "Final Scheduled Distribution Date"). However, payment in full of the Notes could occur earlier than such date as described herein.

    Full and complete payment of the Scheduled Payments (as defined herein) with respect to the Notes on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by:

                                    [LOGO]

    There currently is no secondary market for the Notes. The Underwriter expects, but is not obligated, to make a market in the Notes. There is no assurance that any such market will develop or continue.
                             ---------------------

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
                            PURCHASERS OF THE NOTES,
   SEE "RISK FACTORS" ON PAGE S-14 HEREIN AND ON PAGE 24 OF THE ACCOMPANYING
                                  PROSPECTUS.
                             ---------------------

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN NAFI, THE SELLER OR ANY AFFILIATE OF EITHER. NONE
 OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY
                            ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                     PRICE TO               UNDERWRITING           PROCEEDS TO THE
                                                    PUBLIC(1)               DISCOUNT(2)               SELLER(1)
-----------------------------------------------------------------------------------------------------------------------
Per Note....................................
-----------------------------------------------------------------------------------------------------------------------
Total.......................................
=======================================================================================================================

(1) Before deducting estimated expenses of $        payable by the Seller.
(2) In connection with the offering contemplated by this Prospectus Supplement, First Union Corporation has received a fee from the Seller in respect of certain advisory services relating to the structuring of the transaction. See "Underwriting" herein.
                             ---------------------

    The Notes are offered hereby by the Underwriter named below, subject to receipt and acceptance by the Underwriter and its right to reject any order in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), CEDEL S.A. and the Euroclear System against payment therefor in immediately available funds in New York, New York on or about July 23, 1997 the "Closing Date".

                       FIRST UNION CAPITAL MARKETS CORP.

            The date of this Prospectus Supplement is July   , 1997.

     This Prospectus Supplement and the accompanying Prospectus may be used by First Union Capital Markets Corp., affiliates of which have an ownership interest in, or participate in banking transactions with, NAFI, in connection with offers and sales related to market making transactions of the Notes. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING PURCHASES OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING."


                             REPORTS TO NOTEHOLDERS


     Unless and until Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Indenture Trustee and Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Certain Information Regarding the Securities - Book-Entry Registration" and " - Reports to Securityholders" in the accompanying Prospectus. Note Owners may receive such reports, upon written request, together with a certification that they are Note Owners and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee at its address at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, NAFI nor the Insurer intends to send any of its financial reports to Noteholders. The Servicer, on behalf of the Trust, will file with the Commission periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All documents subsequently filed with the Commission by the Seller on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus
Supplement:

     (a) Annual Report on Form 10-K for the year ended December 31, 1996, and

     (b) Quarterly Report on Form 10-Q for the three month period ended March 31, 1997.

     All financial statements of Financial Security Assurance Inc. ("Financial Security") included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be part hereof from the respective dates of filing of such documents.

     The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the reports and financial statements incorporated herein by reference. Requests for such copies should be directed to National Financial Auto Funding Trust, c/o National Auto Finance Company, Inc., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (800) 999-7535), Attention: Chief Financial Officer.

                       SUMMARY OF THE TERMS OF THE NOTES


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" herein or, to the extent not defined herein, in the accompanying Prospectus on the pages indicated under the caption "Index of Defined Terms" in the Prospectus.

Issuer ................................     National Auto Finance 1997-1 Trust
                                            (the "Trust" or the "Issuer"),
                                            formed pursuant to a Trust
                                            Agreement, dated as of June 29,
                                            1997 (the "Agreement"), between the
                                            Seller and the Owner Trustee.

Seller.................................     National Financial Auto Funding
                                            Trust, a trust the beneficial
                                            interests in which are wholly-owned
                                            by NAFI and affiliates of NAFI. See
                                            "The Seller" in the accompanying
                                            Prospectus.

Servicer...............................     National Auto Finance Company, Inc.
                                            See "National Auto Finance Company,
                                            Inc." in the accompanying
                                            Prospectus.

Indenture Trustee......................     Harris Trust and Savings Bank, an
                                            Illinois banking corporation, as
                                            trustee under the Indenture (the
                                            "Indenture Trustee").

Owner Trustee..........................     Wilmington Trust Company, a
                                            Delaware banking corporation, as
                                            trustee under the Trust Agreement
                                            (the "Owner Trustee").

Backup Servicer and
  Collateral Agent.....................     In addition to acting as Indenture
                                            Trustee under the Indenture, Harris
                                            Trust and Savings Bank will agree
                                            to act as backup servicer (in such
                                            capacity, the "Backup Servicer")
                                            under the Sale and Servicing
                                            Agreement and to service the
                                            Receivables in the event NAFI
                                            resigns or is removed as Servicer.
                                            Harris Trust and Savings Bank will
                                            also agree in the Spread Account
                                            Agreement to act as collateral
                                            agent (in such capacity, the
                                            "Collateral Agent") on behalf of
                                            the Noteholders and the Insurer
                                            with respect to the Spread Account
                                            and the amounts deposited thereto.

Insurer................................     Financial Security Assurance Inc.,
                                            a financial guaranty insurance
                                            company incorporated under the laws
                                            of the State of New York (the
                                            "Insurer" or "Financial Security").
                                            See "The Insurer" herein.

Terms of the Notes.....................     The principal terms of the Notes
                                            will be as described below:

  A. Distribution Dates................     The 21st day of each month (or if
                                            the 21st day is not a Business Day,
                                            the next succeeding Business Day)
                                            commencing August 21, 1997 (each, a
                                            "Distribution Date"). A "Business
                                            Day" is a day other than a
                                            Saturday, Sunday or other day on
                                            which commercial banks located in
                                            New York, Illinois or Florida are
                                            authorized or obligated to be
                                            closed.

  B. Interest Rate.....................     The Notes will bear interest at the
                                            rate of % per annum (the "Interest
                                            Rate"), calculated on the basis of
                                            a 360-day year consisting of twelve
                                            30-day months.

  C. Interest..........................     Interest on the outstanding
                                            principal amount of the Notes will
                                            accrue at the Interest Rate from
                                            the Closing Date (in the case of
                                            the first Distribution Date) or
                                            from the most recent Distribution
                                            Date on which interest has been
                                            paid to but excluding the following
                                            Distribution Date (each an
                                            "Interest Period"). Interest on the
                                            Notes for any Distribution Date due
                                            but not paid on such Distribution
                                            Date will be due on the next
                                            Distribution Date together with
                                            interest on such amount at the
                                            Interest Rate, to the extent
                                            permitted by law. The amount of
                                            interest due and payable on the
                                            Notes on each Distribution Date
                                            will equal 30 days' interest (or,
                                            in the case of the first
                                            Distribution Date, interest accrued
                                            from and including the Closing Date
                                            to but excluding such Distribution
                                            Date) and will be distributed by
                                            the Indenture Trustee on a pro rata
                                            basis to the Noteholders of record
                                            on the last day of the preceding
                                            calendar month (the "Record Date").
                                            See "The Notes - Payments of
                                            Interest" herein.

  D. Principal.........................     Principal distributions will be
                                            made to the Holders of the Notes on
                                            each Distribution Date (other than
                                            the Final Scheduled Distribution
                                            Date) in an amount equal to the sum
                                            of (i) 91% of the Principal
                                            Distributable Amount for such
                                            Distribution Date and (ii) the
                                            aggregate shortfalls in principal
                                            distributions due and payable to
                                            the Noteholders for all prior
                                            Distribution Dates. The Principal
                                            Distributable Amount for any
                                            Distribution Date generally will
                                            equal the sum of the following,
                                            without duplication: (i) that
                                            portion of all collections on the
                                            Receivables (other than Liquidated
                                            Receivables, Receivables
                                            retransferred to the Seller or NAFI
                                            ("Retransferred Receivables") and,
                                            to the extent included in clause
                                            (iv) below, the outstanding
                                            principal balance of Retransfer
                                            Default Receivables) allocable to
                                            principal, including all full and
                                            partial principal prepayments
                                            deposited into the Collection
                                            Account during the calendar month
                                            preceding the calendar month in
                                            which such Distribution Date occurs
                                            (the "Due Period"), (ii) the
                                            outstanding principal balance of
                                            all Receivables that became
                                            Liquidated Receivables during the
                                            related Due Period (other than
                                            Liquidated Receivables that became
                                            Retransferred Receivables during
                                            such

                                            Due Period), (iii) the portion
                                            allocable to principal of the
                                            Purchase Amount paid by the Seller
                                            or NAFI, as the case may be, in
                                            respect of all Receivables that
                                            became Retransferred Receivables on
                                            or prior to the related Reporting
                                            Date and subsequent to the
                                            preceding Reporting Date, (iv) in
                                            the sole discretion of the Insurer,
                                            the outstanding principal balance
                                            as of the related Reporting Date of
                                            all Retransfer Default Receivables,
                                            and (v) the aggregate amount of
                                            Bankruptcy Losses that occurred
                                            during the related Due Period. To
                                            the extent not previously paid, the
                                            remaining outstanding principal
                                            amount of the Notes will be paid in
                                            full on the Final Scheduled
                                            Distribution Date. See "The Notes -
                                            Distributions and Payments "
                                            herein. The Policy guaranties
                                            payment of any principal of the
                                            Notes remaining unpaid on the Final
                                            Scheduled Distribution Date. See
                                            "The Policy" herein. In addition to
                                            the distributions of principal
                                            described above, Noteholders may
                                            also receive distributions of
                                            principal in connection with an
                                            Optional Redemption or Mandatory
                                            Redemption, as described below.

  E. Optional Redemption...............     The Notes will be redeemed in
                                            whole, but not in part, on any
                                            Distribution Date on which the
                                            Seller exercises its option to
                                            purchase the Receivables, which,
                                            subject to certain conditions, may
                                            occur on any Distribution Date on
                                            which the aggregate of the
                                            outstanding principal balances of
                                            the Receivables (the "Pool
                                            Outstanding Principal Balance") is
                                            less than 10% of the Original Pool
                                            Outstanding Principal Balance of
                                            the Receivables. The "Original Pool
                                            Outstanding Principal Balance" will
                                            equal the aggregate outstanding
                                            principal balance of all of the
                                            Receivables, including Additional
                                            Receivables, as of their respective
                                            Cut-off Dates. Such right may be
                                            exercised only with the prior
                                            written consent of the Insurer if a
                                            claim has previously been made
                                            under the Policy and remains
                                            unreimbursed to the Insurer or if
                                            such redemption would result in a
                                            claim under the Policy or would
                                            result in any amount owing to the
                                            Insurer or the Noteholders
                                            remaining unpaid. In connection
                                            with any such redemption, the
                                            Seller will deliver to the
                                            Indenture Trustee an amount equal
                                            the sum of (i) 100% of the
                                            aggregate outstanding principal
                                            balance of the Notes on such
                                            Distribution Date and (ii) all
                                            accrued and unpaid interest thereon
                                            at the Interest Rate.

  F. Mandatory Redemption..............     The Notes will be redeemed in part
                                            on the Distribution Date relating
                                            to the Reporting Date next
                                            succeeding the last day of the
                                            Pre-Funding Period in the event
                                            that any amount remains on deposit
                                            in the Pre-Funding Account after
                                            giving effect to the purchase of
                                            all Additional Receivables,
                                            including any such purchase on such
                                            date (a "Mandatory Redemption").
                                            The aggregate principal amount of
                                            the Notes to be redeemed will be an
                                            amount equal to the amount then on
                                            deposit in the Pre-

                                            Funding Account less any
                                            undistributed investment earnings
                                            on deposit in the Pre-Funding
                                            Account (the "Note Redemption
                                            Amount"). The Policy does not
                                            guaranty any such principal payment
                                            on the Notes from funds on deposit
                                            in the Pre-Funding Account. See
                                            "The Policy" herein.

                                            The Notes may be accelerated and
                                            subject to immediate payment at par
                                            upon the occurrence of an Event of
                                            Default under the Indenture. So
                                            long as no Insurer Default shall
                                            have occurred and be continuing, an
                                            Event of Default under the
                                            Indenture will occur only upon
                                            delivery by the Insurer to the
                                            Indenture Trustee of notice of the
                                            occurrence of certain events of
                                            default under the Insurance and
                                            Indemnity Agreement, dated as of
                                            the Closing Date (the "Insurance
                                            Agreement"), among the Insurer, the
                                            Trust, the Seller and NAFI. In the
                                            case of such an Event of Default,
                                            the Notes will automatically be
                                            accelerated and subject to
                                            immediate payment at par. See "The
                                            Notes Events of Default" herein.
                                            The Policy does not guarantee
                                            payment of any amounts that become
                                            due on an accelerated basis unless
                                            the Insurer elects, in its sole
                                            discretion, to pay such amounts in
                                            whole or in part.
                                            See "The Policy" herein.


The Trust Property.....................     Each Note will represent an
                                            obligation of the Trust secured by
                                            the Trust Property. The assets of
                                            the Trust (the "Trust Property")
                                            will include (i) non-prime motor
                                            vehicle retail installment sale
                                            contracts transferred to the Trust
                                            on the Closing Date (the "Initial
                                            Receivables") and on subsequent
                                            transfer dates (the "Additional
                                            Receivables" and, together with the
                                            Initial Receivables, the
                                            "Receivables"), (ii) all monies
                                            paid or payable thereunder on or
                                            after the applicable Cut-off Date,
                                            (iii) an assignment of the security
                                            interests of NAFI in the new and
                                            used automobiles, light-duty
                                            trucks, vans and minivans financed
                                            thereby (the "Financed Vehicles"),
                                            (iv) the Receivable Files, (v) such
                                            assets as shall from time to time
                                            be deposited in the Collection
                                            Account (the "Collection Account"),
                                            the Distribution Account (the
                                            "Distribution Account"), the Note
                                            Distribution Account (the "Note
                                            Distribution Account"), the
                                            Pre-Funding Account and the
                                            Pre-Funding Period Reserve Account
                                            (as defined herein), each
                                            established pursuant to the Sale
                                            and Servicing Agreement or the
                                            Indenture, (vi) property that
                                            secured a Receivable and that has
                                            been acquired by repossession or
                                            otherwise, (vii) all rights to
                                            insurance proceeds and liquidation
                                            proceeds with respect to the
                                            Receivables and the Financed
                                            Vehicles, (viii) certain rights of
                                            NAFI against Dealers under the
                                            Dealer Agreements and against
                                            Originators under the Originator
                                            Agreements, (ix) all right, title
                                            and interest of the Seller in and
                                            to the Purchase Agreements, (x)
                                            certain other rights under the Sale
                                            and Servicing Agreement in respect
                                            of
                                            representations and warranties made
                                            by the Seller regarding the
                                            Receivables in the Sale and
                                            Servicing Agreement and (xi) the
                                            income and proceeds of the
                                            foregoing and rights to enforce the
                                            foregoing.

The Receivables........................     The Initial Receivables had an
                                            aggregate outstanding principal
                                            balance of $66,156,163.54 as of
                                            June 29, 1997 (the "Initial Cut-off
                                            Date"). Pursuant to the Sale and
                                            Servicing Agreement, the Seller
                                            may, subject to the prior written
                                            consent of the Insurer and
                                            satisfaction of certain conditions
                                            contained in the Sale and Servicing
                                            Agreement, transfer Additional
                                            Receivables to the Trust from time
                                            to time during the Pre-Funding
                                            Period to the extent that funds are
                                            then on deposit in the Pre-Funding
                                            Account. During the Pre-Funding
                                            Period, upon the Seller's written
                                            direction to the Trust Collateral
                                            Agent and the Servicer from time to
                                            time (but not more than once during
                                            each calendar month or as more
                                            frequently consented to in writing
                                            by the Insurer), the Trust will
                                            release funds in the Pre-Funding
                                            Account on the date of any such
                                            transfer (each, a "Subsequent
                                            Transfer Date") to the Seller in an
                                            amount equal to 91% of the
                                            aggregate principal balance of the
                                            Additional Receivables so
                                            transferred as of the close of
                                            business on the third Business Day
                                            (as defined below) prior to the
                                            applicable Subsequent Transfer Date
                                            (each, a "Subsequent Cut-off Date";
                                            the Initial Cut-Off Date and all
                                            Subsequent Cut-off Dates are
                                            collectively referred to as the
                                            "Cut-off Dates").

                                            The Seller will acquire (i) the
                                            Initial Receivables from National
                                            Financial Auto Funding Trust II
                                            ("Funding Trust II"), a Delaware
                                            business trust wholly-owned by NAFI
                                            and affiliates of NAFI, pursuant to
                                            the Sale Agreement, dated as of
                                            June 29, 1997 (the "Sale
                                            Agreement"), between the Seller and
                                            Funding Trust II, and (ii) the
                                            Additional Receivables from NAFI
                                            pursuant to a Purchase and
                                            Contribution Agreement, dated as of
                                            the Closing Date (the "Purchase
                                            Agreement" and, together with the
                                            Sale Agreement, the "Purchase
                                            Agreements") between the Seller and
                                            NAFI. NAFI and Funding Trust II, in
                                            their capacities as transferors of
                                            the Receivables to the Seller, are
                                            herein referred to collectively as
                                            the "NAFI Transferors." The Initial
                                            Receivables constitute, as of the
                                            Initial Cut-off Date, and the
                                            Additional Receivables will
                                            constitute, as of the applicable
                                            Subsequent Cut-off Date, a
                                            substantial portion of the
                                            non-prime motor vehicle retail
                                            installment sale contracts
                                            originated by NAFI satisfying the
                                            selection criteria described
                                            herein. The Additional Receivables
                                            to be transferred to the Trust on
                                            each Subsequent Transfer Date will
                                            be comprised of non-prime motor
                                            vehicle retail installment sale
                                            contracts acquired by NAFI on or
                                            prior to the related Subsequent
                                            Cut-off Date and after the
                                            preceding Cut-off Date. See "The
                                            Receivables Pool,General" herein.

                                            As of the Initial Cut-off Date, the
                                            weighted average annual percentage
                                            rate, as such term is used with
                                            respect to the Federal
                                            Truth-in-Lending Act ("APR") of the
                                            Initial Receivables was
                                            approximately 19.38% and the
                                            weighted average remaining
                                            scheduled maturity on the Initial
                                            Receivables was approximately 50.31
                                            months and the percentage of the
                                            aggregate principal balance of the
                                            Initial Receivables as of the
                                            Initial Cut-off Date relating to
                                            the financing of used Financed
                                            Vehicles was 80.45%. The final
                                            scheduled payment date on the
                                            Initial Receivable with the latest
                                            maturity is June 29, 2002. The
                                            maturity dates of the Receivables
                                            may be extended under certain
                                            circumstances. The actual final
                                            payment date of the Notes may be
                                            earlier than the final scheduled
                                            payment date of the Receivables due
                                            to prepayments on the Receivables.
                                            See "Risk Factors - Yield and
                                            Prepayment Considerations" herein
                                            and "The Receivables Pool - Average
                                            Life of the Receivables" herein.
                                            Following the transfer of any
                                            Additional Receivables to the
                                            Trust, the weighted average APR of
                                            the Receivables may be as low as
                                            18.00%, the weighted average
                                            remaining term of the Receivables
                                            may be as high as 55 months, the
                                            percentage of the aggregate
                                            outstanding principal balance of
                                            the Receivables represented by
                                            Receivables relating to loans for
                                            the purchase of used Financed
                                            Vehicles may be as high as 80% and
                                            the final scheduled payment date on
                                            the Receivable with the latest
                                            maturity may be as late as October
                                            30, 2002. See "The Receivables
                                            Pool" herein and "The Receivables"
                                            in the accompanying Prospectus.

Final Scheduled
  Distribution Date ....................    The Distribution Date occurring in
                                            November, 2003 (the "Final
                                            Scheduled Distribution Date").

Subordination of the
  Certificates  .......................     The Certificates represent the
                                            right to receive distributions of
                                            funds remaining in the Distribution
                                            Account on each Distribution Date
                                            after all other payments required
                                            to be made on such Distribution
                                            Date that are described under "The
                                            Notes - Distributions and Payments"
                                            have been made. To the extent that
                                            the amount on deposit in the Spread
                                            Account on any Distribution Date is
                                            less than as required under the
                                            Spread Account Agreement, amounts
                                            remaining in the Distribution
                                            Account after distribution of the
                                            Servicing Fee and certain other
                                            fees payable by the Trust,
                                            principal and interest in respect
                                            of the Notes and any amounts
                                            payable to the Insurer will be
                                            deposited in the

                                            Spread Account in the amount of
                                            such deficiency. Because the amount
                                            required to be on deposit in the
                                            Spread Account or the existence
                                            thereof may be modified or
                                            terminated by the Insurer prior to
                                            the occurrence and continuation of
                                            an Insurer Default with the consent
                                            of the Seller but without the
                                            consent of the Indenture Trustee or
                                            the Noteholders, Noteholders should
                                            not rely on the Spread Account for
                                            payments of principal of, or
                                            interest on, the Notes. See "The
                                            Notes - Subordination of the
                                            Certificates; Spread Account"
                                            herein.

Pre-Funding Account....................     The Pre-Funding Account will be
                                            established by and maintained with
                                            the Trust Collateral Agent. The
                                            Pre-Funding Account will be funded
                                            on the Closing Date with a portion
                                            of the proceeds of the offering of
                                            the Notes in the amount of
                                            $6,689,091.18 (the "Pre-Funded
                                            Amount"). During the period (the
                                            "Pre-Funding Period") from and
                                            including the Closing Date until
                                            the earlier of (i) the date on
                                            which the balance of funds on
                                            deposit in the Pre-Funding Account
                                            is reduced to an amount less than
                                            $100,000, (ii) the date on which an
                                            Event of Default occurs under the
                                            Indenture or a Servicer Termination
                                            Event occurs under the Sale and
                                            Servicing Agreement and (iii) the
                                            close of business on October 30,
                                            1997, the Pre-Funded Amount will be
                                            reduced by amounts released to the
                                            Seller in connection with the
                                            transfer of Additional Receivables
                                            to the Trust in accordance with the
                                            Sale and Servicing Agreement. On
                                            the Distribution Date related to
                                            the Reporting Date next succeeding
                                            termination of the Pre-Funding
                                            Period, the Notes will be subject
                                            to Mandatory Redemption in a
                                            principal amount equal to the
                                            amount, if any, remaining on
                                            deposit in the Pre-Funding Account
                                            at the close of business on the
                                            last day of the Pre-Funding Period
                                            less any undistributed investment
                                            earnings therein. Earnings on
                                            reinvestment of amounts on deposit
                                            in the Pre-Funding Account will be
                                            deposited monthly into the
                                            Collection Account. Amounts on
                                            deposit in the Pre-Funding Account
                                            will be applied to the purchase of
                                            Additional Receivables not more
                                            frequently than monthly during the
                                            Pre-Funding Period unless the
                                            Insurer consents to more frequent
                                            transfers. See "The Trust
                                            Agreements,Sale and Assignment of
                                            Receivables" herein.

Pre-Funding Period
  Reserve Account........................   On the Closing Date, the Indenture
                                            Trustee at the direction of the
                                            Seller will deposit approximately
                                            $86,824.40 from the proceeds of the
                                            sale of the Notes into the
                                            Pre-Funding Period Reserve Account.
                                            Amounts deposited therein will be
                                            transferred to the Note
                                            Distribution Account by the Trust
                                            Collateral Agent on each
                                            Distribution Date occurring on or
                                            prior to the Distribution Date next
                                            succeeding termination of the
                                            Pre-Funding Period in an amount
                                            equal to the excess of (i) interest
                                            accrued at the Interest Rate on the
                                            amount of funds on
                                            deposit in the Pre-Funding Account
                                            for the period from and including
                                            the preceding Distribution Date
                                            (or, in the case of the first
                                            Distribution Date, the Closing
                                            Date) to but not including the
                                            current Distribution Date over (ii)
                                            the actual amount of investment
                                            earnings on amounts on deposit in
                                            the Pre-Funding Account from and
                                            including the preceding
                                            Distribution Date (or, in the case
                                            of the first Distribution Date, the
                                            Closing Date) to the current
                                            Distribution Date. If after making
                                            any required transfers to the Note
                                            Distribution Account on any
                                            Distribution Date the amount on
                                            deposit in the Pre-Funding Period
                                            Reserve Account exceeds the
                                            Required Reserve Amount (as defined
                                            herein), the Trust Collateral Agent
                                            will distribute such excess to the
                                            Seller. On the Distribution Date
                                            related to the Reporting Date
                                            immediately following termination
                                            of the Pre-Funding Period, any
                                            amounts remaining in the
                                            Pre-Funding Period Reserve Account
                                            (after application to interest
                                            payable on the Notes as described
                                            above) shall be paid to the Seller
                                            pursuant to the Sale and Servicing
                                            Agreement. Thereafter, the
                                            Pre-Funding Period Reserve Account
                                            shall be closed.

Spread Account.........................     The Spread Account will be
                                            established and maintained by
                                            Harris Trust and Savings Bank, as
                                            collateral agent (the "Collateral
                                            Agent") under the Spread Account
                                            Agreement, dated as of the Closing
                                            Date, among the Seller, the Insurer
                                            and the Collateral Agent (the
                                            "Spread Account Agreement"). The
                                            Spread Account will not be property
                                            of the Trust, but will be held by
                                            the Collateral Agent for the
                                            benefit of the Noteholders and the
                                            Insurer. The Spread Account will be
                                            funded on the Closing Date with a
                                            portion of the proceeds of the sale
                                            of the Notes in the amount of
                                            $1,470,136.26 and, on each
                                            Distribution Date, from amounts
                                            otherwise distributable in respect
                                            of deposits to the Pre-funding
                                            Period Reserve Account, payment of
                                            certain expenses payable by the
                                            Trust and the Certificates. See
                                            "The Notes - Distributions and
                                            Payments" herein. Pursuant to the
                                            Spread Account Agreement, amounts
                                            on deposit in the Spread Account
                                            will be available to pay the
                                            Servicing Fee and certain other
                                            fees payable by the Trust, to make
                                            distributions of the Note
                                            Distributable Amount on any
                                            Distribution Date to the
                                            Noteholders and to make payments
                                            due to the Insurer pursuant to the
                                            Sale and Servicing Agreement, the
                                            Insurance Agreement or the
                                            Indenture. Because the amount
                                            required to be on deposit in the
                                            Spread Account or the existence
                                            thereof may be modified or
                                            terminated by the Insurer prior to
                                            the occurrence and continuation of
                                            an Insurer Default with the consent
                                            of the Seller but without the
                                            consent of the Indenture Trustee or
                                            the Noteholders, Noteholders should
                                            not rely on the Spread Account for
                                            payments of principal of, or
                                            interest on, the Notes. See "The
                                            Notes - Subordination of the
                                            Certificates; Spread Account"
                                            herein.

The Policy.............................     On the Closing Date, the Insurer
                                            will issue the Policy to the Trust
                                            Collateral Agent for the benefit of
                                            the Noteholders pursuant to which
                                            the Insurer will unconditionally
                                            and irrevocably guarantee to the
                                            Noteholders the payment of interest
                                            due on the Notes on each
                                            Distribution Date and the ultimate
                                            payment in full of the principal
                                            amount of the Notes remaining
                                            outstanding on the Final Scheduled
                                            Distribution Date, in each case in
                                            accordance with the terms and
                                            conditions of the Policy. See "The
                                            Policy." The Insurer will have the
                                            right to terminate the Servicer
                                            upon the occurrence of a Servicer
                                            Termination Event. See "The Policy"
                                            and "The Sale and Servicing
                                            Agreement - Servicer Termination
                                            Event" herein.

Mandatory Retransfer of Certain
  Receivables...........................    The Seller will make certain
                                            warranties in the Sale and
                                            Servicing Agreement with respect to
                                            the Receivables. If (i) the Seller
                                            breaches any such warranty with
                                            respect to a Receivable, (ii) such
                                            breach materially and adversely
                                            affects the interests of the
                                            Noteholders, the Certificateholders
                                            or the Insurer in such Receivable,
                                            and (iii) the Seller does not
                                            correct or cure such breach by the
                                            Reporting Date occurring during the
                                            second full calendar month
                                            following discovery by the
                                            Servicer, any subservicer or the
                                            Seller or the date the Trust
                                            Collateral Agent received notice of
                                            such breach pursuant to the Sale
                                            and Servicing Agreement, the Seller
                                            will be required to repurchase such
                                            Receivable pursuant to the Sale and
                                            Servicing Agreement. NAFI will
                                            generally be obligated to
                                            repurchase such Receivable from the
                                            Seller pursuant to the Purchase
                                            Agreement contemporaneously with
                                            the Seller's repurchase from the
                                            Trust. In addition, the repurchase
                                            obligations of NAFI under the
                                            Purchase Agreements will be
                                            assigned by the Seller to the Trust
                                            and by the Trust to the Trust
                                            Collateral Agent for the benefit of
                                            the Noteholders and the Insurer and
                                            may be enforced by the Trust
                                            Collateral Agent in the event the
                                            Seller defaults in its repurchase
                                            obligation. No assurance can be
                                            given that the Seller or NAFI will
                                            at any time have sufficient funds
                                            to satisfy any such retransfer
                                            requirement. Mandatory retransfers
                                            to the Seller of the Receivables
                                            will reduce the average life of the
                                            Notes and could result in the
                                            Holders of the Notes receiving
                                            unexpected principal payments at a
                                            time when such Holders are unable
                                            to reinvest such payments in
                                            investments having a yield and
                                            rating comparable to the yield and
                                            rating on the Notes. See "Risk
                                            Factors - Yield and Prepayment
                                            Considerations."

Tax Status ............................     Subject to the discussion below
                                            (See "Certain Federal Income Tax
                                            Consequences"), under the Internal
                                            Revenue Code of 1986 (the "Code"),
                                            as amended, and existing
                                            regulations, administrative rules
                                            and judicial decisions, counsel to
                                            the Seller
                                            is of the opinion that the Notes
                                            will be characterized as
                                            indebtedness for federal income tax
                                            purposes and the Trust will not be
                                            characterized as an association (or
                                            a publicly traded partnership) that
                                            is taxable as a corporation. Each
                                            Noteholder, by the acceptance of a
                                            Note, will agree to treat the Notes
                                            as indebtedness for federal income
                                            tax purposes. See "Certain Federal
                                            Income Tax Consequences" herein and
                                            in the accompanying Prospectus.

ERISA Considerations ..................     Subject to the conditions and
                                            considerations discussed under
                                            "ERISA Considerations," the Notes
                                            are eligible for purchase by
                                            pension, profit-sharing or other
                                            employee benefit plans as well as
                                            individual retirement accounts and
                                            certain types of Keogh Plans (each,
                                            a "Benefit Plan"). See "ERISA
                                            Considerations" herein.

Rating ................................     As a condition of issuance, the
                                            Notes will be rated "AAA" by
                                            Standard & Poor's Ratings Services
                                            ("S&P") and "Aaa" by Moody's
                                            Investors Service, Inc. ("Moody's"
                                            and, together with S&P, the "Rating
                                            Agencies") on the basis of the
                                            issuance of the Policy by the
                                            Insurer. There is no assurance that
                                            the ratings initially assigned to
                                            the Notes will not subsequently be
                                            lowered or withdrawn by the Rating
                                            Agencies. Such ratings will not
                                            constitute an assessment of the
                                            likelihood that principal
                                            prepayments on the Receivables
                                            underlying the Notes will be made
                                            by the Obligors thereon or of the
                                            degree to which the rate of such
                                            prepayments might differ from that
                                            originally anticipated. See "Risk
                                            Factors - Ratings on Notes" herein.

                                  RISK FACTORS


         Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Notes:

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

         As of the Initial Cut-off Date, Obligors with respect to approximately 25.15%, 17.28% and 10.16% of the Receivables (based on Cut-off Date principal balance and mailing addresses) were located in Georgia, North Carolina and Florida, respectively. See "The Receivables Pool." Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

         NAFI commenced operations in October 1994. Although NAFI has calculated and presented herein its net loss experience with respect to its servicing portfolio of Receivables, there can be no assurance that the information presented will reflect actual future experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to NAFI's servicing portfolio. See "The Receivables Pool - Delinquency, Repossession and Loss Information" herein.

RATINGS ON NOTES

         It is a condition to the issuance of the Notes that they be rated "AAA" by S&P and "Aaa" by Moody's on the basis of the issuance of the Policy by the Insurer. A rating is not a recommendation to purchase, hold or sell the Notes. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that the rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

YIELD AND PREPAYMENT CONSIDERATIONS

         The Notes will be redeemed in part on the Distribution Date following the end of the Pre-Funding Period if and to the extent that Additional Receivables are not transferred to the Trust in amounts sufficient to fully utilize the Pre-Funded Amount.

         On the Closing Date, $66,156,163.54 in aggregate outstanding principal amount of Initial Receivables will be transferred and assigned to the Trust by the Seller. In addition, on the Closing Date the Pre-Funded Amount will be deposited by the Indenture Trustee in the Pre-Funding Account from the proceeds of the sale of the Notes. NAFI's inability to generate Additional Receivables during the Pre-Funding Period in an amount sufficient to permit application of the entire Pre-Funded Amount to the purchase of Additional Receivables will result in a Mandatory Redemption on the Distribution Date relating to the Reporting Date next succeeding the termination of the Pre-Funding Period in an amount equal to the amount remaining on deposit in the Pre-Funding Account less any undistributed investment earnings on deposit therein. In addition, any transfer and assignment of Additional Receivables to the Trust will be subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Additional Receivable must satisfy the eligibility criteria with respect to the Receivables specified in the Sale and Servicing Agreement; (ii) as of such Subsequent Transfer Date, the Receivables in the Trust, together with the Additional Receivables to be transferred and assigned by the Seller to the Trust on such Subsequent Transfer Date, must meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cut-off Date and any Additional Receivable as of the related Subsequent Cut-off Date): (a) the weighted average APR of such Receivables must not be less than 18.00%, (b) the weighted average remaining term of such Receivables must not be greater than 55 months, (c) not more than 80% of the aggregate outstanding principal balance of such Receivables may relate to loans for the purchase of used Financed Vehicles, and
(d) the final scheduled payment date on the Receivable with the latest maturity will not be later than October 30, 2002; (iii) the Seller shall have executed and delivered to the Owner Trustee a written assignment (a "Subsequent Transfer Agreement") conveying such Additional Receivables to the Trust (including a schedule identifying such Additional Receivables); and (iv) the Insurer shall, in its sole and absolute discretion, have consented in writing to the transfer and assignment of such Additional Receivables to the Trust.

         It is anticipated that the Additional Receivables Purchase Price of Additional Receivables transferred and assigned to the Trust will not be exactly equal to the amounts on deposit in the Pre-Funding Account and, therefore, that there will be at least a nominal amount of principal prepaid to the Noteholders on the Distribution Date immediately following the end of the Pre-Funding Period.

DEPENDENCE ON NAFI FOR THE TRANSFER OF ADDITIONAL RECEIVABLES

         None of the Seller, NAFI or any affiliate of either is generally obligated to make any payments in respect of the Notes or the Receivables. However, the ability of the Seller to transfer and assign Additional Receivables to the Trust on Subsequent Transfer Dates is completely dependent upon the generation or acquisition of additional motor vehicle retail installment sale contracts by NAFI. If, during the Pre-Funding Period, NAFI is unable to generate or acquire sufficient additional motor vehicle retail installment sale contracts to the Seller, or if such contracts do not satisfy the eligibility criteria described herein, the ability of the Seller to transfer and assign Additional Receivables to the Trust will be adversely affected. There can be no assurance that NAFI will continue to generate or acquire motor vehicle installment sale contracts that satisfy the criteria set forth in the Sale and Servicing Agreement at the same rate that they have generated or acquired such contracts in recent months or that the Insurer will consent to the transfer of such contracts to the Trust.

EVENTS OF DEFAULT UNDER THE INDENTURE

         So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture and an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes.

Following the occurrence of an Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy to enable the Trust to continue to make payments of the Scheduled Payments with respect to the Notes. Following the occurrence of an Event of Default, however, the Insurer may, in its sole discretion, elect to pay all or any portion of the outstanding principal amount of the Notes, plus accrued interest thereon.


                                   THE TRUST


         The following information supplements the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

         The Issuer, National Auto Finance 1997-1 Trust, is a business trust formed under the laws of the State of Delaware. The Seller will establish the Trust pursuant to the Trust Agreement and will transfer and assign the Receivables and the other Trust Property to the Trust in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, distributing payments thereon and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         Each Note will be secured by the pledge of the Trust Property by the Trust to the Trust Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. The Trust Property will include
(i) the Receivables, (ii) all monies paid or payable thereunder on or after the applicable Cut-off Date, (iii) an assignment of the security interests of NAFI in the Financed Vehicles, (iv) the Receivable Files, (v) such assets as shall from time to time be deposited in the Collection Account (the "Collection Account"), the Distribution Account (the "Distribution Account"), the Note Distribution Account (the "Note Distribution Account"), the Pre-Funding Account and the Pre-Funding Period Reserve Account (as defined herein), each established pursuant to the Sale and Servicing Agreement or the Indenture, (vi) property that secured a Receivable and that has been acquired by repossession or otherwise, (vii) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables and the Financed Vehicles, (viii) certain rights of NAFI against Dealers under the Dealer Agreements and against Originators under the Originator Agreements, (ix) all right, title and interest of the Seller in and to the Purchase Agreements, (x) certain other rights under the Sale and Servicing Agreement in respect of representations and warranties made by the Seller regarding the Receivables and (xi) the income and proceeds of the foregoing and any and all rights to enforce the foregoing. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents - Collections" in the accompanying Prospectus.

         Prior to the Servicing Transfer Date, OFSA, as custodian on behalf of the Trust (the "Custodian"), will hold the original installment sales contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In connection with the Servicing Transfer Date, OFSA will transfer the Receivable Files to the Trust Collateral Agent, and the Trust Collateral Agent, or a custodian on behalf of the Trust Collateral Agent, will thereafter maintain possession of the Receivable Files. In order to protect the Trust's ownership interest in the Receivables and the Trust Collateral Agent's security interest in the Receivables, the NAFI Transferors and the Seller will each file UCC-1 financing statements in Florida and Delaware to give notice of the Trust's ownership of the Receivables and the related Trust Property and the Trust will file UCC-1 financing statements in

Florida and Delaware to give notice of the Trust Collateral Agent's security interest in the Trust Property for the benefit of the Indenture Trustee and the Certificate Insurer.

THE OWNER TRUSTEE

         Wilmington Trust Company, the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Rodney Square North, Wilmington, DE, 19890. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

         Harris Trust and Savings Bank is the Indenture Trustee (the "Indenture Trustee") under the Indenture, the Trust Collateral Agent (the "Trust Collateral Agent") under the Sale and Servicing Agreement and the Collateral Agent (the "Collateral Agent")) under the Spread Account Agreement. Harris Trust and Savings Bank is an Illinois banking association the principal offices of which are located at 311 West Monroe Street, Chicago, Illinois 60606 (telephone (312) 461-4662).


                                USE OF PROCEEDS


         The net proceeds to be received by the Seller from the sale of the Notes will be applied (i) to the purchase of the Receivables from Funding Trust II, (ii) to make the initial deposit to the Spread Account, (iii) to make the deposit of the Pre-Funded Amount to the Pre-Funding Account and (iv) to make the initial deposit to the Pre-Funding Period Reserve Account. Substantially all of the proceeds of the sale of the Initial Receivables by Funding Trust II to the Seller will be distributed to First Union National Bank of North Carolina as holder of the most senior class of certificates issued by a trust with respect to which Funding Trust II acts as depositor. First Union National Bank of North Carolina is an affiliate of the Underwriter.


                             THE RECEIVABLES POOL


GENERAL

         The Seller will acquire (i) the Initial Receivables from National Financial Auto Funding Trust II ("Funding Trust II"), a Delaware business trust wholly-owned by NAFI and affiliates of NAFI, on the Closing Date pursuant to the Sale Agreement and (ii) the Additional Receivables from NAFI pursuant to a Purchase and Contribution Agreement, dated as of the Closing Date (the "Purchase Agreement" and, together with the Sale Agreement, the "Purchase Agreements") between the Seller and NAFI. NAFI and Funding Trust II, in their capacities as transferors of the Receivables to the Seller, are herein referred to collectively as the "NAFI Transferors." The Initial Receivables represent, as of the Initial Cut-off Date, and the Subsequent Receivables will represent, as of the related Subsequent Cut-off Date, a substantial portion of NAFI's retail motor vehicle installment sale contracts which (a) are secured by a new or used automobile, light-duty truck, van or minivan, (b) have a remaining maturity, original maturity and an APR at origination within the ranges set forth in this paragraph, (c) are dated on or after January 28, 1995, (d) were not more than 30 days delinquent as of the Initial Cut-off Date or the

Subsequent Cut-off Date, as the case may be, and (e) satisfy the representations and warranties required to be made with respect thereto under the Sale and Servicing Agreement. Approximately 80.25% of the Receivables (by outstanding principal balance as of the Initial Cut-off Date) were acquired by NAFI from Dealers pursuant to Dealer Agreements and the balance of the Receivables were acquired by NAFI from other Originators pursuant to Originator Agreements. As of the Initial Cut-off Date, approximately 97.83% of the Receivables (by outstanding principal balance) were fully amortizing with level payments over their terms. As of the Initial Cut-off Date, Initial Receivables representing approximately 80.45% of the outstanding principal balance of the Initial Receivables were secured by Financed Vehicles that were used vehicles at the time of origination and the remainder were secured by Financed Vehicles that were new at such time. All Initial Receivables have an APR of at least 14.00% and not more than 29.00% and the weighted average APR of the Initial Receivables is approximately 19.38%. The Initial Receivables had remaining scheduled maturities as of the Initial Cut-off Date of at least 5 months but not more than 60 months and original maturities of at least 10 months but not more than 60 months. The final scheduled payment date on the Initial Receivable with the latest maturity is June 29, 2002. The weighted average remaining scheduled maturity of the Initial Receivables as of the Initial Cut-off Date was approximately 50.31 months. The average outstanding principal balance per Initial Receivable as of the Initial Cut-off Date was approximately $11,618.57. Initial Receivables providing for payment according to the simple interest and the actuarial method represent approximately 99.93% and 0.07%, respectively, of the aggregate principal balance of the Initial Receivables as of the Initial Cut-off Date. Based upon the Servicer's billing records, the Dealers and Originators with respect to the Initial Receivables were domiciled in 31 states as of the Initial Cut-off Date.

       COMPOSITION OF INITIAL RECEIVABLES AS OF THE INITIAL CUT-OFF DATE


   WEIGHTED AVERAGE
 ANNUAL PERCENTAGE                              NUMBER OF                               WEIGHTED AVERAGE         WEIGHTED AVERAGE
 RATE OF RECEIVABLES    AGGREGATE PRINCIPAL  RECEIVABLES IN     AVERAGE PRINCIPAL       ORIGINAL TERM TO        REMAINING TERM TO
     (RANGE)(1)               BALANCE             POOL               BALANCE            MATURITY (RANGE)(1)     MATURITY (RANGE)(1)
 -------------------    -------------------  --------------    -------------------     -------------------     -------------------

     19.38%             $66,156,163.54          5,694            $11,618.57                  53.88 Mo.              50.31 Mo.

(14.00 - 29.00%)                                                                          (10 - 60 Mo.)            (5 - 60 Mo.)



--------------------------------------------------------
(1) Based on outstanding principal balance of Initial Receivables as of the Initial Cut-off Date.

The following table sets forth information, as of the Initial Cut-off Date, regarding the number, outstanding principal balances and percentages of the Pool Outstanding Principal Balance of the Initial Receivables in each of the states listed below, determined on the basis of the geographic location of the applicable Dealer or Originator as reflected in the records of the Servicer.




                                             OUTSTANDING                                            WEIGHTED AVERAGE
                             NUMBER OF        PRINCIPAL               PERCENTAGE OF POOL            ORIGINAL TERM TO
   STATE                       LOANS           BALANCE          OUTSTANDING PRINCIPAL BALANCE      MATURITY IN MONTHS
   -----                     ---------        ---------         -----------------------------      ------------------
Arizona                          132          $ 1,245,220               1.88%                          53.55

California                       345            3,601,246               5.44%                          52.60

Connecticut                        8              107,807               0.16%                          52.18

Florida                          586            6,724,396              10.16%                          53.72

Georgia                        1,328           16,638,114              25.15%                          54.91

Idaho                              2               18,463               0.03%                          49.76

Illinois                          18              153,637               0.23%                          54.04

Indiana                           59              502,850               0.76%                          49.50

Iowa                              11               84,159               0.13%                          47.85

Kansas                             9               98,993               0.15%                          55.01

Kentucky                           5               39,605               0.06%                          42.24

Louisiana                         16              212,504               0.32%                          56.98

Massachusetts                      4               25,515               0.04%                          42.68

Maryland                         130            1,517,515               2.29%                          54.37

Maine                              2               23,502               0.04%                          48.00

Missouri                          80              978,301               1.48%                          55.04

Mississippi                       15              155,305               0.23%                          50.99

North Carolina                   889           11,428,813              17.28%                          55.33

New Hampshire                      2               10,332               0.02%                          30.00

New Jersey                        75            1,106,737               1.67%                          56.37

New Mexico                         1                9,835               0.01%                          48.00

New York                          22              320,258               0.48%                          57.72

Ohio                              22              263,516               0.40%                          53.45

Oklahoma                          31              323,336               0.49%                          49.84

Pennsylvania                     567            3,761,576               5.69%                          41.63

South Carolina                   418            5,159,059               7.80%                          54.97

South Dakota                       1                3,620               0.01%                          30.00

Tennessee                        129            1,830,102               2.77%                          56.89

Texas                            463            5,717,232               8.64%                          54.15

Virginia                         323            4,087,159               6.18%                          55.19

Washington                         1                7,454               0.01                           48.00
                            --------          -----------             ------                           -----

Total                          5,694          $66,156,164             100.00%                          53.88


                                                                                      FINAL SCHEDULED
                          WEIGHTED AVERAGE         AVERAGE OUTSTANDING    WEIGHTED    PAYMENT DATE OF
                         REMAINING MATURITY OF     PRINCIPAL BALANCE      AVERAGE     RECEIVABLE WITH
                         RECEIVABLES IN MONTHS       OF RECEIVABLES        APR        LATEST MATURITY
                         ---------------------     -------------------    --------    ---------------
Arizona                         44.47                  $   9,433           23.97%        11/29/2001

California                      46.73                     10,438           20.16%        06/17/2002

Connecticut                     51.78                     13,476           16.70%        06/20/2002

Florida                         49.98                     11,475           20.05%        06/22/2002

Georgia                         51.77                     12,529           19.11%        06/28/2002

Idaho                           38.76                      9,231           21.00%        01/13/2001

Illinois                        43.24                      8,535           23.05%        11/07/2001

Indiana                         40.78                      8,523           20.77%        06/16/2002

Iowa                            36.18                      7,651           21.47%        02/28/2001

Kansas                          53.89                     10,999           18.00%        05/27/2002

Kentucky                        34.26                      7,921           21.00%        11/29/2000

Louisiana                       55.32                     13,282           18.62%        05/27/2002

Massachusetts                   33.74                      6,379           18.77%        11/13/2000

Maryland                        50.48                     11,673           19.78%        06/17/2002

Maine                           47.00                     11,751           18.00%        05/29/2001

Missouri                        52.83                     12.229           18.29%        06/20/2002

Mississippi                     45.16                     10,354           20.02%        04/29/2002

North Carolina                  52.53                     12,856           18.75%        06/27/2002

New Hampshire                   28.03                      5,166           21.00%        12/17/1999

New Jersey                      55.49                     14,756           19.58%        06/28/2002

New Mexico                      48.00                      9,835           18.00%        06/10/2001

New York                        57.15                     14,557           18.96%        06/20/2002

Ohio                            48.89                     11,978           20.99%        06/25/2002

Oklahoma                        47.56                     10,430           19.01%        06/09/2002

Pennsylvania                    38.77                      6,634           20.04%        06/20/2002

South Carolina                  52.01                     12,342           19.22%        06/28/2002

South Dakota                    16.00                      3,620           21.00%        10/15/1998

Tennessee                       54.07                     14,187           18.42%        06/25/2002

Texas                           49.17                     12,348           18.96%        06/28/2002

Virginia                        51.78                     12,654           19.49%        06/29/2002

Washington                      36.00                      7,454           21.00%        05/22/2000
                                -----                  ---------           -----         ----------

Total                           50.31                  $  11,619           19.38%        06/29/2002

 DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR AS OF THE INITIAL CUT-OFF DATE



                                              PERCENTAGE OF                                        WEIGHTED AVERAGE
                                                  POOL        WEIGHTED AVERAGE ORIGINAL          REMAINING TERM TO
                                OUTSTANDING    OUTSTANDING      TERM TO MATURITY IN                  MATURITY OF
                   NUMBER OF     PRINCIPAL      PRINCIPAL       -------------------                 RECEIVABLES IN
      APR         RECEIVABLES    BALANCE        BALANCE              MONTHS                            MONTHS
      ---         -----------   -----------     -------              ------                            ------
 14.000                 1       $    14,779      0.02%                60.00                            56.00
 14.001 - 15.000        5            86,057      0.13%                60.00                            56.30
 15.001 - 16.000        8           126,023      0.19%                60.00                            57.71
 16.001 - 17.000      665        10,425,615     15.76%                59.61                            56.98
 17.001 - 18.000    1,143        15,634,364     23.63%                57.30                            54.28
 18.001 - 19.000    1,292        16,583,053     25.07%                56.13                            52.94
 19.001 - 20.000      313         3,554,659      5.37%                51.17                            47.62
 20.001 - 21.000    1,089         8,499,141     12.85%                45.17                            39.14
 21.001 - 22.000      428         4,680,979      7.08%                50.12                            47.46
 22.001 - 23.000       23           230,738      0.35%                50.93                            45.97
 23.001 - 24.000      184         1,753,953      2.65%                52.07                            44.32
 24.001 - 25.000      390         3,461,555      5.23%                44.75                            41.73
 25.001 - 26.000       64           500,129      0.76%                44.71                            36.72
 26.001 - 27.000       33           234,677      0.35%                38.24                            33.94
 27.001 - 28.000       46           297,724      0.45%                34.17                            31.73
 28.001 - 29.000       10            72,719      0.11%                38.63                            32.00
 Total              5,694       $66,156,164    100.00%                53.88                            50.31


                          AVERAGE
                        OUTSTANDING          FINAL SCHEDULED PAYMENT DATE
                     PRINCIPAL BALANCES        OF RECEIVABLE WITH LATEST
      APR              OF RECEIVABLES                 MATURITY
      ---               -----------            -----------------------
 14.000                  $14,779                    02/28/2002
 14.001 - 15.000          17,211                    06/20/2002
 15.001 - 16.000          15,753                    05/18/2002
 16.001 - 17.000          15,678                    06/29/2002
 17.001 - 18.000          13,678                    06/28/2002
 18.001 - 19.000          12,835                    06/27/2002
 19.001 - 20.000          11,357                    06/25/2002
 20.001 - 21.000           7,805                    06/17/2002
 21.001 - 22.000          10,937                    06/28/2002
 22.001 - 23.000          10,032                    05/21/2002
 23.001 - 24.000           9,532                    06/22/2002
 24.001 - 25.000           8,876                    06/14/2002
 25.001 - 26.000           7,815                    04/19/2001
 26.001 - 27.000           7,111                    03/14/2002
 27.001 - 28.000           6,472                    05/13/2002
 28.001 - 29.000           7,272                    09/05/2000
 Total                   $11,619                    06/29/2002

ORIGINATOR CONCENTRATION

         Two Originators originated approximately 4.42% and 4.38%, respectively, of the aggregate principal balance of the Initial Receivables as of the Initial Cut-off Date. No other Originator, Dealer or group of affiliated Dealers originated more than 3.24% of the aggregate principal balance of the Initial Receivables as of the Initial Cut-off Date. The failure of any one or more Originators or Dealers to repurchase Receivables under an Originator Agreement or Dealer Agreement with NAFI upon breaches of representations or warranties made with respect thereto could materially and adversely impact NAFI's ability to honor any corresponding repurchase obligation under the Trust Documents and consequently the Seller's ability to honor any corresponding retransfer obligation under the Trust Documents. Although NAFI historically has not had any material problems with Originators or Dealers failing to honor their repurchase obligations, no representations are made as to the financial condition of any Originator or Dealer and no assurance can be given that any Originator or Dealer from whom NAFI purchased Receivables will have the financial ability to perform its repurchase obligations, if any, under its Originator Agreement or Dealer Agreement, as applicable. In the event that full payment of a Receivable required to be retransferred to the Seller is not received, the Seller defaults in its obligation to accept a retransfer of such Receivable, the obligor under such Receivable defaults thereon and the Insurer fails to pay any claim under the Policy, Noteholders may sustain a loss of principal and interest on their Notes.

AVERAGE LIFE OF THE RECEIVABLES

         As of the Initial Cut-off Date, the weighted average remaining scheduled maturity of the Initial Receivables was approximately 50.31 months, based on the following assumptions: (i) the Initial Receivables have the characteristics described herein, (ii) all scheduled payments on the Initial Receivables will be made on the last day of each month, and (iii) no principal prepayments in full (including prepayments resulting from defaults, from repurchases of Initial Receivables by the Seller or the Servicer and from the application of insurance proceeds) will be made on the Initial Receivables.

         As described in the related Prospectus under the caption "The Receivables - Types of Receivables - Simple Interest Receivables," additional payments may be scheduled at the maturity dates of certain Receivables as a result of late payments thereon, which could have the effect of extending the weighted average remaining scheduled maturity of the Receivables at any given time. In addition, the maturity dates of the Receivables may be extended under the circumstances described in the accompanying Prospectus under the caption "Description of the Purchase Agreements and the Trust Documents - Collection and Servicing Procedures."

         Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size in a given assumed pool and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the closing date for the Notes occurs on July 23, 1997, (ii) distributions on the Notes are made on the 21st day of each month regardless of the day on which the Distribution Date actually occurs, commencing on August 21, 1997, (iii) no delinquencies or defaults in the payment of principal and interest on the Receivables are experienced, (iv) no Receivable is repurchased for breach of representation and warranty or otherwise, (v) the Cut-off Date for the Initial Receivables is June 29, 1997, (vi) the Due Period related to each Distribution Date is the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, from and including the Initial Cut-off Date to July 31, 1997), (vii) during the Pre-Funding Period new Receivables are transferred to the trust with an Additional Receivables Purchase Price equal to the Pre-Funded Amount in four equal monthly transfers, with a term of 51 months and an APR of 19.38% per annum, (viii) prepayments on the Receivables are received on the last day of each month at the indicated ABS prepayment speed,
(ix) the Interest Rate is % per annum, (x) the Servicing Fee is 2% per annum,
(xi) no Event of Default under the Indenture occurs, (xii) the fees of the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent and the Collateral Agent are cumulatively $6,000 per annum, (xiii) the Insurer receives a monthly fee based on the outstanding insured Note balance, (xiv) the contract pool is comprised of 69 pools stratified by the remaining term (i.e., the period from the payment date with respect to which the most recent payment on the Receivable was received to the maturity of such Receivable) of the Receivables, and whether they are fully amortizing or balloon loans, (xv) scheduled payments on each of the Receivables are timely received and (xvi) no Servicer Termination Event, Optional Redemption or Mandatory Redemption occurs (collectively, the "Modeling Assumptions").

         The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of Note Balance of the Notes that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

           PERCENT OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES



Distribution Date                       0.0%            1.0%           1.5%          1.7%           2.0%
-----------------                       ----            ----           ----          ----           ----
Closing Date...............            100.00%         100.00%       100.00%        100.00%        100.00%
8/21/97....................             98.73           97.80         97.31          97.10          96.79
11/21/97...................             94.62           90.90         88.94          88.13          86.90
2/21/98....................             90.10           83.73         80.37          79.00          76.89
5/21/98....................             85.36           76.64         72.05          70.17          67.30
8/21/98....................             80.39           69.65         64.01          61.70          58.18
11/21/98...................             75.19           62.78         56.28          53.62          49.56
2/21/99....................             69.79           56.08         48.90          45.97          41.50
5/21/99....................             64.16           49.55         41.91          38.79          34.04
8/21/99....................             58.37           43.24         35.36          32.14          27.24
11/21/99...................             52.41           37.19         29.27          26.05          21.15
2/21/2000..................             46.35           31.44         23.70          20.56          15.79
5/21/2000..................             40.24           26.04         18.70          15.72          11.22
8/21/2000..................             34.14           21.03         14.28          11.55           7.43
11/21/2000.................             28.17           16.48         10.48           8.06           4.43
2/21/2001..................             22.39           12.39          7.29           5.25           2.20
5/21/2001..................             16.90            8.83          4.72           3.08           0.74
8/21/2001..................             11.79            5.78          2.74           1.54           0.11
11/21/2001.................              7.00            3.20          1.30           0.56           0.01
02/21/2002.................              3.22            1.36          0.45           0.11           0.00
05/21/2002.................              0.81            0.32          0.08           0.00           0.00
08/21/2002.................              0.00            0.00          0.00           0.00           0.00
                                        -----           -----         -----          -----          -----
Weighted Average Life (1)                2.44            1.98          1.74           1.64           1.50


(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.


         The Seller does not believe that the timing of principal payments on the Receivables will have a material impact on the yield to the initial purchasers of the Notes, unless the Notes initially are purchased at a premium or a discount. No assurance can be given, and no prediction can be made, as to the actual prepayment experience on the Receivables.

CHARACTERISTICS OF SUBSEQUENT RECEIVABLES

         After the transfer of Subsequent Receivables to the Trust during the Pre-Funding Period, the weighted average APR of the Receivables may be as low as 18.00%, the weighted average remaining term of the Receivables may be as high as 55 months, the percentage of the aggregate outstanding principal balance of the Receivables represented by Receivables relating to loans for the purchase of used Financed Vehicles may be as high as 80% and the final scheduled payment date on the Receivable with the latest maturity date may be as late as October 30, 2002.

DELINQUENCY, REPOSSESSION AND LOSS INFORMATION

         The following table sets forth delinquency, repossession and loss information since the month following NAFI's commencement of operations in October 1994 to March 31, 1997, with respect to NAFI's serviced portfolio of motor vehicle retail installment sale contracts (including those previously sold by NAFI to or held by the Seller or transferred to Funding Trust II). The sum of the individual balances and percentages set forth on the following table may not equal the total due to rounding.

                        DELINQUENCY AND LOSS EXPERIENCE
                             (dollars in thousands)

                                                    12/31/94       3/31/95         6/30/95       9/30/95        12/31/95
                                                    --------       -------         -------       -------        --------
Cumulative Principal Amount Outstanding              $3,808        $13,112        $23,237        $35,001        $43,145

Average Principal Amount Outstanding
  For the Quarter Ended                              $1,904        $ 8,460        $18,175        $29,119        $39,073

Cumulative Number of Loans Outstanding                  300          1,081          1,957          2,877          3,586

Average Number of Loans Outstanding                     150            691          1,519          2,417          3,232

Number of Repossessions For the Quarter
  Ended                                                   0              5             23             47             96

Principal Amount of Repossessions For the
  Quarter Ended                                           0        $    65        $   279        $   591        $ 1,097

Number of Repossessions as a Percent of
  Average Number of Loans Outstanding                  0.00%          0.72%          1.51%          1.94%          2.97%

Principal Amount of Repossessions as a
Percent of Average Principal Amount Outstanding        0.00%          0.77%          1.53%          2.03%          2.81%

Net Losses For the Quarter Ended (2)                 $    0        $     2        $    30        $   212        $   438

Net Losses as a Percent of Principal
  Amount Outstanding (Annualized) (2)                  0.00%          0.06%          0.51%          2.43%          4.06%


Delinquencies (1)
  31 to 60 days                                      $    0        $   140        $   352        $   785        $ 2,148
  61 to 90 days                                           0              0             22            137            157
  91 days or over                                         0              0              0             17             46
                                                     ------        -------        -------        -------        -------
Total Delinquencies over 30 days                     $    0        $   140        $   374        $   939        $ 2,351

Delinquencies as a Percentage of the
  Cumulative Principal Amount Outstanding
  For the Quarter Ended (1)
  31 to 60 days                                        0.00%          1.06%          1.52%          2.24%          4.98%
  61 to 90 days                                        0.00%          0.00%          0.09%          0.39%          0.36%
  91 days or over                                      0.00%          0.00%          0.00%          0.05%          0.11%
Total                                                  0.00%          1.06%          1.61%          2.68%          5.45%


                                                    3/31/96        6/30/96       9/30/96         12/31/96         3/31/97
                                                    -------        -------       -------         --------         -------
Cumulative Principal Amount Outstanding             $53,534        $66,397        $82,792        $102,852        $127,094

Average Principal Amount Outstanding
  For the Quarter Ended                             $48,340        $59,966        $74,595        $ 92,822        $114,793

Cumulative Number of Loans Outstanding                4,567          5,774          7,286           9,063          11,321

Average Number of Loans Outstanding                   4,077          5,171          6,530           8,175          10,192

Number of Repossessions For the Quarter
  Ended                                                 113            117            196             287             352

Principal Amount of Repossessions For the
  Quarter Ended                                     $ 1,298        $ 1,451        $ 2,180        $  3,066        $  3,892

Number of Repossessions as a Percent of
  Average Number of Loans Outstanding                  2.77%          2.26%          3.00%           3.51%           3.45%

Principal Amount of Repossessions as a
Percent of Average Principal Amount Outstanding        2.68%          2.42%          2.92%           3.30%           3.39%

Net Losses For the Quarter Ended (2)                $   665        $   460        $   763        $    958        $  1,864

Net Losses as a Percent of Principal
  Amount Outstanding (Annualized) (2)                  4.97%          2.77%          3.69%           3.73%           5.87%


Delinquencies (1)
  31 to 60 days                                     $ 2,057        $ 2,663        $ 4,481        $  6,104        $  6,816
  61 to 90 days                                         212            587          1,151           1,596           1,500
  91 days or over                                       164             64            295             487           1,854
                                                    -------        -------        -------        --------        --------
Total Delinquencies over 30 days                    $ 2,433        $ 3,314        $ 5,927        $  8,187        $ 10,170

Delinquencies as a Percentage of the
  Cumulative Principal Amount Outstanding
  For the Quarter Ended (1)
  31 to 60 days                                        3.84%          4.01%          5.41%           5.93%           5.36%
  61 to 90 days                                        0.40%          0.88%          1.39%           1.55%           1.18%
  91 days or over                                      0.31%          0.10%          0.36%           0.47%           1.46%
Total                                                  4.54%          4.99%          7.16%           7.95%           8.00%


---------------

(1) Delinquent figures reported exclude contracts as to which the cumulative amount of payments over 30 days delinquent is less than or equal to $40.

(2) A "Net Loss" with respect to a contract charged off during a period equals the outstanding principal balance thereof, together with earned interest thereon to the date of default and the expenses of liquidation, less recoveries in respect of such Receivable.

         NAFI commenced operations in September of 1994. Accordingly, its historical delinquency, repossession and loss experience is limited. No assurance can be given that the delinquency, repossession and loss experience on the Receivables will be as favorable as the experience indicated in the foregoing tables, especially in light of such limited historical experience. In addition, factors that may have a material impact upon loss and delinquency experience may vary over time. For example, NAFI has over time (a) placed an increased emphasis on credit scoring in its underwriting process, (b) significantly expanded its geographic and Dealer origination base and (c) financed an increasing percentage of used versus new motor vehicles.

         The delinquency and loan loss experience described above should be considered in light of the average maturity of the Receivables in each of the respective periods, which reflect the addition of new Receivables in such periods. NAFI's experience, and the experience of the non-prime auto finance industry as a whole, has been that the rate of losses and delinquencies for non-prime motor vehicle installment sale contracts generally will increase for a period following origination before levelling and declining as such contracts approach maturity. Accordingly, the annual loss and delinquency rates reflected in the preceding table would be higher but for the effect of recently originated contracts which exhibit relatively low loss and delinquency rates early in their terms. Following the Pre-Funding Period, the rate of losses and delinquencies on the Receivables pool as a whole will likely increase and exceed the rates reflected in the preceding table for the period during which the median age of the Receivables approximates the aging of non-prime motor vehicle retail installment sale contracts during their period of maximum expected losses and delinquencies.

         NAFI and the Seller have agreements with the Insurer in connection with certain prior securitizations that permit the Insurer to exercise certain remedies in the event that delinquencies, defaults or net losses on the related portfolio of receivables exceed established levels (such events, "portfolio performance defaults"). Such remedies include the deposit to the related spread account of funds otherwise distributable to the Seller, termination of the Servicer and, in certain instances, liquidation of the receivables and prepayment of the related securities. There have occurred certain portfolio performance defaults with respect to one of the prior securitizations. As a consequence, the reserve level required to be maintained in the related spread account has increased in accordance with the terms of the related spread account agreement. NAFI believes that such increase has not had and will not have a material effect on its business or its expansion plans, including its securitization program. The Insurer has waived certain other remedies available to it in respect of such portfolio performance defaults. However, an increase in delinquencies, defaults or net losses on the portfolios of receivables relating to such prior securitizations may result in an Insurance Agreement Event of Default under both the prior securitizations and the securitization described in this Prospectus Supplement.

SERVICING TRANSFER

         NAFI is in the process of establishing a servicing center in Jacksonville, Florida that will assume all servicing functions currently performed by OFSA. Upon the commencement of operations of the servicing center (the "Servicing Transfer Date") OFSA will be terminated as subservicer and will have no further obligation to subservice NAFI portfolio of motor vehicle retail installment sale contracts (including the Receivables) other than certain limited transitional obligations. NAFI anticipates that certain of the servicing procedures that it will employ following the Servicing Transfer Date may be different than those employed by OFSA. There can be no assurance that NAFI will be able to successfully implement such servicing procedures or that such procedures will result in a level of servicing comparable to that provided by OFSA during the periods reflected in the delinquency, repossession and loss data included herein under the caption "The Receivables Pool". Even if NAFI is ultimately able to successfully establish its servicing center, the transfer of certain servicing functions from OFSA to NAFI could encounter operational and logistical difficulties that would impair servicing of the Receivables during the servicing transition period. Industry experience indicates that increases in delinquencies and defaults are likely to result immediately following servicing transfers.

         Commencing in January 1997 NAFI increased its involvement in the management and servicing of delinquent accounts and the liquidation of repossessed vehicles. NAFI currently has 26 employees devoted exclusively to supplementing OFSA's servicing activities for the NAFI'S portfolio. NAFI believes that this pre-transition assumption of certain servicing functions previously performed by OFSA may help mitigate any increase in delinquencies and defaults associated with the transfer of servicing from OFSA to NAFI.

         NAFI anticipates that its servicing center will become fully operational during the fourth quarter of the calendar year 1997 and that all servicing functions currently provided by OFSA will be transferred to NAFI on or about such date. However, there can be no assurance that the servicing center will be fully operational by such date or that delays in the servicing transfer (and consequently an extension of the transition period) will not adversely affect the servicing of the Receivables. As of the date of this Prospectus Supplement, NAFI remains substantially dependent upon OFSA to provide day-to-day servicing functions with respect to its portfolio of motor vehicle retail installment sale contracts. In connection with the Servicing Transfer Date, OFSA will transfer the Receivable Files to the Trust Collateral Agent and the Trust Collateral Agent, or a custodian on behalf of the Trust Collateral Agent, will thereafter maintain possession of the Receivable Files.


                                   THE SELLER


         National Financial Auto Funding Trust (the "Seller") is a Delaware business trust 100% of the beneficial ownership of which is owned by NAFI and affiliates of NAFI. The Seller is organized for the limited purposes of purchasing motor vehicle retail installment sale contracts, transferring such contracts to third parties, forming trusts and engaging in related activities. The principal office of the Seller is located at One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida, 33487, and its telephone number at such office is (800) 999-7535.


                      NATIONAL AUTO FINANCE COMPANY, INC.


         NAFI will act as servicer (in such capacity, the "Servicer") of the Receivables pursuant to the Sale and Servicing Agreement. NAFI is a corporation organized under the laws of the State of Delaware. Prior to January 1997 the business of NAFI was conducted by two affiliated limited partnerships: National Auto Finance Company L.P., organized under the laws of the State of Delaware in September 1994, and Auto Credit Clearinghouse L.P., organized under the laws of the State of Delaware in September 1995. NAFI was incorporated in October 1996.

         The principal business of NAFI is to acquire from automobile dealers and service motor vehicle retail installment sale and lease contracts. In addition, NAFI has initiated a program for the strategic purchase of bulk portfolios of non-prime motor vehicle retail installment sales contracts from third party consumer finance companies and financial institutions. As of May 31, 1997 NAFI had purchased approximately $19,040,244.31 million aggregate principal amount of motor vehicle retail installment sales contracts pursuant to this portfolio acquisition program. As of March 31, 1997, NAFI had gross assets of $44,304,000 and total stockholders equity of $23,175,000. Receivables transferred by NAFI to the Seller and Funding Trust II in connection with securitization of such Receivables are deemed to have been sold by NAFI under generally accepted accounting principles and accordingly are not included among NAFI's assets (other than the ratable portion of such Receivables represented by the Seller's and Funding Trust II's respective retained interests in such securitizations). The common stock of NAFI is quoted on The Nasdaq Stock Market's National Market under the symbol "NAFI." NAFI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. NAFI's principal office is located at One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, and its telephone number at such office is (800) 999-7535.


                OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA)


         Prior to the Servicing Transfer Date, Omni Financial Services of America, Inc., a Delaware corporation ("OFSA"), will act as subservicer of the Receivables pursuant to a subservicing agreement between OFSA and NAFI. Prior to the Servicing Transfer Date, the Servicer and OFSA will maintain files relating to the Receivables at the Memphis service center and will coordinate servicing for the Receivables at such office.

         OFSA is a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("World Omni"). OFSA was incorporated in July 1995 primarily to service subprime retail motor vehicle contracts, including the Receivables. OFSA currently has 168 employees operating at a new service center in Memphis, Tennessee and was servicing approximately 63,700 retail and lease contracts with an aggregate outstanding principal balance of approximately $722,900,000 million. The address of the Memphis service center is 1769 Paragon Avenue, Memphis, Tennessee 38132, and its telephone number is (901) 344-7200.

         The information provided in the preceding paragraph was provided by OFSA. The Issuer has made no independent verification of the accuracy or completeness of such information.


                                  THE INSURER


GENERAL

         Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS OF CLAIMS-PAYING ABILITY

         Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors - Ratings on Notes" herein.

CAPITALIZATION

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1997 (in thousands):


                                            MARCH 31, 1997
                                            --------------
                                             (UNAUDITED)
Deferred Premium Revenue (net of
  prepaid reinsurance premiums)             $   361,589
                                            -----------
Shareholder's Equity:
  Common Stock                                   15,000
  Additional Paid-In Capital                    654,127
  Unrealized Loss on Investments
    (net of deferred income taxes)               (2,030)
  Accumulated Earnings                          157,842
                                            -----------
Total Shareholder's Equity                      824,939
                                            -----------
Total Deferred Premium Revenue
  and Shareholder's Equity                  $ 1,186,528
                                            ===========

         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.


                                   THE NOTES


         The following information supplements the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Purchase Agreements and the Trust Documents."

         The Notes offered hereby will be issued pursuant to the Indenture, a form of which has been filed as an exhibit in the Registration Statement of which the accompanying Prospectus forms a part. The following summary of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Prospectus. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

GENERAL

         The Notes will represent obligations solely of the Trust and will be secured by the Trust Property pursuant to the Indenture. The assets of the Trust (the "Trust Property") will include (i) non-prime motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date (the "Initial Receivables") and on subsequent transfer dates (the "Additional Receivables" and, together with the Initial Receivables, the "Receivables"),
(ii) all monies paid or payable thereunder on or after the applicable Cut-off Date, (iii) an assignment of the security interests of NAFI in the new and used automobiles, light-duty trucks, vans and minivans financed thereby (the "Financed Vehicles"), (iv) the Receivable Files, (v) such assets as shall from time to time be deposited in the Collection Account, the Distribution Account, the Note Distribution Account, the Pre-Funding Account and the Pre-Funding Period Reserve Account, each established pursuant to the Sale and Servicing Agreement or the Indenture, (vi) property that secured a Receivable and that has been acquired by repossession or otherwise, (vii) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables, (viii) certain rights of NAFI against the Dealers under the Dealer Agreements and against the Originators under the Originator Agreements, (ix) all right, title and interest of the Seller in and to the Purchase Agreements, (x) certain other rights under the Sale and Servicing Agreement in respect of representations and warranties made by the Seller regarding the Receivables in the Sale and Servicing Agreement and (xi) the income and proceeds of the foregoing and any and all rights to enforce the foregoing. Holders of the Notes also will have the benefit of the Policy subject to the terms and conditions set forth therein. See "The Policy" herein.

         The Notes will be offered for purchase in denominations of $20,000 and integral multiples of $1,000 in excess thereof, in book-entry form only. Persons acquiring benenficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

PAYMENTS OF INTEREST

         Interest on the principal balance of the Notes will accrue at the Interest Rate and will be due and payable to the Noteholders monthly on each Distribution Date, commencing August 21, 1997, in an amount equal to the Note Interest Distributable Amount. The "Note Interest Distributable Amount" for a Distribution Date will be the sum of (i) thirty (30) days of interest (or, in the case of the initial Distribution Date, the number of days from and including the Closing Date to but not including such initial Distribution Date) at the Interest Rate on the aggregate outstanding principal balance of the Notes on such Distribution Date (before reduction by any principal distributions made on such Distribution Date) (the "Monthly Interest"), and
(ii) the aggregate shortfalls in interest distributions to the Noteholders on prior Distribution Dates, together with interest on such shortfalls at the Interest Rate from the applicable preceding Distribution Date through but not including the current Distribution Date, to the extent permitted by law. Interest payments on the Notes will be made from Available Amounts (as hereinafter defined) after payment of accrued and unpaid trustees' fees, collateral agent fees and other administrative fees of the Trust and payment of the Servicing Fee.

PAYMENTS OF PRINCIPAL

         Monthly Principal Distributions

         Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Note Principal Distributable Amount. The "Note Principal Distributable Amount" for any Distribution Date prior to the Final Scheduled Distribution Date will be the sum of (i) 91% of the Principal Distributable Amount for such Distribution Date and (ii) the aggregate shortfalls in principal distributions to the Noteholders on prior Distribution Dates. The Note Principal Distributable Amount for the Final Scheduled Distribution Date will be the aggregate outstanding principal balance of the Notes on such date (before giving effect to any distribution on the Notes on such Final Scheduled Distribution Date).

         The "Principal Distributable Amount" for any Distribution Date (other than the Final Scheduled Distribution Date), will equal the sum of the following, without duplication: (i) that portion of all collections on the Receivables (other than Liquidated Receivables, Retransferred Receivables and, to the extent included in clause (iv) below, the outstanding principal balance of Retransfer Default Receivables) allocable to principal, including all full and partial principal prepayments, deposited into the Collection Account during the related Due Period, (ii) the outstanding principal balance of all Receivables that became Liquidated Receivables during the related Due Period (other than Liquidated Receivables that became Retransferred Receivables during such Due Period), (iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Retransferred Receivables on or prior to the related Reporting Date and subsequent to the preceding Reporting Date,
(iv) in the sole discretion of the Insurer, the outstanding principal balance as of the related Reporting Date of all Retransfer Default Receivables, and (v) the aggregate amount of Bankruptcy Losses that occurred during the related Due Period. In addition to the principal distributions described above, Noteholders may also receive distributions of principal in connection with an Optional Redemption or Mandatory Redemption, as further described herein.

         The principal balance of the Notes, to the extent not previously paid, will be due and payable on the Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Final Scheduled Distribution Date set forth above based on a variety of factors.

         Optional Redemption

         The Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables (with the prior written consent of the Insurer, if a claim has previously been made under the Policy and has not been reimbursed to the Insurer or if such redemption would result in a claim under the Policy, or if such redemption would result in any amount owing to the Insurer or the Noteholders remaining unpaid). The Sale and Servicing Agreement will provide that either the Seller or the Servicer will have the right to require the Trust to retransfer all of the Receivables included in the Trust, subject to the Insurer's prior written consent if any of the circumstances described in the preceding sentence exist or will result from such retransfer, on or after any Distribution Date on which the aggregate of the outstanding principal balances of the Receivables

(the "Pool Outstanding Principal Balance") is less than 10% of the Original Pool Outstanding Principal Balance (as hereinafter defined) of such Receivables. Such redemption will effect early retirement of the Notes. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon (the "Redemption Price").

         Mandatory Redemption

         The Notes will be redeemed in part on the Distribution Date relating to the Reporting Date next succeeding the last day of the Pre-Funding Period in the event that the Additional Receivables Purchase Price of Additional Receivables transferred to the Trust during the Pre-Funding Period is less than the Pre-Funded Amount (a "Mandatory Redemption"). The aggregate principal amount of the Notes to be redeemed will be an amount equal to the amount then on deposit in the Pre-Funding Account less any undistributed investment earnings then on deposit in the Pre-Funding Account (the "Note Redemption Amount"). The Policy does not guaranty any such principal payment on the Notes from funds on deposit in the Pre-Funding Account. See "The Policy" herein.

DISTRIBUTIONS AND PAYMENTS

         The Servicer will provide to the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee and the Insurer not later than each Reporting Date a certificate (the "Servicer Certificate") setting forth, among other things, the Available Amount and the Note Distributable Amount for the related Distribution Date and, based upon such determinations and the distributions to be made on such Distribution Date, as described below, the amount of any withdrawal required to be made from the Spread Account and/or any Policy Claim Amount, in each case with respect to such Distribution Date. On the twenty first day of each month (or, if such day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), beginning on August 21, 1997, the Trust Collateral Agent will, to the extent of the Available Amount together with funds withdrawn from the Spread Account, if any, make the following payments (in the case of withdrawals from the Spread Account, solely for payment of the amounts described in clauses (i) through (iv) below) from the Distribution Account in the following order of priority:

         (i) first, to the Servicer, the amount of the Servicing Fee payable in respect of the related Due Period and any Servicing Fees from prior Due Periods to the extent not previously paid;

         (ii) second, accrued and unpaid fees owing to the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent or the Custodian, to the extent not paid by the Servicer;

         (iii) third, to the Note Distribution Account, the Note Distributable Amount, to be distributed to the Noteholders, together with the Policy Claim Amount, if any, first to the Note Interest Distributable Amount and then to the Note Principal Distributable Amount;

         (iv) fourth, to the Insurer (or any designee thereof), any amounts then due to the Insurer under the Insurance Agreement, the Indenture or the Sale and Servicing Agreement;

         (v) fifth, to the Collateral Agent for deposit in the Spread Account, the amount, if any, required to be deposited therein pursuant to the Spread Account Agreement;

         (vi) sixth, to the Pre-Funding Period Reserve Account, the amount by which the Required Reserve Amount exceeds the amount of funds on deposit therein after giving effect to any withdrawals from the Pre-Funding Period Reserve Account on such Distribution Date;

         (vii) seventh, to the Indenture Trustee and the Owner Trustee for any unreimbursed expenses and to pay any indemnities owed by the Seller to the Indenture Trustee under the Indenture or to the Owner Trustee under the Trust Agreement;

         (viii) eighth, to reimburse the Servicer for any expense of an opinion of counsel incurred in connection with an amendment to the Indenture, and any expenses incurred by the Servicer in connection with a realization upon a Defaulted Receivable;

         (ix) ninth, to reimburse the Backup Servicer for expenses incurred by the Backup Servicer and to reimburse the Servicer for expenses incurred by and reimbursable, or any indemnities payable by the Seller, to the Servicer pursuant to the Sale and Servicing Agreement;

         (x) tenth, to reimburse the Seller for expenses incurred by and reimbursable to the Seller pursuant to the Indenture and the Sale and Servicing Agreement; and

         (xi) eleventh, to the holder of the Certificates, the balance of any funds remaining in the Distribution Account after application pursuant to the preceding clauses (i) through (x).

         The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:




February 1 -
February 28................         Due Period. Scheduled payments and any
                                    prepayments and other collections on the Receivables are received and deposited into the Collection Account.

February 28 ...............         Record Date. Distributions on the
                                    Distribution Date will be made to
                                    Noteholders of record at the close of
                                    business on this date.


March 15 ..................         Reporting Date. On or before this date, the
                                    Servicer will notify the Indenture Trustee, the Owner Trustee, the Trust Collateral
                                    Agent, the Insurer and the Collateral Agent of, among other things, the amounts available in the Collection Account and the amounts required to be distributed on the Distribution Date, and the Seller, NAFI and the Servicer, as the case may be, will make required payments of Purchase Amounts to the Collection Account.

March 15..........                  Draw Date. On this date, the Trust
                                    Collateral Agent will make any required
                                    claims under the Policy if the Available
                                    Amount in the Collection Account (plus any amounts deposited therein by the Trust
                                    Collateral Agent from the Spread Account), after giving effect to all of the other distributions having a higher priority as set forth above, are insufficient to pay in full the Scheduled Payments for the related
                                    Distribution Date.

March 21..........                  Distribution Date. The Trust Collateral
                                    Agent will distribute the Available Amount together with funds withdrawn from the Spread Account, if any, and the Policy
                                    Claim Amount, if any, in the manner and
                                    priority set forth above under the caption
                                    " - Distributions and Payments".


         The "Note Distributable Amount" for a Distribution Date will be the sum of the Note Interest Distributable Amount and the Note Principal Distributable Amount.

         A "Liquidated Receivable" is any Receivable with respect to which any of the following has occurred: (i) 90 days have elapsed since repossession of the related Financed Vehicle, (ii) the Servicer (or a subservicer) has in good faith determined that all amounts that it expects to recover under such Receivable have been received, or (iii) 90% of any scheduled payment on such Receivable is 120 days or more (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 180 days or more) delinquent as of the end of such Due Period.

         A "Retransfer Default Receivable" is any Receivable with respect to which NAFI or the Seller, as the case may be, has failed to deposit in the Collection Account the Retransfer Amount for such Receivable following discovery by the Seller or receipt by the Seller of notice from the Trust Collateral Agent, the Owner Trustee or the Indenture Trustee that such Receivable is in breach of a representation or warranty made with respect to such Receivable in the Sale and Servicing Agreement.

         A "Bankruptcy Loss" with respect to any Receivable is an amount equal to the excess of the principal balance of such Receivable immediately prior to issuance of an order in a bankruptcy or insolvency proceeding reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable over the principal balance of such Receivable as so reduced by such order or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Bankruptcy Loss" will be deemed to have occurred on the date of issuance of such order.

EVENTS OF DEFAULT

         "Events of Default" under the Indenture ("Indenture Events of Default") will consist of: (i) a default for five days or more in the payment of any interest on any Note when the same becomes due and payable; (ii) a default in the payment of the outstanding principal balance of any Note on the Final Scheduled Distribution Date; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture (other than a default in the payment of interest or principal on any Note when due) or any certificate or other writing delivered in connection therewith, and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Insurer or the Indenture Trustee or to the Trust, the Indenture Trustee and the Insurer by the holders of 25% of the aggregate outstanding principal amount of the Notes; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Insurer or the Indenture Trustee or to the Trust, the Indenture Trustee and the Insurer by the holders of 25% of the aggregate outstanding principal amount of the Notes; or (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust, and certain actions by the Trust indicating its insolvency or inability to pay its obligations. Unless an Insurer Default has occurred, Indenture Events of Default also will include certain Events of Default under the Insurance Agreement designated as Cross Defaults, but only if the Insurer delivers to the Trust and the Indenture Trustee, and does not rescind, a written notice specifying that such Insurance Agreement Event of Default constitutes an Indenture Event of Default. A "Cross Default" may result from: (i) a demand for payment under the Policy, (ii) the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to NAFI, the Servicer or the Seller and certain actions by NAFI, the Servicer or the Seller, indicating its insolvency or inability to pay its obligations; or
(iii) the Trust becoming taxable as an association (or publicly traded partnership) or taxable as a corporation for federal or state income tax purposes.

         If an Indenture Event of Default occurs and is continuing, the right of the Indenture Trustee or holders of a majority in principal amount of the Notes to declare the Notes to be immediately due and payable will depend upon whether or not an Insurer Default has also occurred. If an Indenture Event of Default occurs and an Insurer Default has not occurred, the Insurer, and not the Indenture Trustee or the Noteholders, will have the right, but not the obligation, to cause the Trust Collateral Agent to foreclose on the Trust Property, in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation thereof in accordance with the terms of the Sale and Servicing Agreement. If the Insurer does not so cause the Trust Collateral Agent to liquidate the Trust Property and to prepay the Notes, or if the proceeds of such liquidation of the Trust Property are not sufficient to reduce the outstanding principal amount of Notes to zero, and the Insurer does not elect to otherwise prepay the Notes in full, following the occurrence of an Indenture Event of Default the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Noteholders' Interest Distributable Amount or the Noteholders' Principal Distributable Amount. The Insurer may elect, upon receipt of a claim under the Policy following an Indenture Event of Default, to pay all or any portion of the outstanding principal amount of the Notes plus accrued interest thereon. See "The Policy" herein.

         If both an Indenture Event of Default and an Insurer Default occur and are continuing, then the Indenture Trustee (or the holders of not less than a majority of the outstanding principal amount of the Notes) may declare the Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may cause the Trust Collateral Agent to institute proceedings to foreclose on the Trust Property, may exercise any other remedies as a secured party, including liquidating the Trust Property, or may elect to maintain possession of the Trust Property and continue to apply collections on the Receivables as if there had been no declaration of acceleration. The Trust Collateral Agent will be prohibited from selling the Receivables following both an Indenture Event of Default and an Insurer Default, however, unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the Holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes.

STATEMENTS TO NOTEHOLDERS

         Concurrently with each distribution to the Holders of the Notes, the Servicer will provide to the Trust Collateral Agent (with a copy to the Insurer) for the Indenture Trustee to forward by mail to each registered Holder of a Note a statement setting forth: (i) the amount of the distribution to the holders of the Notes (detailed with respect to each component of the Note Distributable Amount),

(ii) if the distribution is less than the amount required to be distributed under the Indenture, the amount of the shortfall and an allocation thereof to principal and interest on the Notes, (iii) the Pool Outstanding Principal Balance and the amount, if any, in the Collection Account, Distribution Account, Pre-Funding Account and Pre-Funding Period Reserve Account at the end of the calendar month preceding such Distribution Date, (iv) the number and aggregate outstanding principal balances of Receivables delinquent one or more months as of the end of the preceding calendar month, (v) the amount withdrawn from the Spread Account and included in the amounts distributed to the Noteholders, (vi) the outstanding principal balance of all Receivables that became Liquidated Receivables during the related Due Period (other than Liquidated Receivables that became Retransferred Receivables during such Due Period), (vii) the amount remaining in the Spread Account after giving effect to any withdrawals therefrom or additions thereto on such Distribution Date and the amount, if any, by which the amount required to be on deposit in the Spread Account pursuant to the Spread Account Agreement exceeds the amount in such Spread Account, (viii) the amount, if any, drawn under the Policy included in amounts actually distributed to the Noteholders; (ix) the amount of any Purchase Amounts paid, or required to be paid, during the related Due Period and (x) the Pool Factor. In the case of information described in clauses (i),
(ii) and (viii) above, the amounts shall also be expressed as a dollar amount per $1,000 denomination of Notes.

         Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Indenture Trustee and Cede & Co., as registered holder of the Notes and the nominee of DTC. Note Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee. See "Certain Information Regarding the Securities - Reports to Securityholders" in the accompanying Prospectus.

         Within the required period of time after the end of each calendar year, the Trust Collateral Agent will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" in the accompanying Prospectus.

CLAIMS UNDER POLICY

         If, as of the fourth Business Day prior to a Distribution Date (each, a "Draw Date") the sum of (i) the Available Amount for the related Distribution Date and (ii) the amount, if any, required to be withdrawn by the Collateral Agent from the Spread Account on or prior to such Distribution Date as provided below, is not sufficient to pay the Scheduled Payments for such Distribution Date, the Trust Collateral Agent will deliver to the Insurer, no later than noon, New York City time, on such Draw Date, a completed notice of claim under the Policy in the amount of the shortfall (the amount of any such shortfall being hereinafter referred to as the "Policy Claim Amount"). Amounts paid by the Insurer pursuant to a claim submitted by the Trust Collateral Agent as described above will be deposited by the Trust Collateral Agent into the Note Distribution Account for payment to Noteholders on the related Distribution Date. Any payment made by the Insurer under the Policy will be applied solely to the payment of the Notes, and for no other purpose.

INSURANCE AGREEMENT

         The Seller, the Trust, NAFI and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Seller will agree to reimburse, with interest, Financial Security for amounts paid pursuant to claims under the Policy. The Seller will further agree (i) to pay Financial Security (or its designee) all reasonable charges and expenses which Financial Security may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction,
(ii) to indemnify Financial Security against certain liabilities, and (iii) to pay Financial Security the amount of any unpaid premium owing in respect of the Policy.

SUBORDINATION OF THE CERTIFICATES; SPREAD ACCOUNT

         The rights of the holder of the Certificates to receive distributions with respect to the Receivables will be subordinated to the rights of the Noteholders to the extent provided in the Sale and Servicing Agreement. This subordination is intended to enhance the likelihood of timely receipt by Noteholders of the full amount of interest and principal required to be distributed to them, and to afford such Noteholders limited protection against losses in respect of the Receivables. Neither the Seller nor the Servicer will be required to refund any amounts properly paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full payments to the Noteholders.

         The Collateral Agent will establish and maintain the Spread Account pursuant to the Spread Account Agreement as an Eligible Account. The Spread Account Agreement will authorize the Collateral Agent, pursuant to written instructions from the Seller, to invest all funds in the Spread Account in Eligible Investments generally maturing not later than the Business Day preceding the Distribution Date next following the date of investment. The Spread Account will be created with an initial deposit by the Collateral Agent in the amount of $1,470,136.26 (the "Spread Account Initial Amount"). The Spread Account will thereafter be funded by the deposit therein of amounts remaining in the Distribution Account after distribution of the Servicing Fee, amounts payable to the Insurer, certain other fees and amounts payable by the Trust and principal and interest in respect of the Notes, until the monies in the Spread Account reach the amount required to be maintained on deposit therein accordance with the Spread Account Agreement. Thereafter, amounts otherwise distributable in respect of deposits to the Pre-Funding Period Reserve Account, certain expenses payable by the Trust and the Certificates will be deposited in the Spread Account to the extent necessary to maintain the amount in the Spread Account at such required amount.

         If the Available Amount with respect to any Distribution Date is not sufficient to pay to the Noteholders the Note Distributable Amount, to pay to the Servicer the Servicing Fee, to pay certain other fees payable by the Trust or to pay the Insurer amounts owing to it under the Insurance Agreement, the Sale and Servicing Agreement or the Indenture, the Trust Collateral Agent will notify the Collateral Agent, the Owner Trustee, the Servicer and the Insurer of such deficiency and will direct the Collateral Agent to withdraw from the Spread Account (to the extent of funds on deposit therein) and transfer to the Trust Collateral Agent for deposit in the Collection Account the amount of such deficiency. The Trust Collateral Agent will deposit the amounts so transferred from the Spread Account to the Collection Account for distribution to the Noteholders, the Servicer or the Insurer, as the case may be, on the related Distribution Date.

         So long as an Insurer Default shall not have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the Spread Account Agreement with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer may (so long as an Insurer Default shall not have occurred and be continuing) amend or modify any term of the Spread Account Agreement (including terminating such agreement and releasing all funds on deposit in the Spread Account) with the written consent of the Seller and will not be required to obtain the consent of the Indenture Trustee or any Noteholder to such amendment or modification. Accordingly, there can be no assurance that funds deposited to the Spread Account will be available in the event collections on the Receivables and other amounts available under the Indenture are insufficient to make distributions of the Note Distributable Amount on any Distribution Date.

THE ACCOUNTS

         The Trust Collateral Agent will establish and maintain in the name of the Trust Collateral Agent, (i) for the benefit of the Securityholders and the Insurer, the Collection Account and the Distribution Account and (ii) for the benefit of the Noteholders and the Insurer, the Pre-Funding Account and the Pre-Funding Period Reserve Account, each of which will be an Eligible Account. The Indenture Trustee will establish and maintain in its own name, for the benefit of the Noteholders and the Insurer, an Eligible Account designated the Note Distribution Account. The Collateral Agent will establish and maintain, for the benefit of the Insurer and the Indenture Trustee, on behalf of the Noteholders, an Eligible Account designated the Spread Account.

         Collection Account. On or prior to each Distribution Date, the Trust Collateral Agent, in accordance with the instructions of the Servicer set forth in the Servicer Certificate, will withdraw from the Collection Account and deposit into the Distribution Account any funds on deposit therein constituting part of the Available Amount for such Distribution Date, which funds, together with funds deposited by the Servicer, NAFI, the Seller or the Trust Collateral Agent directly to the Distribution Account in connection with such Distribution Date will be available to make distributions to the Noteholders on such Distribution Date. The "Available Amount" for any Distribution Date will equal the sum of (i) the amount on deposit in the Distribution Account on the preceding Distribution Date after withdrawals therefrom on such preceding Distribution Date, (ii) the amount on deposit in the Collection Account as of the close of business on the last day of the related Due Period (the "Determination Date"), which generally will include collections and other recoveries in respect of the Receivables deposited to the Collection Account during the related Due Period, (iii) Purchase Amounts deposited to the Collection Account on or prior to the related Reporting Date, (iv) the amounts, if any, required to be transferred from the Pre-Funding Account and/or the Pre-Funding Period Reserve Account, if any, to the Distribution Account on such Distribution Date as described below, (v) any collections or recoveries in respect of the Receivables received by the Servicer or Seller remitted to the Trust Collateral Agent for deposit to the Distribution Account, including any extension fees, and (vi) any amounts delivered by the Insurer, at its sole option, to the Trust Collateral Agent for deposit into the Collection Account and not constituting Scheduled Payments (the "Insurer Optional Deposit"), if any, less the sum of (a) collections on Receivables previously retransferred to the Seller that are payable to the Seller, (b) income and gain on investments of funds in the Collection Account, and (c) certain other fees and charges on the Receivables on deposit in the Collection Account not representing principal or interest collections other than extension fees. The "Reporting Date" with respect to any Distribution Date will be the earlier of (i) the 15th day of the calendar month in which such Distribution Date occurs and (ii) the fourth Business Day preceding such Distribution Date. Income and gain on investments of funds in the Collection Account and late payment penalties on deposit in the Collection Account will be paid to the Servicer on each Distribution Date as provided in the Sale and Servicing Agreement and will not be available to make payments to Noteholders.

         The Sale and Servicing Agreement will authorize the Trust Collateral Agent to invest all funds in the Collection Account in Eligible Investments (as hereinafter defined) maturing not later than the Distribution Date next following the date of investment. "Eligible Investments" will include United States government securities and certain other high-quality investments acceptable to the Insurer. An "Eligible Account" is (i) a segregated trust account maintained with the corporate trust department of a depository institution or trust company (A) during such time as an Insurer Default has not occurred and is not continuing, acceptable to the Insurer or (B) at any other time, subject to regulations on fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's and (unless an Insurer Default has occurred and is continuing) acceptable to the Insurer.

         The Distribution Account. In addition to amounts withdrawn from the Collection Account and deposited to the Distribution Account, the Trust Collateral Agent also will deposit into the Distribution Account (i) amounts received by it from the Seller for deposit into the Distribution Account, (ii) amounts withdrawn from the Spread Account as described below, and (iii) all income and gain from investments of funds in the Distribution Account. Funds on deposit in the Distribution Account on a Distribution Date will be used to make distributions to Noteholders and certain other payments as more fully described under "The Notes - Distributions and Payments" herein.

         The Sale and Servicing Agreement will authorize the Trust Collateral Agent to invest all funds in the Distribution Account in Eligible Investments maturing not later than the Distribution Date next following the date of investment. Income earned from the investment of funds in the Distribution Account will be paid to the Seller on each Distribution Date and will not be available to make payments to Noteholders.

         The Pre-Funding Account. On the date of the initial issuance of the Notes, the Indenture Trustee will deposit on behalf of the Seller approximately $6,689,091.18 in the Pre-Funding Account (the "Initial Pre-Funded Amount"). Funds on deposit in the Pre-Funding Account will be withdrawn from time to time during the Pre-Funding Period for delivery to the Seller in exchange for the transfer and assignment of Additional Receivables to the Trust. In addition, on the Distribution Date related to the Reporting Date next succeeding the end of the Pre-Funding Period, the Trust Collateral Agent will transfer the amount, if any, on deposit in the Pre-Funding Account upon termination of the Pre-Funding Period, less any investment earnings on deposit therein, to the Note Distribution Account for distribution to the Noteholders pro rata in accordance with their respective outstanding principal amounts on such Distribution Date. Amounts on deposit in the Pre-Funding Account will be withdrawn and applied to the purchase of Additional Receivables not more frequently than monthly during the Pre-Funding Period unless the Insurer consents to more frequent transfers.

         The Sale and Servicing Agreement will authorize the Trust Collateral Agent to invest all funds in the Pre-Funding Account in Eligible Investments maturing not later than the earlier of the Distribution Date next following the date of investment and the date on which funds on deposit therein are expected to be needed. Income earned from the investment of funds in the Pre-Funding Account will be deposited monthly into the Collection Account.

         The Pre-Funding Period Reserve Account. On the Closing Date, the Indenture Trustee will deposit on behalf of the Seller in the Pre-Funding Period Reserve Account from the proceeds of the sale of the Notes an amount equal to $86,824.40. On each Distribution Date occurring on or prior to the Distribution Date related to the Reporting Date next succeeding termination of the Pre-Funding Period, the Trust Collateral Agent will transfer from the Pre-Funding Period Reserve Account to the Note Distribution Account an amount equal to the excess of (i) interest accrued at the Interest Rate on the amount of funds on deposit in the Pre-Funding Account for the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing

Date) to but not including the current Distribution Date over (ii) the actual amount of investment earnings on amounts on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to the current Distribution Date. On the Distribution Date related to the Reporting Date immediately following the end of the Pre-Funding Period, any amounts remaining in the Pre-Funding Period Reserve Account (after application to interest payable on the Notes as described above) shall be paid to the Seller pursuant to the Sale and Servicing Agreement. Thereafter, the Pre-Funding Period Reserve Account shall be closed.

         The "Required Reserve Amount" as of any Distribution Date during the Pre-Funding Period will equal the product of (i) the Interest Rate less 2.5%,
(ii) the balance of funds on deposit in the Pre-Funding Account as of such Distribution Date and (iii) a fraction, the numerator of which is the number of days remaining until the Distribution Date immediately following the Pre-Funding Period and the denominator of which is 360.

         The Sale and Servicing Agreement will authorize the Trust Collateral Agent pursuant to written instructions from the Seller to invest all funds in the Pre-Funding Period Reserve Account in Eligible Investments maturing not later than the earlier of the Distribution Date next following the date of investment and the date on which funds on deposit therein are expected to be needed. Income earned from the investment of funds in the Pre-Funding Period Reserve Account will be deposited monthly into the Collection Account.

         The Note Distribution Account. On each Distribution Date, the Trust Collateral Agent will deposit to the Note Distribution Account and distribute to Noteholders (i) amounts withdrawn by the Trust Collateral Agent from the Distribution Account and distributed to the Indenture Trustee in respect of the Note Distributable Amount, (ii) amounts withdrawn by the Collateral Agent from the Spread Account and (iii) amounts received by it from the Insurer in payment of claims under the Policy, as described below.


                        THE SALE AND SERVICING AGREEMENT


           The following summary describes certain terms of the Sale and Servicing Agreement. A form of the Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the Sale and Servicing Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

           The Seller will acquire (i) the Initial Receivables from Funding Trust II, a Delaware business trust wholly-owned by NAFI and affiliates of NAFI, pursuant to the Sale Agreement and (ii) the Additional Receivables from NAFI pursuant to the Purchase and Contribution Agreement. NAFI and Funding Trust II, in their capacities as transferors of the Receivables to the Seller, are herein referred to collectively as the "NAFI Transferors." The Initial Receivables constitute, as of the Initial Cut-off Date, and the Additional Receivables will constitute, as of the applicable Subsequent Cut-off Date, a substantial portion of the non-prime motor vehicle retail installment sale contracts originated by NAFI satisfying the selection criteria described herein. See "The Receivables Pool - General" herein.

           Pursuant to the Sale and Servicing Agreement, the Seller may, during the Pre-Funding Period, transfer and assign Additional Receivables to the Trust to the extent that (i) funds are available in the Pre-Funding Account, and (ii) Additional Receivables are available for purchase from NAFI. Transfer of Additional Receivables will be subject to the satisfaction of certain conditions, including the prior written consent of the Insurer to the transfer of such Additional Receivables. Upon transfer to the Trust of such Additional Receivables the Trust Collateral Agent will acquire pursuant to the Indenture a first priority security interest in such Additional Receivables for the benefit of the Noteholders.

           During the Pre-Funding Period, upon the Seller's written direction to the Servicer and the Trust Collateral Agent from time to time (but not more often than once during each such period or as more frequently consented to in writing by the Insurer), the Trust Collateral Agent will release funds in the Pre-Funding Account to the Seller in an amount equal to 91% of the aggregate outstanding principal balance of the Additional Receivables so transferred as of the related Subsequent Cut-off Date (the "Additional Receivables Purchase Price") and the Seller will transfer and assign to the Trust, without recourse, the Seller's entire right, title and interest in and to such Additional Receivables. Upon the transfer and assignment of Additional Receivables to the Trust on a Subsequent Transfer Date, the Pool Outstanding Principal Balance will increase in an amount equal to the aggregate Outstanding Principal Balance of the Additional Receivables so transferred as of the applicable Subsequent Cut-off Date.

           Any transfer and assignment of Additional Receivables to the Trust will be subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Additional Receivable must satisfy the eligibility criteria with respect to the Receivables specified in the Sale and Servicing Agreement; (ii) as of such Subsequent Transfer Date, the Receivables in the Trust, together with the Additional Receivables to be transferred and assigned by the Seller to the Trust on such Subsequent Transfer Date, must meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cut-off Date and any Additional Receivables on the related Subsequent Cut-off Date): (a) the weighted average APR of such Receivables will not be less than 18.00%, (b) the weighted average remaining term of such Receivables will not be greater than 55 months, (c) not more than 80% of the aggregate outstanding principal balance of such Receivables will be attributable to loans for the purchase of used Financed Vehicles and (d) the final scheduled payment date on the Receivable with the latest maturity will not be later than October 30, 2002; (iii) the Seller shall have executed and delivered to the Owner Trustee a Subsequent Transfer Agreement conveying such Additional Receivables to the Trust; and (iv) the Insurer shall, in its sole and absolute discretion, have consented in writing to the transfer and assignment of such Additional Receivables to the Trust. The representations and warranties with respect to the Initial Receivables made by the Seller in the Sale and Servicing Agreement, and the representations and warranties with respect to the Initial Receivables made by NAFI and assigned to the Trust, will be deemed to have been made with respect to the Additional Receivables as of the respective dates of their transfer to the Trust.

RETRANSFER OF RECEIVABLES

           The Sale and Servicing Agreement will provide that the Seller will have the right to require the Trust to retransfer to the Seller all of the Receivables included in the Trust on or after any Distribution Date on which the Pool Outstanding Principal Balance is less than 10% of the Original Pool Outstanding Principal Balance of such Receivables. The "Original Pool Outstanding Principal Balance" will equal the aggregate outstanding principal balance of all of the Receivables, including Additional Receivables, as of their respective Cut-off Dates. In connection with any such retransfer, the Seller will deliver to the Trust Collateral Agent an amount equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Notes on such Distribution Date and (ii) accrued and unpaid interest at the Interest Rate on the aggregate outstanding principal balance of the Notes on such Distribution Date. Such right may be exercised only with the prior written consent of the Insurer, if a claim has previously been made under the Policy and remains unreimbursed to the Insurer or if such retransfer would result in a claim under the Policy or would result in any amount owing to the Noteholders or the Insurer remaining unpaid. Upon the exercise by the Seller to require such retransfer, the Trust shall exercise its right under the Indenture to effect an Optional Redemption of the Notes. See "The Notes -- Optional Redemption" herein.

COLLECTION AND OTHER SERVICING PROCEDURES

           The Servicer will service and administer the Receivables in the Trust on behalf of the Trust and will have full power and authority, acting alone and/or through subservicers, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with the Sale and Servicing Agreement. In the Sale and Servicing Agreement, the Servicer will acknowledge that it is holding any Receivable documents in its possession and any other property constituting part of the Trust Property held by it in trust for the benefit of the Noteholders and the Insurer.

           Servicing activities required to be performed pursuant to the Sale and Servicing Agreement will include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Receivable.

           The Servicer will be required to take all actions that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the Obligors in the Financed Vehicles. These actions include, but are not limited to, using reasonable efforts to obtain the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all title documents, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the respective Obligors under the Receivables. Neither the Servicer nor any subservicer will be required, however, to expend its own funds to remove any security interest, lien or other encumbrance on a Financed Vehicle.

           If a Receivable becomes and continues to be a Defaulted Receivable, the Servicer will be required to take all reasonable and lawful steps necessary for repossession. Following repossession, Financed Vehicles are currently sold almost entirely at regularly scheduled wholesale auctions conducted by third parties. NAFI is considering alternatives to this method of realization on certain Financed Vehicles and may in the future use other methods of disposition if in its judgment such methods will increase net proceeds from the sale of the Financed Vehicles. However, neither the Servicer nor any subservicer will be obligated to institute any action for repossession through judicial proceedings unless it determines in its good faith judgment that the liquidation proceeds that would be realized in connection therewith would be sufficient for the reimbursement in full of its out-of-pocket expenses in connection therewith. A Receivable will become a "Defaulted Receivable" in the calendar month in which any of the following has occurred with respect to such
Receivable: (i) all or part of any scheduled payment is 90 days or more delinquent, (ii) the Servicer (or a subservicer) has in good faith determined that all amounts that it expects to recover under such Receivable have been received or (iii) the Financed Vehicle that secures the Receivable has been repossessed without reinstatement of the Receivable on or before the last day of such calendar month and any applicable redemption period has expired.

SERVICER TERMINATION EVENT

           A "Servicer Termination Event" under the Sale and Servicing Agreement will occur if:

           (a) the Servicer shall fail, or fail to cause any subservicer, to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payments required to be so delivered by the Servicer or subservicer under the terms of the Notes or the Sale and Servicing Agreement and such failure shall continue unremedied for two Business Days after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default (as defined below) shall have occurred and be continuing) the Insurer or after discovery of such failure by the Servicer (but in no event later than five Business Days after the Servicer is required to make such delivery or deposit); or

           (b) the Servicer shall fail to observe or perform any other of the covenants or agreements on the part of the Servicer in the Sale and Servicing Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Policy) or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent, or to the Servicer and the Trust Collateral Agent by the Insurer (or, if an Insurer Default has occurred and is continuing, Holders of Notes evidencing in the aggregate not less than 25% of the aggregate outstanding principal balance of the Notes); or

           (c) there shall have occurred certain events of bankruptcy or insolvency with respect to the Servicer; or

           (d) the Servicer shall have breached any of the representations and warranties set forth in the Sale and Servicing Agreement which breach materially and adversely affects the interests of the Noteholders in any Receivable (determined without regard to the availability of funds under the Policy) or the Insurer and the Servicer shall have failed to cure such breach in all material respects within thirty days of its receipt of a notice of such breach; or

           (e) there shall have occurred an Insurance Agreement Event of Default (as defined below) or an event of default under any other insurance agreement to which (x) the Insurer and (y) NAFI and/or the Seller or any other affiliate of NAFI are party; or

           (f) a claim is made under the Policy; or

           (g) the Servicer fails to deliver the Servicer Certificate and such failure remains unremedied for five days; or

           (h) so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered the notice extending the term of the Servicer required to be delivered by the Insurer pursuant to the Sale and Servicing Agreement in the absence of certain events.

           An "Insurance Agreement Event of Default" will include (i) the inaccuracy or incompleteness of any representation or warranty of the Trust, NAFI, the Servicer or the Seller in the Sale and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods, (ii) a failure by the Trust, NAFI, the Servicer or the Seller to perform or to comply with any covenant or agreement in the Sale and Servicing Agreement, the Insurance Agreement or certain other documents, subject to applicable grace periods, (iii) a finding or a ruling by a governmental authority or agency that the Insurance Agreement, the Sale and Servicing Agreement, the Indenture or certain other documents, or any material provision of any such document, are not binding on NAFI or the Seller or any of the other parties thereto, (iv) failure by the Trust, NAFI, the Servicer or the Seller to pay their respective debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Trust, NAFI, the Servicer or the Seller, (v) a Servicer Termination Event, (vi) a claim for payment under the Policy, (vii) certain events of default under any other insurance agreement or similar agreement entered into among (A) the Insurer and (B) NAFI and/or the Seller or any other affiliate of NAFI entered into with respect to any other series of securities issued by NAFI or the Seller or any other affiliate of NAFI, (viii) a denial by NAFI or the Seller of any liability or obligation under the Insurance Agreement, the Indenture, the Sale and Servicing Agreement or certain other documents, (ix) failure by the Trust, NAFI or the Seller to pay when due any amount owed under the Sale and Servicing Agreement, the Insurance Agreement, the Indenture or certain other documents, (x) failure of the Receivables to comply, in the aggregate, with certain limitations on the levels of delinquent Receivables, Defaulted Receivables and net losses in respect of Liquidated Receivables set forth in the Insurance Agreement, (xi) any default in the observance or performance of any covenant or agreement of the Trust made in the Indenture (other than a default in the payment of the interest or principal on any Note when due) or any representation or warranty of the Trust made in the Indenture or certain other documents in any material respect subject to applicable grace periods and (xii) the Trust becomes an association (or publicly traded partnership) or taxable as a corporation for federal or state income tax purposes.

           Rights Upon a Servicer Termination Event; Appointment of Successor. If a Servicer Termination Event occurs under the Sale and Servicing Agreement, then, so long as such Servicer Termination Event has not been remedied, the Insurer may (unless an Insurer Default has occurred and is continuing) and the Indenture Trustee will, at the direction of the Insurer (or, if an Insurer Default has occurred and is continuing, the Holders of Notes evidencing in the aggregate not less than 51% of the aggregate outstanding principal balance of the Notes), by notice in writing to the Servicer, the Backup Servicer and the Seller, terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the related Receivables and the proceeds thereof and appoint the Backup Servicer or (so long as no Insurer Default shall have occurred and be continuing) such other Person or entity as the Insurer shall direct as the successor Servicer. Any such termination will be subject to compensation, rights of reimbursement, indemnity and limitation on liability to which the Servicer is then entitled. The Backup Servicer will agree to act as successor Servicer under the Sale and Servicing Agreement in the event that the rights and obligations of the Servicer are terminated under the Sale and Servicing Agreement. On or after the receipt by the Servicer of written notice of its termination and upon the effective date of the transfer specified in such notice, all authority and power of the Servicer under the Sale and Servicing Agreement, whether with respect to the related Notes or the related Receivables or otherwise, will pass to and be vested in the Backup Servicer or another successor Servicer. In the Sale and Servicing Agreement, the Servicer will agree to cooperate with the Backup Servicer or other successor Servicer in effecting a termination of the Servicer's responsibilities and rights thereunder.

           A "Insurer Default" means the occurrence and continuance of any of the following events: (a) the Insurer shall fail to make a payment required under the Policy in accordance with its terms; (b) the Insurer (i) files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree
(1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

           On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer designated by the Insurer (so long as no Insurer Default shall have occurred and be continuing) will be the successor in all respects to the Servicer in its capacity as Servicer under the Sale and Servicing Agreement. In the event that the Insurer has not designated as successor Servicer a person other than the Backup Servicer and the Backup Servicer refuses or is unable to take over and assume the responsibilities of the Servicer, the Trust Collateral Agent may appoint, or petition a court of competent jurisdiction to appoint, any experienced servicer of motor vehicle installment sale contracts and notes having a net worth of not less than $10,000,000 as the successor to the Servicer under the Sale and Servicing Agreement. The Trust Collateral Agent will consult with the Seller and the Insurer before appointing a successor Servicer other than the Backup Servicer under the Sale and Servicing Agreement, and any successor Servicer other than the Backup Servicer must be satisfactory to the Insurer (unless an Insurer Default has occurred and is continuing). Pending appointment of a successor to the Servicer under the Sale and Servicing Agreement, the Trust Collateral Agent shall act in such capacity. In connection with such appointment and assumption, the Trust Collateral Agent may make such arrangements for the compensation of such successor out of payments on related Receivables as it and such successor agree. However, no such compensation to the Trust Collateral Agent will be in excess of that permitted the Servicer under the Sale and Servicing Agreement unless (i) the Trust Collateral Agent and Insurer (or, if an Insurer Default has occurred and is continuing, the Holders of a majority in percentage interests of the Notes) agree in writing to a larger Servicing Fee and (ii) each of S&P and Moody's delivers a letter to the Indenture Trustee to the effect that such larger Servicing Fee will not result in a reduction or withdrawal of the rating assigned by it to the Notes. The monthly Servicing Fee for any successor Servicer may not, however, exceed one-twelfth of two percent of the Pool Outstanding Principal Balance of the related Receivables as of the last day of such month. The Seller, the Trust Collateral Agent, any subservicer and the successor Servicer will take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession.

SERVICING FEE

        The Servicer will receive a monthly fee (the "Servicing Fee") as compensation for its activities under the Sale and Servicing Agreement. As to any calendar month, the Servicing Fee under the Sale and Servicing Agreement will equal 1/12 of the product of (a) two percent and (b) the Pool Outstanding Principal Balance as of the last day of such month. The Servicer will be required to pay the fees of, and certain expenses of, the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, any subservicer and the Backup Servicer.


                            THE PURCHASE AGREEMENTS


        The Receivables in the Trust will be acquired by the Seller from the NAFI Transferors pursuant to the Purchase Agreements. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Purchase Agreements. Where particular provisions or terms used in the Purchase Agreements are referenced to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

TRANSFER AND CONVEYANCE OF RECEIVABLE ASSETS

        Pursuant to the Purchase Agreements, the NAFI Transferors will sell, transfer and convey to the Seller, without recourse except as specifically provided in the Purchase Agreements, all of their respective right, title and interest in and to the following assets: (i) the Receivables and all monies payable thereunder on and after the applicable Cut-Off Date; (ii) the related Receivable Files; (iii) the security interests in the Financed Vehicles securing the Receivables and the property which secured any such Receivable and which has been acquired by repossession or otherwise; (iv) all rights to the insurance proceeds and liquidation proceeds with respect to such Receivables;
(v) certain rights against Dealers under the related Dealer Agreements and against Originators under the related Originator Agreements; and (vi) the proceeds of the foregoing and the rights to enforce the foregoing. Each such sale, transfer and conveyance of Receivables will be consummated on the Closing Date other than Additional Receivables that may be sold, transferred and conveyed by NAFI or Funding Trust II to the Seller on Subsequent Transfer Dates.

        On or prior to the Closing Date, the NAFI Transferors will file Uniform Commercial Code financing statements, appropriate under applicable law, to reflect the transfer and conveyance of the Receivables to the Seller.

REPRESENTATIONS AND WARRANTIES

        In the Purchase Agreements, NAFI will make representations and warranties with respect to each Receivable in the Trust (including Receivables acquired by the Seller from Funding Trust II) as of the date of transfer of such Receivable to the Trust as to, among other things, the characteristics of such Receivable, NAFI's or Funding Trust II's interest in such Receivable and the Financed Vehicle securing such Receivable, the nature of the interest acquired by the Seller in such Receivable and the related Financed Vehicle, compliance of such Receivable with consumer finance and other laws and regulations and certain other matters.

        If there has been a breach of any of the foregoing representations or warranties with respect to a Receivable and such Receivable is retransferred or required to be retransferred to the Seller pursuant to the Sale and Servicing Agreement, NAFI will be required under the applicable Purchase Agreement, upon demand, to repurchase such Receivable from the Seller at the retransfer amount required by the Sale and Servicing Agreement.


                                   THE POLICY


         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the provisions of the Policy.

THE POLICY

        Simultaneously with the issuance the Notes, Financial Security will deliver the Policy to the Trust Collateral Agent as agent for the Indenture Trustee for the benefit of each Holder of a Note. Under the Policy, Financial Security will unconditionally and irrevocably guarantee to the Trust

Collateral Agent for the benefit of each Holder of a Note the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

        "Scheduled Payments" means payments which are scheduled to be made on the Notes during the term of the Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which "Scheduled Payments" are (i) with respect to each Distribution Date, the Monthly Interest payable on such Distribution Date, and (ii) with respect to the Final Scheduled Distribution Date, any principal of the Notes remaining unpaid on such Final Scheduled Distribution Date; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with its original terms. Scheduled Payments shall not include (x) any portion of the Note Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of the Note Interest Distributable Amount due to Noteholders representing interest on any overdue interest or (z) any Note Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. "Note Prepayment Amounts" means an amount equal to each Noteholder's share of principal payments from funds on deposit in the Pre-Funding Account on the date of a Mandatory Redemption, as described herein. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder of a Note.

        Payment of claims on the Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day (as defined below) following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Distribution Date such payment was due on the Notes.

        If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, Financial Security shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trust Collateral Agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return the amount of any Scheduled Payment paid on the Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Holder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or
(ii) the date of Receipt by Financial Security from the Trust Collateral Agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received (as defined below) written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment will be disbursed to the Trust Collateral Agent for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture.

OTHER PROVISIONS OF THE POLICY

        The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent, if any, shall promptly so advise the Trust Collateral Agent and the Trust Collateral Agent may submit an amended notice.

        Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Chicago, Illinois, or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law or executive order to be closed.

        Financial Security's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trust Collateral Agent as provided in the Policy whether or not such funds are properly applied by the Trust Collateral Agent.

        Financial Security shall be subrogated to the rights of each Holder of a Note to receive payments of principal and interest under the Notes to the extent of any payment by Financial Security under the Policy.

        Claims under the Policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under the Policy and claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller or the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following general discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, describes certain federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Notes or to particular categories of investors, some of which may be subject to special rules.

         The discussion that follows, and the opinions set forth below of Morrison & Foerster LLP, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinions of Tax Counsel are not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Notes is as indebtedness for federal income tax purposes.

         Except as described below, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. It is not anticipated that the Notes will be issued with original issue discount. See "Federal Income Tax Consequences--Trusts for which a Partnership Election is Made--Tax Consequences to Holders of the Notes" in the Prospectus.

ALTERNATIVE CHARACTERIZATIONS OF THE NOTES

         Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Receivables, all income on such Receivables would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

         If, alternatively, the Notes were treated as an equity interest in the Trust, the Trust would be treated as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax unless treated as a publicly traded partnership taxable as a corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and, therefore, is subject to interpretation, the Trust, if treated as a partnership, will not be treated as a publicly traded partnership taxable as a corporation. This opinion is based on Tax Counsel's conclusion that the nature of the income of the Trust exempts it from the rules that certain publicly traded partnerships are taxable as corporations.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

         Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Certificates of which are retained by the Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder. In the event the Certificates were later transferred to more than one person, the discussion under "Trusts for which a Partnership Election is Made" in the Prospectus would apply to the Trust and the Notes.

         In any event, Tax Counsel will advise the Trust that the Notes will be classified as debt for federal income tax purposes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust would most likely in the view of Tax Counsel, be treated as a partnership for federal income tax purposes. See "Alternative Characterizations of the Notes" above.

STATE TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.



                              ERISA CONSIDERATIONS


     Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the

Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however, such plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING


        Subject to the terms and conditions set forth in the Underwriting Agreement between the Seller and First Union Capital Markets Corp. (the "Underwriter"), the Notes will be purchased from the Seller by the Underwriter upon issuance.

        The Underwriting Agreement provides that the Underwriter is obligated to purchase all of the Notes offered hereby, if any of such Notes are purchased.

        The Seller has been advised by First Union Capital Markets Corp. that it proposes initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes, and that the Underwriter and such dealers may re-allow a discount of not in excess of % of the principal amount of the Notes to other dealers. The public offering price and the concession and discount to dealers may be changed by the Underwriter after the initial public offering of the Notes offered hereby. In addition, certain fees and expenses of the Underwriter, including fees and expenses of its counsel, will be paid by the Seller.

        In connection with the offering of the Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. In addition, the Underwriter may impose "penalty bids" whereby it may reclaim from a dealer participating in the offering the selling concession with respect to the Notes that such dealer distributed in the offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

        NAFI and the Seller have agreed to indemnify the Underwriter against certain liabilities, including certain losses, claims, damages or liabilities arising under the Securities Act of 1933, as amended, in connection with certain untrue statements of material fact or material omissions contained in the Preliminary Prospectus Supplement, the Prospectus or the Registration Statement.

        The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by the Underwriter that the Underwriter currently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and any such market may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

        In the ordinary course of their respective businesses, First Union Capital Markets Corp. and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NAFI and its affiliates. See "Use of Proceeds" herein and "Plan of Distribution" in the accompanying Prospectus. In connection with the offering contemplated by this Prospectus Supplement, First Union Corporation has received a fee from the Seller in respect of certain advisory services relating to the structuring of the transaction.

        This Prospectus Supplement and the accompanying Prospectus may be used by the Underwriter, affiliates of which have an ownership interest in, or participate in banking transactions with, NAFI, in connection with offers and sales related to market making transactions in the Notes. The Underwriter may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.


                                 LEGAL MATTERS


        Certain matters with respect to the legality of the Notes and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon for the Seller by Morrison & Foerster, New York, New York. Certain matters with respect to the Notes will be passed upon for the Underwriter by Dewey Ballantine, New York, New York.


                                    RATINGS


        As a condition of issuance, the Notes will be rated "AAA" by S&P and "Aaa" by Moody's primarily on the basis of the issuance of the Policy by the Insurer. There is no assurance that the ratings initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating

Agencies. Such ratings will not constitute an assessment of the likelihood that principal prepayments on the Receivables underlying the Notes will be made by the Obligors thereon or of the degree to which the rate of such prepayments might differ from that originally anticipated. See "Risk Factors - Ratings on Notes" herein.


                                    EXPERTS


        The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

               INDEX OF DEFINED TERMS

"ABS Table"......................................21
"ABS"............................................21
"Additional Receivables Purchase Price"..........40
"Additional Receivables"......................7, 29
"aggregate risks"................................28
"Agreement".......................................4
"APR".............................................9
"Available Amount"...............................37
"Backup Servicer".................................4
"Bankruptcy Loss"................................33
"Benefit Plan"...............................13, 49
"Business Day"................................5, 47
"Certificates"....................................1
"Closing Date"....................................1
"Code".......................................13, 48
"Collateral Agent"............................4, 17
"Collection Account"..........................7, 16
"Custodian"......................................16
"Cut-off Dates"...................................8
"Defaulted Receivable"...........................41
"Determination Date".............................37
"Distribution Account"........................7, 16
"Distribution Date"........................1, 5, 31
"Draw Date"......................................35
"DTC".............................................1
"Due Period"......................................5
"Eligible Account"...............................37
"Eligible Investments"...........................37
"Exchange Act"....................................2
"Final Scheduled Distribution Date"............1, 9
"Financed Vehicles"...........................7, 29
"Financial Security"...........................3, 4
"Funding Trust II"............................8, 17
"Holder"..........................................1
"Holdings"....................................3, 27
"Indenture Events of Default"....................33
"Indenture Trustee"........................1, 4, 17
"Initial Cut-off Date"............................8
"Initial Pre-Funded Amount"......................38
"Initial Receivables".........................7, 29
"Insurance Agreement Event of Default"...........42
"Insurance Agreement".........................7, 35
"Insurer Default"................................43
"Insurer Optional Deposit".......................37
"Insurer".........................................4
"Interest Period".................................5
"Interest Rate"...................................5
"IRS"............................................48
"Issuer".......................................1, 4
"Mandatory Redemption"........................6, 31
"Modeling Assumptions"...........................22
"Monthly Interest"...............................30
"Moody's"........................................13
"NAFI Transferors"...............................17
"NAFI"............................................1
"Note Distribution Account"...................7, 16
"Note Prepayment Amounts"........................46
"Note Redemption Amount"......................6, 32
"Notes"...........................................1
"OFSA"...........................................27
"Order"..........................................47
"Owner Trustee"................................1, 4
"Plan Assets Regulation".........................50
"Policy Claim Amount"............................36
"Policy"..........................................1
"Pool Outstanding Principal Balance"..........6, 32
"Pre-Funded Amount"..............................10
"Pre-Funding Account".............................1
"Pre-Funding Period"..........................1, 10
"PTCE"...........................................51
"Purchase Agreement"..........................8, 17
"Purchase Agreements".........................8, 17
"Rating Agencies"................................13
"Receipt"........................................48
"Receivable Files"...............................16
"Receivables"..............................1, 7, 30
"Received".......................................47
"Record Date".....................................5
"Redemption Price"...............................32
"Required Reserve Amount"........................40
"Retransferred Receivables".......................5
"S&P"............................................13
"Sale Agreement"..................................8
"Scheduled Payments".............................47
"Securities"......................................1
"Seller"......................................1, 26
"Servicer Certificate"...........................32
"Servicer Default"...............................43
"Servicing Fee"..................................45
"Servicing Transfer Date"........................25
"single risks"...................................29
"Spread Account Agreement".......................11
"Spread Account Initial Amount"..................37
"Subsequent Cut-off Date..........................8
"Subsequent Transfer Agreement"..................15
"Subsequent Transfer Date"........................8
"Trust Collateral Agent"..................1, 11, 17
"Trust Property"...........................1, 7, 30
"Trust"...........................................1
"Underwriter"....................................51
"World Omni".....................................27

PROSPECTUS

                  NATIONAL AUTO AUTOMOBILE RECEIVABLES TRUSTS

                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                            ________________________

                     NATIONAL FINANCIAL AUTO FUNDING TRUST
                                    (Seller)

                            ________________________

         The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivable-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and, if specified in the related Prospectus Supplement, one or more classes of Certificates, in each case as set forth in the related Prospectus Supplement.

         The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by National Financial Auto Funding Trust (the "Seller"), a wholly owned subsidiary of National Auto Finance Company, Inc. ("NAFI"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sale contracts (the "Receivables") purchased by NAFI principally from motor vehicle dealers and secured by new and used automobiles, light trucks, vans or minivans, certain monies paid or payable thereunder on or after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of the security interest of NAFI in the vehicles financed thereby, rights to receive proceeds from claims on certain insurance policies covering the vehicles or the obligors on the Receivables, rights to enforce certain remedies against NAFI in the event of a breach of a representation or warranty made by NAFI regarding the Receivables, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with the Trustee or the Indenture Trustee, which may include a Pre-Funding Account and/or a Revolving Account, each of which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period or Revolving Period specified in the related Prospectus Supplement.

         Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, NAFI, in its individual capacity and as Servicer, and the Trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, NAFI, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").
                                                   (Continued on following page)

      FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY
         PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS"
           AT PAGE 24 HEREIN AND AS MAY BE SET FORTH IN THE RELATED
                            PROSPECTUS SUPPLEMENT.
                           ________________________

 THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS
          OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR
               OBLIGATIONS OF NAFI, THE SELLER OR ANY AFFILIATE
                                  OF EITHER.

                           ________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                          ________________________

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS JUNE 6, 1997.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

         Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Certificates and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

         Certain capitalized terms used in this Prospectus are defined elsewhere herein. A listing of the pages on which such terms are defined is found in the "Index of Defined Terms" herein on page 89.

         There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address for such Web site is: http://www.sec.gov.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities
- Statements to Securityholders" and " - Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller or NAFI intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer, on behalf of each Trust, will discontinue the filing of such periodic reports with the Commission upon completion of the reporting period required by Rule 15d-1 of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Servicer on behalf of each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

         The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company, Inc., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (800) 999-7535).

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Defined Terms."

Issuer  . . . . . . . . . . . . . . . . . .       With respect to each
                                                  series of Securities, a trust
                                                  (the "Trust") will be formed
                                                  by National Financial Auto
                                                  Funding Trust (the "Seller")
                                                  pursuant to either a Pooling
                                                  and Servicing Agreement among
                                                  the Seller, National Auto
                                                  Finance Company, Inc.
                                                  ("NAFI"), in its individual
                                                  capacity and as Servicer (in
                                                  such capacity referred to
                                                  herein as the "Servicer"),
                                                  and the Trustee specified in
                                                  the related Prospectus
                                                  Supplement, or a Trust
                                                  Agreement between the Seller,
                                                  the Trustee specified in the
                                                  related Prospectus Supplement
                                                  and certain other parties as
                                                  specified in the related
                                                  Prospectus Supplement.

Seller  . . . . . . . . . . . . . . . . . .       National Financial
                                                  Auto Funding Trust, a
                                                  Delaware business trust
                                                  wholly owned by NAFI and
                                                  affiliates of NAFI. See "The
                                                  Seller."

Servicer  . . . . . . . . . . . . . . . . .       National Auto Finance
                                                  Company, Inc.  See "NAFI."

Trustee . . . . . . . . . . . . . . . . . .       The Trustee specified in the
                                                  related Prospectus Supplement
                                                  (the "Trustee"). See
                                                  "Description of the Purchase
                                                  Agreements and the Trust
                                                  Documents - The Trustee."

Backup Servicer . . . . . . . . . . . . . .       NAFI may be terminated as
                                                  Servicer under certain
                                                  circumstances, at which time
                                                  the Backup Servicer specified
                                                  in the related Prospectus
                                                  Supplement (the "Backup

                                                  Servicer") will automatically
                                                  become the Servicer. See
                                                  "Description of the Purchase
                                                  Agreements and the Trust
                                                  Documents - Servicer
                                                  Termination Events" and " -
                                                  The Backup Servicer."

Indenture Trustee . . . . . . . . . . . . .       With respect to any series of
                                                  Securities including one or
                                                  more classes of Notes, the
                                                  Indenture Trustee specified
                                                  in the related Prospectus
                                                  Supplement (the "Indenture
                                                  Trustee").

The Certificates  . . . . . . . . . . . . .       Each series of Securities
                                                  will include one or more
                                                  classes of Certificates which
                                                  will be issued pursuant to the
                                                  related Trust Documents.

                                                  Certificates will be
                                                  available for purchase in the
                                                  denominations specified in
                                                  the related Prospectus
                                                  Supplement and
                                                  will be available in
                                                  book-entry form only unless
                                                  otherwise provided in the
                                                  related Prospectus
                                                  Supplement.  Holders of
                                                  Certificates
                                                  ("Certificateholders") will
                                                  be able to receive Definitive
                                                  Certificates only in the
                                                  limited circumstances
                                                  described herein or in the
                                                  related Prospectus
                                                  Supplement. See "Certain
                                                  Information Regarding the
                                                  Securities - Book-Entry
                                                  Registration."

                                                  Other than as provided below
                                                  with respect to Strip
                                                  Certificates, each class of
                                                  Certificates will have a
                                                  stated Certificate Balance
                                                  (as defined in the related
                                                  Prospectus Supplement) and
                                                  will accrue interest on such
                                                  Certificate Balance at a
                                                  specified rate (with respect
                                                  to each class of
                                                  Certificates, the
                                                  "Pass-Through Rate"). Each
                                                  class of Certificates may
                                                  have a different Pass-Through
                                                  Rate, which may be a fixed,
                                                  variable or adjustable
                                                  Pass-Through Rate, or any
                                                  combination of the foregoing.
                                                  The related Prospectus
                                                  Supplement will specify
                                                  the Pass-Through Rate for
                                                  each class of Certificates,
                                                  or the initial Pass-Through
                                                  Rate and the method for
                                                  determining subsequent
                                                  changes to the
                                                  Pass-Through Rate. In
                                                  addition, a series may
                                                  include one or more classes
                                                  of Certificates ("Strip
                                                  Certificates") entitled to
                                                  (i) distributions in respect
                                                  of principal with
                                                  disproportionate, nominal or
                                                  no interest distributions, or
                                                  (ii) interest distributions,
                                                  with disproportionate,
                                                  nominal or no distributions
                                                  in respect of principal.

                                                  A series may include two or
                                                  more classes of Certificates
                                                  which differ as to timing of
                                                  distributions, sequential
                                                  order, priority of payment,
                                                  seniority, allocation of
                                                  loss, Pass-Through Rate or
                                                  amount of distributions in
                                                  respect of principal or
                                                  interest, or as to which
                                                  distributions in respect of
                                                  principal or interest on any
                                                  class may or may not be made
                                                  upon the occurrence of
                                                  specified events or on the
                                                  basis of collections from
                                                  designated portions of the
                                                  Receivables Pool.

                                                  With respect to any series of
                                                  Securities including one or
                                                  more classes of Notes,
                                                  distributions in respect of
                                                  the Certificates may be
                                                  subordinated in priority of
                                                  payment to payments on the
                                                  Notes, to the extent
                                                  specified in the related
                                                  Prospectus Supplement.

                                                  If the Seller or Servicer
                                                  exercises its option to
                                                  purchase the Receivables of
                                                  a Trust on the terms and
                                                  conditions described below
                                                  under "Description of the
                                                  Purchase Agreements and the
                                                  Trust Documents-Termination,"
                                                  Certificateholders will
                                                  receive an amount in respect
                                                  of the Certificates as
                                                  specified in the related
                                                  Prospectus Supplement. In
                                                  addition, if the related
                                                  Prospectus Supplement
                                                  provides that the property of
                                                  a Trust will
                                                  include a Pre-Funding Account
                                                  or Revolving Account,
                                                  Certificateholders may
                                                  receive a distribution in
                                                  respect of principal on or
                                                  immediately following the end
                                                  of the Pre-Funding Period or
                                                  Revolving Period, as
                                                  applicable, specified in the
                                                  related Prospectus Supplement
                                                  in an amount and manner
                                                  specified in the related
                                                  Prospectus Supplement.

The Notes . . . . . . . . . . . . . . . . . .     With respect to any
                                                  series of Securities
                                                  including one or more classes
                                                  of Notes, such Notes will be
                                                  issued pursuant to an
                                                  Indenture.

                                                  Notes will be available for
                                                  purchase in the denominations
                                                  specified in the related
                                                  Prospectus Supplement and
                                                  will be available in
                                                  book-entry form or, if
                                                  specified in the related
                                                  Prospectus Supplement, in
                                                  definitive form. If Notes are
                                                  issued in book-entry form,
                                                  holders of Notes
                                                  ("Noteholders") will be able
                                                  to receive Definitive Notes
                                                  only in the limited
                                                  circumstances described
                                                  herein or in the related
                                                  Prospectus Supplement. See
                                                  "Certain Information
                                                  Regarding the Securities -
                                                  Book-Entry Registration."

                                                  Other than as provided below
                                                  with respect to Strip Notes,
                                                  each class of Notes will have
                                                  a stated principal amount and
                                                  will bear interest at a
                                                  specified rate or rates (with
                                                  respect to each class of
                                                  Notes, the "Interest Rate").
                                                  Each class of Notes may have
                                                  a different Interest Rate,
                                                  which may be a fixed,
                                                  variable or adjustable
                                                  Interest Rate, or any
                                                  combination of the foregoing.
                                                  The related Prospectus
                                                  Supplement will specify the
                                                  Interest Rate and the method
                                                  for determining subsequent
                                                  changes to the Interest Rate.
                                                  In addition, a series may
                                                  include one or more classes
                                                  of Notes ("Strip Notes")
                                                  entitled to (i) principal
                                                  payments
                                                  with disproportionate,
                                                  nominal or no interest
                                                  payments or (ii) interest
                                                  payments with
                                                  disproportionate, nominal or
                                                  no principal payments.


                                                  A series may include two or
                                                  more classes of Notes which
                                                  differ as to the timing and
                                                  priority of payment,
                                                  seniority, allocations of
                                                  loss, Interest Rate or amount
                                                  of payments of principal or
                                                  interest, or as to which
                                                  payments of principal or
                                                  interest may or may not be
                                                  made upon the occurrence of
                                                  specified events or on the
                                                  basis of collections from
                                                  designated portions of the
                                                  Receivables Pool. If the
                                                  Seller or the Servicer
                                                  exercises its option to
                                                  purchase the Receivables
                                                  of a Trust on the terms and
                                                  conditions described below
                                                  under "Description of the
                                                  Purchase Agreements and the
                                                  Trust Documents-Termination,"
                                                  the outstanding Notes, if
                                                  any, of such series will be
                                                  redeemed as set forth in the
                                                  related Prospectus
                                                  Supplement. In addition, if
                                                  the related Prospectus
                                                  Supplement provides that the
                                                  property of a Trust will
                                                  include a Pre-Funding Account
                                                  or Revolving Account, the
                                                  outstanding Notes, if any, of
                                                  such series will be subject
                                                  to partial redemption on or
                                                  immediately following the end
                                                  of the Pre-Funding Period or
                                                  Revolving Period, as
                                                  applicable, in an amount and
                                                  manner specified in the
                                                  related Prospectus
                                                  Supplement. In the event of
                                                  such partial redemption, the
                                                  Noteholders may be entitled
                                                  to receive a prepayment
                                                  premium from the Trust, in
                                                  the amount and to the extent
                                                  provided in the related
                                                  Prospectus Supplement.

Trust Property  . . . . . . . . . . . . . . . . . Each Certificate will represent a fractional
                                                  undivided interest in, and
                                                  each Note, if any, will
                                                  represent an obligation of,
                                                  the related Trust. The assets
                                                  of each Trust (the "Trust

                                                  Property") will include a
                                                  pool (the "Receivables Pool")
                                                  of retail installment sale
                                                  contracts (the "Receivables")
                                                  purchased or to be purchased
                                                  primarily from motor vehicle
                                                  dealers ("Dealers") by NAFI
                                                  and secured by new and used
                                                  automobile light trucks, vans
                                                  or minivans (the "Financed
                                                  Vehicles"), certain monies
                                                  paid or payable thereunder on
                                                  or after the Cutoff Date (as
                                                  specified in the related
                                                  Prospectus Supplement), an
                                                  assignment of the security
                                                  interest of the NAFI
                                                  Transferor in the Financed
                                                  Vehicles and of the right to
                                                  receive proceeds from claims
                                                  on certain insurance policies
                                                  covering the Financed
                                                  Vehicles or the Obligors, the
                                                  assignment of certain rights
                                                  of NAFI against the Dealers
                                                  originating such Receivables
                                                  or the Originators from whom
                                                  NAFI acquired such
                                                  Receivables, the Collection
                                                  Account and certain other
                                                  trust accounts as may be
                                                  established to provide credit
                                                  support or liquidity with
                                                  respect to the related Trust
                                                  assets or Securities,
                                                  including in the case of each
                                                  such account all investments
                                                  therein, all income from the
                                                  investment of funds therein
                                                  and all proceeds thereof, and
                                                  certain other rights under
                                                  the Trust Documents. In
                                                  addition, if so specified in
                                                  the related Prospectus
                                                  Supplement, the Trust
                                                  Property will include monies
                                                  on deposit in a Pre-Funding
                                                  Account and/or Revolving
                                                  Account to be established
                                                  with the Indenture Trustee or
                                                  the Trustee, which will be
                                                  used to purchase Subsequent
                                                  Receivables (as defined
                                                  below) from the Seller from
                                                  time to time during the
                                                  Pre-Funding Period and/or
                                                  Revolving Period specified in
                                                  the related Prospectus
                                                  Supplement, as well as any
                                                  Subsequent Receivables so
                                                  purchased. See "The Trusts."

                                                  The Receivables of each
                                                  Trust will be purchased by
                                                  the Seller from NAFI and/or
                                                  one or more special-purpose
                                                  finance subsidiaries of NAFI
                                                  (each of NAFI and any such
                                                  subsidiary, in its capacity
                                                  as transferor of Receivables
                                                  to the Seller, a "NAFI
                                                  Transferor") pursuant to a
                                                  purchase agreement (the
                                                  "Purchase Agreement") between
                                                  the Seller and the applicable
                                                  NAFI Transferor on or prior
                                                  to the date of issuance of
                                                  the Securities. If and to the
                                                  extent provided in the
                                                  related Prospectus
                                                  Supplement, the Seller will
                                                  be obligated (subject only to
                                                  the availability thereof) to
                                                  purchase from one or more
                                                  NAFI Transferors and to sell
                                                  to the related Trust, and the
                                                  related Trust will be
                                                  obligated to purchase from
                                                  the Seller (subject to the
                                                  satisfaction of certain
                                                  conditions described in the
                                                  applicable Purchase
                                                  Agreement), additional
                                                  Receivables (the "Subsequent
                                                  Receivables") from time to
                                                  time (as frequently as daily)
                                                  during the Pre-Funding Period
                                                  specified in the related
                                                  Prospectus Supplement having
                                                  an aggregate principal
                                                  balance approximately equal
                                                  to the amount on deposit in
                                                  the Pre-Funding Account (the
                                                  "Pre-Funded Amount") on such
                                                  Closing Date.

                                                  The Trust Property of each
                                                  Trust will also include an
                                                  assignment of the Seller's
                                                  rights under the related
                                                  Purchase Agreement, including
                                                  rights against NAFI upon the
                                                  occurrence of certain
                                                  breaches of representations
                                                  and warranties thereunder (a
                                                  "Repurchase Event"). See
                                                  "Description of the Purchase
                                                  Agreements and Trust
                                                  Documents,Sale and Assignment
                                                  of the Receivables" and
                                                  "-Servicing Procedures."

Pre-Funding Account . . . . . . . . . . . . . . . If and to the extent specified in the related
                                                  Prospectus Supplement, a
                                                  portion of the net
                                                  proceeds from the offering of
                                                  the Securities of a series
                                                  (such amount, the "Pre-Funded
                                                  Amount") may be deposited in
                                                  a segregated account (the
                                                  "Pre-Funding Account") with
                                                  the Trustee or Indenture
                                                  Trustee, as the case may be,
                                                  for the benefit of the
                                                  Securityholders. During the
                                                  period specified in the
                                                  related Prospectus Supplement
                                                  (the "Pre-Funding Period")
                                                  the Pre-Funded Amount will be
                                                  reduced as it is used to
                                                  purchase Subsequent
                                                  Receivables subject to the
                                                  satisfaction of certain
                                                  conditions specified under
                                                  the related Trust Documents.
                                                  The maximum length of the
                                                  Pre-Funding Period will be
                                                  specified in the related
                                                  Prospectus Supplement and
                                                  will not exceed one year.  The
                                                  Pre-Funded Amount will be
                                                  specified in the related
                                                  Prospectus Supplement and
                                                  will not exceed the lesser of
                                                  (i) 25% of the gross proceeds
                                                  of the offering of the
                                                  related series of Securities
                                                  and (ii) the aggregate
                                                  principal balance of
                                                  Subsequent Receivables that
                                                  the Seller anticipates it
                                                  will be able to acquire and
                                                  convey to the Trust during
                                                  the Pre-Funding Period.
                                                  Funds on deposit in the
                                                  Pre-Funding Account will be
                                                  invested in Eligible
                                                  Investments pending release
                                                  of such funds to the Seller
                                                  in connection with the
                                                  purchase of Subsequent
                                                  Receivables.

                                                  Prior to the conveyance of any
                                                  Subsequent Receivables to the
                                                  Trust, the Seller will be
                                                  required to give notice of
                                                  the Subsequent Receivables to
                                                  be conveyed to the Trust to
                                                  the Trustee(s), the Rating
                                                  Agencies and any third-party
                                                  credit enhancement provider.
                                                  Upon the satisfaction of the
                                                  conditions set forth in the
                                                  Trust Documents, including
                                                  the receipt by the Trustee
                                                  and/or Indenture Trustee, as
                                                  applicable, of an executed
                                                  assignment, the Trustee
                                                  and/or Indenture Trustee, as
                                                  applicable, will release from
                                                  the

                                                  Pre-Funding Account the
                                                  necessary funds to purchase
                                                  the Subsequent Receivables to
                                                  be conveyed to the Trust on
                                                  such date.  In no event will
                                                  funds be released from the
                                                  Pre-Funding Account to
                                                  purchase Subsequent
                                                  Receivables unless the Rating
                                                  Agencies rating the
                                                  Securities of such series
                                                  confirm that the ratings on
                                                  the Securities of such series
                                                  have not been withdrawn or
                                                  reduced as a result of the
                                                  conveyance of the Subsequent
                                                  Receivables to the Trustee.
                                                  Subsequent Receivables
                                                  purchased with funds released
                                                  from the Pre-Funding Account
                                                  will have been originated in
                                                  accordance with NAFI's
                                                  general underwriting
                                                  guidelines as in effect from
                                                  time to time and will not be
                                                  selected on the basis of any
                                                  adverse selection criteria.

                                                  If any Pre-Funded Amount
                                                  remains on deposit in the
                                                  Pre-Funding Account at
                                                  the end of the Pre-Funding
                                                  Period, such amount, in the
                                                  amounts and in the manner
                                                  specified in the related
                                                  Prospectus Supplement, will
                                                  be used to prepay some or all
                                                  classes of the Securities.
                                                  In the event of such
                                                  prepayment, the
                                                  Securityholders may be
                                                  entitled to receive a
                                                  prepayment premium in the
                                                  amount and to the extent
                                                  provided in the related
                                                  Prospectus Supplement. Such a
                                                  prepayment could result in
                                                  the Securityholders receiving
                                                  principal payments at a time
                                                  when the Securityholders are
                                                  unable to reinvest such
                                                  payments in investments
                                                  having a yield and rating
                                                  comparable to the yield and
                                                  rating on the Securities. See
                                                  "Risk Factors-Yield and
                                                  Prepayment Considerations."

Revolving Account . . . . . . . . . . . . . . . . If the related Prospectus
                                                  Supplement so provides, there
                                                  may be a period commencing on
                                                  the date of issuance of a
                                                  class or classes of Notes or
                                                  Certificates of a
                                                  series and ending on the date
                                                  set forth in the related
                                                  Prospectus Supplement (the
                                                  "Revolving Period") during
                                                  which no principal payments
                                                  will be made to one or more
                                                  classes of Notes or
                                                  Certificates of the related
                                                  series as are identified in
                                                  such Prospectus Supplement.
                                                  All collections of principal
                                                  otherwise allocated to such
                                                  classes of Notes or
                                                  Certificates may be (i)
                                                  utilized by the Trust during
                                                  the Revolving Period to
                                                  acquire additional
                                                  Receivables that satisfy the
                                                  standards described under
                                                  "Description of the Purchase
                                                  Agreements and the Trust
                                                  Documents -- Sale and
                                                  Assignment of the
                                                  Receivables" herein and the
                                                  criteria set forth in the
                                                  related Prospectus
                                                  Supplement, (ii) held in an
                                                  account and invested in
                                                  Eligible Investments for
                                                  later distribution to
                                                  Securityholders, (iii)
                                                  applied to those Notes or
                                                  Certificates, if any,
                                                  specified in the related
                                                  Prospectus Supplement as then
                                                  are in amortization, or (iv)
                                                  otherwise applied as
                                                  specified in the related
                                                  Prospectus Supplement.

                                                  An "Amortization Period" is
                                                  the period during which an
                                                  amount of principal is
                                                  payable to holders of a
                                                  series of Securities that,
                                                  during the Revolving Period,
                                                  were not entitled to such
                                                  payments. If so specified in
                                                  the related Prospectus
                                                  Supplement, during an
                                                  Amortization Period all or a
                                                  portion of principal
                                                  collections on the
                                                  Receivables may be applied as
                                                  specified above for a
                                                  Revolving Period and, to the
                                                  extent not so applied, will
                                                  be distributed to the classes
                                                  of Notes or Certificates
                                                  specified in the related
                                                  Prospectus Supplement as then
                                                  being entitled to payments of
                                                  principal.  In addition, if
                                                  so specified in the related
                                                  Prospectus Supplement,
                                                  amounts deposited in certain
                                                  accounts for the benefit of
                                                  one or  more classes of Notes
                                                  or Certificates may be
                                                  released from time to time or
                                                  on a specified date and
                                                  applied as a payment of
                                                  principal on such classes of
                                                  Notes or Certificates.  The
                                                  related Prospectus Supplement
                                                  will set forth the
                                                  circumstances which will
                                                  result in the commencement of
                                                  an Amortization Period

                                                  Each Trust that has a
                                                  Revolving Period may also
                                                  issue to the Seller a
                                                  certificate evidencing an
                                                  undivided beneficial interest
                                                  (the "Retained Interest") in
                                                  the Trust not represented by
                                                  the other Securities issued
                                                  by such Trust.  As further
                                                  described in the related
                                                  Prospectus Supplement, the
                                                  value of such Retained
                                                  Interest will fluctuate as
                                                  the amount of Trust Property
                                                  fluctuates and the amount of
                                                  Notes and/or Certificates of
                                                  the related series of
                                                  Securities outstanding is
                                                  reduced.

Credit Enhancement  . . . . . . . . . . . . . . . If and to the extent specified in the related
                                                  Prospectus Supplement, credit
                                                  enhancement with respect to a
                                                  Trust or any class of
                                                  Securities may include any
                                                  one or more of the following:
                                                  a financial guaranty
                                                  insurance policy (a "Policy")
                                                  issued by an insurer
                                                  specified in the related
                                                  Prospectus Supplement (a
                                                  "Security Insurer"),
                                                  subordination of one or more
                                                  other classes of Securities,
                                                  a reserve account,
                                                  overcollateralization,
                                                  letters of credit, credit or
                                                  liquidity facilities,
                                                  repurchase obligations, third
                                                  party payments or other
                                                  support, cash deposits or
                                                  other arrangements. A form of
                                                  credit enhancement may have
                                                  certain limitations and
                                                  exclusions from coverage
                                                  thereunder, which will be
                                                  described in the related
                                                  Prospectus Supplement.
                                                  "Description of the Purchase
                                                  Agreements and the Trust
                                                  Documents - Credit
                                                  Enhancement."

Servicer and OFSA . . . . . . . . . . . . . . . . The Servicer will be directly obligated to the Trustee for
                                                  the servicing and
                                                  administering of the
                                                  Receivables pursuant
                                                  to the Trust Documents.
                                                  With respect to each series
                                                  of Securities, compensation
                                                  to the Servicer will include
                                                  a monthly fee (the "Servicing
                                                  Fee") that will be payable
                                                  from the related Trust to the
                                                  Servicer on each Distribution
                                                  Date in an amount equal to
                                                  the product of one-twelfth of
                                                  the per annum rate specified
                                                  in the related Prospectus
                                                  Supplement multiplied by the
                                                  aggregate principal balance
                                                  of the Receivables (the
                                                  "Aggregate Principal
                                                  Balance") as of the first day
                                                  of the prior calendar month,
                                                  plus any late fees and other
                                                  administrative fees and
                                                  expenses or similar charges
                                                  collected with respect to the
                                                  Receivables during such
                                                  Monthly Period.  The Servicer
                                                  may, to the extent provided
                                                  in the Trust Documents and
                                                  with the prior written
                                                  consent of the Security
                                                  Insurer, if any, delegate any
                                                  of its servicing duties to
                                                  one or more subservicers;
                                                  provided, however, that
                                                  notwithstanding the
                                                  delegation of its duties
                                                  pursuant to a subservicer
                                                  arrangement, the Servicer
                                                  will not be relieved of its
                                                  obligations with respect to
                                                  the servicing of the
                                                  Receivables.  If specified in
                                                  the related Prospectus
                                                  Supplement, the Servicer will
                                                  enter into a Subservicing
                                                  Agreement (the "Subservicing
                                                  Agreement") with Omni
                                                  Financial Services of
                                                  America, Inc., a wholly owned
                                                  subsidiary of World Omni
                                                  Financial Corp. ("OFSA"),
                                                  pursuant to which OFSA will
                                                  subservice the Receivables
                                                  and maintain possession of
                                                  the Receivable Files in a
                                                  custodial capacity on behalf
                                                  of the Trustee.  In its
                                                  capacity as subservicer, OFSA
                                                  will directly service the
                                                  Receivables and will collect
                                                  payments received on the
                                                  Receivables, engage in
                                                  collection efforts in respect
                                                  of past due

                                                  Receivables and, where
                                                  appropriate, repossess and
                                                  liquidate Financed Vehicles
                                                  securing defaulted
                                                  Receivables.  Unless
                                                  otherwise specified in the
                                                  related Prospectus Supplement,
                                                  none of the Servicer, the
                                                  Security Insurer or OFSA will
                                                  have any obligation to make
                                                  advances of delinquent
                                                  payments of principal and
                                                  interest on the Receivables.
                                                  None of the Trustee, the
                                                  Trust, the Indenture Trustee,
                                                  the Security Insurer or the
                                                  Securityholders will be party
                                                  to the Subservicing Agreement
                                                  and none of them will have
                                                  any rights to enforce the
                                                  Subservicing Agreement other
                                                  than as such rights may be
                                                  assigned to the Trustee in
                                                  the event it acts as Back-Up
                                                  Servicer or successor
                                                  Servicer; provided, however,
                                                  the Security Insurer, if any,
                                                  will have the right to
                                                  terminate any subservicing
                                                  arrangement in connection
                                                  with a termination of the
                                                  Servicer.

Receivables . . . . . . . . . . . . . . . . . . . The Receivables forming part of the Trust Property of each
                                                  Trust were or will have been
                                                  originated by Dealers in the
                                                  ordinary course of business.
                                                  The Receivables will
                                                  generally be prepayable at
                                                  any time without penalty to
                                                  the purchaser or
                                                  co-purchasers of the Financed
                                                  Vehicle or other person or
                                                  persons who are obligated to
                                                  make payments thereunder
                                                  (each, an "Obligor"). See "The
                                                  Receivables." Information
                                                  with respect to each
                                                  Receivables Pool, including
                                                  the weighted average annual
                                                  percentage rate and the
                                                  weighted average remaining
                                                  maturity, will be set forth
                                                  in the related Prospectus
                                                  Supplement.

Collection Account and
Lockbox Account . . . . . . . . . . . . . . . .   With respect to each
                                                  series of Securities, the
                                                  Servicer will establish and
                                                  maintain one or more
                                                  separate accounts (the
                                                  "Collection Account") in the
                                                  name of the Trustee or, in
                                                  the case of any series
                                                  including one or more classes
                                                  of Notes, in the name of the
                                                  Indenture Trustee for the
                                                  benefit of the
                                                  Certificateholders and the
                                                  Noteholders, if any.  All
                                                  payments from Obligors that
                                                  are received by the Servicer
                                                  or any subservicer on behalf
                                                  of each Trust will be
                                                  deposited in the related
                                                  Collection Account not later
                                                  than two Business Days after
                                                  receipt thereof or, if
                                                  acceptable to the applicable
                                                  Rating Agencies, such other
                                                  time period as may be
                                                  specified in the related
                                                  Prospectus Supplement. Either
                                                  the Servicer or a subservicer
                                                  will establish and maintain a
                                                  lockbox account (the "Lockbox
                                                  Account") with a bank or
                                                  other depository institution
                                                  (the "Lockbox Bank") to which
                                                  payments in respect of motor
                                                  vehicle installment debt
                                                  obligations and lease
                                                  obligations serviced by the
                                                  Servicer or such subservicer
                                                  are remitted.  Obligors will
                                                  be notified to remit payments
                                                  in respect of the Receivables
                                                  directly to the Lockbox
                                                  Account or, if acceptable to
                                                  the applicable Rating
                                                  Agencies, such other account
                                                  or accounts as may be
                                                  specified in the related
                                                  Prospectus Supplement.
                                                  Unless otherwise specified in
                                                  the related Prospectus
                                                  Supplement, the Lockbox
                                                  Account will not be
                                                  segregated nor assigned or
                                                  pledged to the Trustee or the
                                                  Indenture Trustee and
                                                  payments in respect of the
                                                  Receivables deposited to the
                                                  Lockbox Account may be
                                                  commingled with collections
                                                  in respect of other motor
                                                  vehicle installment debt
                                                  obligations and/or lease
                                                  obligations serviced by the
                                                  Servicer or such subservicer.
                                                  Neither the Trustee nor the

                                                  Servicer will have any
                                                  rights to withdraw or
                                                  otherwise direct
                                                  disposition of funds on
                                                  deposit in the Lockbox
                                                  Account.  The Servicer will
                                                  be permitted to use any
                                                  alternative remittance
                                                  schedule acceptable to the
                                                  Rating Agencies (as defined
                                                  below) and to the Security
                                                  Insurer, if any (unless the
                                                  Security Insurer shall be in
                                                  continuing default on its
                                                  obligations under the Policy
                                                  or certain bankruptcy events
                                                  shall have occurred with
                                                  respect to the Security
                                                  Insurer (an "Insurer
                                                  Default")). See "Description
                                                  of the Purchase Agreements
                                                  and the Trust
                                                  Documents-Collections."

Mandatory Purchases of Certain
  Receivables . . . . . . . . . . . . . . . . .   With respect to each
                                                  series of Securities, NAFI
                                                  will make certain
                                                  representations and
                                                  warranties to the Seller
                                                  regarding the Receivables
                                                  conveyed to the Seller in the
                                                  related Purchase Agreement.
                                                  The Seller will in turn make
                                                  representations and
                                                  warranties to the Trustee
                                                  corresponding to those made
                                                  by NAFI pursuant to the
                                                  related Purchase Agreement
                                                  and will assign to the
                                                  Trustee the right to enforce
                                                  the representations and
                                                  warranties made by NAFI for
                                                  the benefit of the related
                                                  Trust and the Security
                                                  Insurer, if any, and if such
                                                  series of Securities includes
                                                  one or more classes of Notes,
                                                  the Trustee will assign its
                                                  right to enforce such
                                                  representations and
                                                  warranties to the related
                                                  Indenture Trustee as
                                                  collateral for the Notes. The
                                                  Trustee and the Indenture
                                                  Trustee, if any, as assignees
                                                  of the obligations of NAFI to
                                                  the Seller under the Purchase
                                                  Agreement will be entitled to
                                                  require that NAFI repurchase
                                                  any Receivable if the
                                                  interests of the
                                                  Certificateholders, the
                                                  Noteholders, if any, the
                                                  Security Insurer, if any, or
                                                  the related Trust therein are
                                                  materially and adversely
                                                  affected by a breach of any
                                                  such
                                                  representation or warranty
                                                  and such  breach is not
                                                  cured within the period
                                                  specified in the
                                                  related Prospectus
                                                  Supplement, if any such
                                                  period is so specified (a
                                                  "Repurchase Event"). See
                                                  "Description of the
                                                  Purchase Agreements and the
                                                  Trust Documents-Sale and
                                                  Assignment of the
                                                  Receivables."  No assurance
                                                  can be given that the Seller
                                                  or NAFI will at any time have
                                                  sufficient funds to satisfy
                                                  any such repurchase
                                                  requirement. Mandatory
                                                  repurchase by the Seller or
                                                  NAFI of the Receivables will
                                                  reduce the average life of
                                                  the Securities and could
                                                  result in the Securityholders
                                                  receiving unexpected
                                                  principal payments at a time
                                                  when such Securityholders are
                                                  unable to reinvest such
                                                  payments in investments
                                                  having a yield and rating
                                                  comparable to the yield and
                                                  rating on the Securities.
                                                  See "Risk Factors-Yield and
                                                  Prepayment Considerations."

Optional Purchase of Receivables  . . . . . . .   With respect to each
                                                  series of Securities, the
                                                  Seller or the Servicer may
                                                  purchase all the Receivables
                                                  held by the related Trust on
                                                  any Distribution Date
                                                  following the first Monthly
                                                  Period as of which the
                                                  Aggregate Principal Balance
                                                  has declined to 10% or less
                                                  (or such other percentage as
                                                  may be specified in the
                                                  related Prospectus
                                                  Supplement) of the Cutoff
                                                  Date Principal Balance,
                                                  subject to certain provisions
                                                  in the related Trust
                                                  Documents. Such right may be
                                                  exercised only with the prior
                                                  written consent of the
                                                  Security Insurer, if any, if
                                                  such retransfer would result
                                                  in a claim under any Policy
                                                  or would result in any amount
                                                  owing to the Security
                                                  Insurer, if any, or the
                                                  Securityholders remaining
                                                  unpaid.  See "Description of
                                                  the Purchase Agreements and
                                                  the Trust Documents-
                                                  Termination."

Tax Status  . . . . . . . . . . . . . . . . . .   The anticipated federal
                                                  income tax consequences of
                                                  the purchase, ownership and
                                                  disposition of Securities
                                                  issued by a Trust will be
                                                  discussed in the related
                                                  Prospectus Suppleement.  See
                                                  "Certain Federal Income Tax
                                                  Consequences" herein and in
                                                  the related Prospectus
                                                  Supplement.

ERISA Considerations  . . . . . . . . . . . . .   Subject to the considerations
                                                  discussed under "ERISA
                                                  Considerations" herein and
                                                  in the related Propectus
                                                  Suppleement, the Notes may
                                                  be eligible for purchase by
                                                  employee benefit  plans. The
                                                  related Prospectus
                                                  Supplement will provide
                                                  further information with
                                                  respect to the eligibility of
                                                  a class of Certificates for
                                                  purchase by employee benefit
                                                  plans. See "ERISA
                                                  Considerations" herein and in
                                                  the related Prospectus
                                                  Supplement.

Rating  . . . . . . . . . . . . . . . . . . . .   As a condition of
                                                  issuance, the Securities of
                                                  each series will be rated in
                                                  one of the four highest
                                                  rating categories by at least
                                                  one nationally recognized
                                                  rating agency (a "Rating
                                                  Agency"). A security rating
                                                  is not a recommendation to
                                                  buy, sell or hold securities
                                                  and there is no assurance
                                                  that the ratings initially
                                                  assigned to such Securities
                                                  will not be subsequently
                                                  lowered or withdrawn by the
                                                  Rating Agencies. In the event
                                                  the rating initially assigned
                                                  to any Securities is
                                                  subsequently lowered for any
                                                  reason, no person or entity
                                                  will be obligated to provide
                                                  any credit enhancement in
                                                  addition to the credit
                                                  enhancement, if any,
                                                  specified in the related
                                                  Prospectus Supplement.  Any
                                                  rating assigned to the
                                                  Securities by a Rating Agency
                                                  will reflect its assessment
                                                  solely of the likelihood that
                                                  holders of the Securities
                                                  will receive payment of the
                                                  principal thereof and
                                                  interest thereon.  Such
                                                  rating will not constitute an
                                                  assessment of the likelihood
                                                  that principal
                                                  prepayments on the Receivables
                                                  underlying the Securities
                                                  will be made by the obligors
                                                  thereon or of the degree to
                                                  which the rate of such
                                                  prepayments might differ from
                                                  that originally anticipated.

Registration of Certificates  . . . . . . . . .   Unless the related
                                                  Prospectus Supplement
                                                  provides for physical
                                                  delivery of the Securities,
                                                  the Certificates and the
                                                  Notes, if any, of each series
                                                  will be registered in the
                                                  name of Cede & Co., as the
                                                  nominee of DTC, and will be
                                                  available for purchase only
                                                  in book-entry form on the
                                                  records of DTC and
                                                  participating members
                                                  thereof. Certificates and
                                                  Notes will be issued in
                                                  definitive form only under
                                                  the limited circumstances
                                                  described herein. All
                                                  references herein to
                                                  "Holders" or
                                                  "Certificateholders" or
                                                  "Noteholders" shall reflect
                                                  the rights of beneficial
                                                  owners of Certificates (the
                                                  "Certificate Owners") or of
                                                  Notes ("Note Owners"), as the
                                                  case may be, as they may
                                                  indirectly exercise such
                                                  rights through DTC and
                                                  participating members
                                                  thereof, except as otherwise
                                                  specified herein or in the
                                                  related Prospectus
                                                  Supplement. See "Description
                                                  of the Purchase Agreements
                                                  and the Trust
                                                  Documents-Book-Entry
                                                  Registration."

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS

         With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in the states of Florida and Delaware. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. Each Trust Agreement will provide that either the Trustee or a custodian specified in the related Prospectus Supplement will hold the Receivable Files on behalf of each Trust or that NAFI or the Servicer will retain possession of such Receivable Files. If, however, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest.

         Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by NAFI to the Seller, or by the Seller to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents - Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."

INSOLVENCY RISKS

         Each NAFI Transferor intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the NAFI Transferor. However, if the NAFI Transferor were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of the NAFI Transferor or the NAFI Transferor as debtor-in-possession might argue that such sale of Receivables by the NAFI Transferor was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.

         In addition, if NAFI were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of NAFI or NAFI as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of NAFI. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and NAFI would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. No assurance can be given, however, that such a consolidation will not occur. If a bankruptcy trustee for NAFI or a creditor of NAFI were to take the view that NAFI and the Seller or the Trust should be substantively consolidated or if a filing is made by or against the Seller under any applicable bankruptcy or insolvency laws, then delays in payments on the Securities or reductions in such payments could result.


NATURE OF OBLIGORS

         The obligors under the Receivables (the "Obligors") generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of auto manufacturers or other traditional sources of auto loan financing and (2) customers with poor credit records that may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFI expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit-risk profiles. In addition, the payment experience of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. In the event of a default under a Receivable, the only source of payment on such Receivable may be liquidation proceeds from the related Financed Vehicle.

         The servicing of receivables of customers with such credit profiles requires special skill and diligence. NAFI believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If NAFI is removed as Servicer, or if NAFI resigns or is terminated as Servicer by the Security Insurer (as defined in the related Prospectus Supplement), if any, then a backup servicer, if any, or other successor servicer will agree to assume the obligations of successor servicer under the related Sale and Servicing Agreement or the related Pooling and Servicing Agreement. There can be no assurance, however, that collections with respect to the Receivables would not be adversely affected by a change in servicer.

SUBORDINATION

         To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all classes of Certificates of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series.

Accordingly, the yield on such subordinated classes of Securities will be more sensitive to losses on the Receivables than classes of Securities that are prior in right of distribution to such subordinated classes.

LIMITED ASSETS

         No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, the applicable Indenture Trustee, if any, or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and/or Revolving Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. In connection with the sale of the Receivables by the applicable NAFI Transferor to the Seller and by the Seller to the Trust, NAFI and the Seller will make certain representations and warranties regarding the characteristics of the Receivables and, in certain circumstances, NAFI and the Seller are required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. There is no assurance, however, that NAFI or the Seller will have the financial ability to effect any such repurchase obligation.

YIELD AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by NAFI or the Seller as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.

         The amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will generally include all or a portion of the prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

         There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities - Book-Entry Registration."

LIMITED OPERATING HISTORY

         NAFI commenced operations in October of 1994. Accordingly, its historical delinquency, repossession and loss experience is limited. No assurance can be given that the delinquency, repossession and loss experience on the Receivables will be as favorable as the experience reflected in the applicable Prospectus Supplement, especially in light of such limited historical experience. In particular, there can be no assurance that the rate of delinquencies and loan losses may not increase over time.

FEDERAL AND STATE CONSUMER PROTECTION LAWS

         Various federal and state laws impose requirements and restrictions applicable to the origination and the servicing of the Receivables. Violations of certain of those laws may give rise to claims and defenses by an Obligor under a Receivable against the Seller, the Servicer or the Trustee. In addition, an Obligor may be entitled to assert against the Seller, the Servicer or the Trustee claims and defenses which it has against the seller of the Financed Vehicle. In either such case, the Servicer or the Trustee may be unable to enforce the affected Receivable, thereby potentially diminishing payments on the Certificates. See "Certain Legal Aspects of the Receivables."

                                   THE TRUSTS

         With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

         Each Certificate will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include (i) a Receivables Pool; (ii) all monies paid or payable thereon on or after the Cutoff

Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interest of the NAFI Transferor in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers and Originators under agreements between NAFI and such Dealers and Originators and the assignment of rights in respect of each related Receivable from the applicable Dealer or Originator to NAFI; (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents - Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account and/or Revolving Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period and/or Revolving Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

THE TRUSTEE

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any. The Seller, with the consent of the Security Insurer, if any (prior to an Insurer default), may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

         Pursuant to the Purchase Agreements, the Seller will acquire the Initial Receivables from NAFI and/or one or more special-purpose finance subsidiaries of NAFI to which NAFI may have previously transferred such Receivables (each of NAFI and any such subsidiary, in its a capacity as transferor of Receivables to the Seller, a "NAFI Transferor"). NAFI will make certain representations and warranties with respect to each Receivable as of the date of the transfer of such Receivable to the Seller pursuant to the applicable Purchase Agreement and the Seller will assign such representations and warranties to the Trustee. In the case of a series consisting of one or more classes of Notes, the Trustee will in turn assign such representations and warranties of NAFI to the Indenture Trustee pursuant to the Indenture. See "Description of the Purchase Agreements and the Trust Documents."

         Each Receivable will have been purchased by NAFI either from a Dealer pursuant to a Dealer Agreement (such Receivables, "Dealer Receivables") or as part of an bulk acquisition from an Originator pursuant to an Originator Agreement (such Receivables, "Portfolio Receivables").

         Each Dealer makes representations and warranties with respect to each motor vehicle retail installment sale contract purchased by NAFI and with respect to the security interests in the motor vehicles relating thereto pursuant to a Dealer Agreement. Upon breach of any representation or warranty made by such a Dealer with respect to a retail installment sale contract, NAFI has the right under the applicable Dealer Agreement (which rights will be assigned to the Seller by the NAFI Transferor and in turn by the Seller to the Trust) to require such Dealer to repurchase such retail installment sale contract. Except for the right to require such repurchases, no Dealer Agreement provides for recourse to the Dealer for unpaid amounts on a retail installment sale contract. The failure of a Dealer or a group of affiliated Dealers to repurchase Receivables pursuant to a Dealer Agreement with NAFI upon a breach of representations or warranties made therein with respect to such Receivables could adversely impact NAFI's ability to honor its corresponding obligations, if any, to repurchase such Receivables under the Purchase Agreement as well as the Seller's ability to honor its own obligations, if any, to accept retransfers of such Receivables under the Trust Documents. See "Description of the Purchase Agreements and Trust Documents - Sale and Assignment of the Receivables" herein and the related Prospectus Supplement. No representations are made as to the financial condition of any of the Dealers from whom NAFI has or will purchase Receivables and there can be no assurance as to the ability of any Dealer to perform its obligations under any Dealer Agreement.

UNDERWRITING

         The Obligors under the Receivables generally have marginal credit and fall into one of two categories: (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing and
(2) customers with poor credit records which may include a history of irregular employment, previous bankruptcy filings, voluntary repossessions of property or prior defaults in the repayment of personal debt obligations. Because of the greater credit risk associated with non-prime motor vehicle retail installment contracts, NAFI expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. In addition, the payment experience on Receivables of Obligors with marginal credit is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. Although the interest rates charged to such customers is higher than the interest rates charged to more creditworthy customers, there can be no assurance that the incremental interest charged to such customers will be sufficient to offset losses on the Receivables.

         Dealer Receivables

         Each Dealer Receivable has been or will be purchased by NAFI after a review in accordance with underwriting procedures intended to assess the borrower's ability to repay the loan evidenced by such Receivable and the adequacy of the related Financed Vehicle as collateral.

         NAFI requires each Dealer submitting a Receivable for purchase to provide certain information, including a completed loan application listing the applicant's assets, liabilities, income, credit and employment history and other personal information. NAFI evaluates an applicant by considering the relationship of the applicant's monthly income to monthly expenses, including expenses relating to such motor vehicle loan and ownership of the motor vehicle. NAFI also obtains a credit report on the applicant from an independent credit bureau. The credit report typically contains information on matters such as previous payment experience, credit history with merchants and lenders, installment debt payments, defaults and bankruptcies, if any.

         Each loan application and the related credit report are reviewed by a credit officer. In addition, the credit officer obtains verification of information in the loan application regarding residence, employment, and income. The credit officer then calculates certain debt-to-income ratios and payment-to-income ratios on the basis of the verified information in the loan application and the anticipated monthly auto loan payment and associated expenses (including the expense of insuring the vehicle) and compares the results to the target ratios established in NAFI's general underwriting guidelines. NAFI utilizes a proprietary credit scoring system initially developed by Fair, Isaac and Company, Inc. to assist it in determining a customer's creditworthiness. Among other requirements, NAFI generally requires that each Obligor make a minimum 10% downpayment on the purchase price of the vehicle. In addition to evaluating the loan applicant's ability to make payments on the auto loan and to service its other consumer debt obligations, NAFI considers the value of the car in relation to the amount of the loan requested. Although NAFI does not adhere to any specific loan-to-value ratios, the amount of a motor vehicle loan for a new motor vehicle generally will not exceed 115% of the price paid by the Dealer for the motor vehicle, in the case of new vehicles, or 115% of the vehicle's trade-in value indicated in the National Automobile Dealers Association's Guide on Retail and Wholesale Values, in the case of used vehicles. In many instances, NAFI will request additional supporting information or discuss possible changes to the terms of a Dealer Receivable that would allow it to be purchased in accordance with NAFI's standards. NAFI allows some flexibility in applying the underwriting guidelines, but a greater level of management scrutiny is involved in approving loans which deviate from these guidelines. A substantial majority of NAFI's portfolio of motor vehicle retail installment sale contracts meet all of its requirements.

         If NAFI decides to purchase a Dealer Receivable, it reviews the actual Receivable submitted for purchase and the required supporting documentation. In addition, NAFI verifies that the Obligor on the Dealer Receivable has obtained a comprehensive and collision insurance policy naming NAFI as loss payee. Certain Receivables also may be covered by credit accident and health and credit life insurance policies which provide for payments on behalf of the insured Obligor in the event of disability or death. These insurance policies are obtained solely at the election of the Obligor but are for the benefit of the creditor under the Receivable. No data will be compiled as to the number of Receivables in the Trust that will be covered by such insurance. Accordingly no assurance can be given as to the extent to which any such Receivables are covered by any such insurance.

         Portfolio Receivables

         NAFI periodically acquires portfolios of motor vehicle installment sale contracts in bulk from Originators whose underwriting guidelines and market orientation are similar to NAFI's. NAFI has established relationships with several Originators pursuant to which NAFI intends to make bulk purchases of motor vehicle installment sale contracts on a monthly or quarterly basis.

         In evaluating a potential bulk acquisition of motor vehicle retail installment sale contracts NAFI reviews the prospective seller's written underwriting guidelines and other documentation regarding its origination program. If NAFI determines that the seller's underwriting guidelines and origination program are sufficiently similar to NAFI's, employees of NAFI proceed to conduct on-site reviews of each receivable file, including the sales contract, the certificate of title or application therefor, proof of comprehensive and collision insurance coverage and the credit application and payment history of the related obligor, and assess, among other things, the completeness of the receivable files, the concurrence of information within each file, the conformity of the receivables with NAFI's portfolio acquisition program guidelines and the seller's compliance with its own written underwriting guidelines. However, unless fewer than four monthly payments have been made with respect to a motor vehicle retail installment sale contract, NAFI generally does not review the residency and employment history of the obligors, obtain current credit reports from independent credit bureaus or conduct certain other procedures that would constitute a reunderwriting of the receivables in accordance with NAFI's general underwriting guidelines applicable to Dealer Receivables.

         Portfolio Receivables acquired by NAFI may be originated by Originators with varying underwriting guidelines that, although similar to the underwriting guidelines observed by NAFI in connection with its acquisition of Dealer Receivables, may be materially less stringent in certain respects. However, based on its experience with its own portfolio of receivables and its knowledge of the industry as a whole, NAFI believes that seasoning and payment history are highly predictive of future obligor performance in the non-prime motor vehicle finance sector. Accordingly, NAFI will acquire Portfolio Receivables on the basis of seasoning and a superior payment history notwithstanding that the underwriting guidelines of the seller are not as stringent as NAFI's underwriting guidelines with respect to Dealer Receivables. NAFI's portfolio acquisition program guidelines therefore place significant emphasis on prior payment history, generally requiring that with respect to each receivable (i) a minimum of four payments have been made by the obligor,
(ii) no payment has been 30 days or more past due, (iii) as of the date of acquisition by NAFI the current payment is less than 15 days past due, (iv) no payment tendered by the obligor on the receivable has been returned for insufficiency of funds, (v) the obligor has not been involved in any bankruptcy proceeding since entering into the retail installment sale contract, (vi) the financed vehicle has not been repossessed and redeemed since the acquisition financed by the retail instllment sale contract and (vii) the financed vehicle as of the date of acquisition of the Portfolio Receivable by NAFI is not greater than seven years old.

         The Originator Agreements generally provide for the sale of such retail installment sale contracts to NAFI without recourse to the Originator, and accordingly, the Originator generally has no liability to NAFI if the Obligor defaults on the Receivable. The liability of the Originator to NAFI under the Originator Agreement is generally limited to its repurchase obligation in respect of certain limited representations and warranties made with respect to the Portfolio Receivables.

SERVICING PROCEDURES

         The Servicer will service and administer the Receivables in each Trust on behalf of the Trustee and will have full power and authority, acting alone and/or through subservicers, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with the Trust Documents. In the Trust Documents the Servicer will acknowledge that it is holding any Receivable documents in its possession and any other property constituting a part of the Trust Property held by it in trust, for the benefit of the Securityholders and any Security Insurer.

         Consistent with the terms of the Trust Documents, the Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if, in the Servicer's sole determination, such waiver, modification, postponement or indulgence is not materially





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




adverse to the Securityholders or any Security Insurer (without taking into account the coverage available under any Policy). However, except as otherwise provided herein or in the related Prospectus Supplement, the Servicer may not permit any modification with respect to any Receivable that would change its APR or reduce the outstanding principal balance thereof (except for actual payments of principal).

         The Servicer will service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sale contracts and notes owned or serviced by the Servicer comparable to the Receivables.

         Servicing activities required to be performed pursuant to the Trust Documents will include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Receivable.

         The Servicer will be required to take all actions that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the Obligors in the Financed Vehicles. These actions include, but are not limited to, using reasonable efforts to obtain the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all title documents, security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the respective Obligors under the Receivables. Neither the Servicer nor any subservicer will be required, however, to expend its own funds to remove any security interest, lien or other encumbrance on a Financed Vehicle.

         The Servicer may perform any of its duties pursuant to the Pooling and Servicing Agreement, including those delegated to it by the Trustee pursuant to the Trust Documents, through persons appointed by the Servicer. Such persons may include affiliates of the Servicer. Notwithstanding any such delegation of a duty, the Servicer will remain obligated and liable for the performance of such duty as if the Servicer were performing such duty. The Servicer may delegate such duties by entering into subservicing agreements (each, a "Subservicing Agreement") with one or more subservicers for the servicing and administration of certain Receivables with the prior written consent of any Security Insurer. References herein to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Each Subservicing Agreement may be upon such terms and conditions as are not inconsistent with the Trust Documents. The Servicer has initially engaged OFSA to perform substantially all servicing activities related to servicing of the Receivables.

         The Servicer will, to the extent such procedures shall be consistent with the Trust Documents, follow or cause to be followed such collection procedures as it follows with respect to motor vehicle retail installment sale contracts and notes comparable to the

Receivables. Consistent with the foregoing, the  Servicer may in its discretion
(i) waive any late payment charge and (ii) extend the then current maturity date of a Receivable by two months during each calendar year but no more than four months during the life of such Receivable at the request of the related Obligor on account of the Obligor's adverse financial circumstances. No such arrangement shall alter or modify the amortization schedule of such Receivable for purposes of calculating required distributions on the Securities.

         If a Receivable becomes and continues to be a Defaulted Receivable (as defined below), the Servicer will be required to take all reasonable and lawful steps necessary for repossession. However, neither the Servicer nor any subservicer will be obligated to institute any action for repossession through judicial proceedings unless it determines in its good faith judgment that the liquidation proceeds that would be realized in connection therewith would be sufficient for the reimbursement in full of its out-of-pocket expenses in connection therewith. A Receivable will become a "Defaulted Receivable" upon the occurrence of certain events of default or payment delinquency specified in the related Prospectus Supplement, including (i) the determination in good faith by the Servicer (or applicable subservicer) that all amounts that it expects to recover under such defaulted Receivable have been received and (ii) the repossession of the Financed Vehicle that secures the Receivable without reinstatement of the Receivable and the expiration of any applicable redemption period.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

         Certain information relating to NAFI's delinquency, loan loss and repossession experience with respect to all Receivables it has serviced will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Receivables in NAFI's portfolio of Receivables serviced, including Receivables which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

         Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR"), Dealer and geographic concentration of such Receivables.

TYPES OF RECEIVABLES

         The Receivables will be selected from NAFI's portfolio of Receivables by several criteria, including that each Receivable (a) is secured by a new or used automobile, light-duty truck, van or minivan, (b) was not more than 30 days delinquent as of its Cut-off Date and (c) satisfies the other criteria set forth herein. See "Description of the Purchase Agreements and Trust Documents,Sale and Assignment of the Receivables."

         The Receivables in each Trust will include Receivables that provide for payments according to one or more of the following payment allocation methods: (i) the "sum of periodic balances" or "sum of monthly payments" method similar to the Rule of 78's ("Rule of 78's Receivables"), (ii) the simple interest method ("Simple Interest Receivables") and (iii) the actuarial method ("Actuarial Receivables").

         Rule of 78's Receivables. Although a Rule of 78's Receivable provides for amortization over a series of fixed level monthly installments and allocations between interest and principal on a scheduled basis, it is a non-level yield instrument. The yield in the initial months of a Rule of 78's Receivable is somewhat higher than the stated APR (computed on an actuarial basis) and the yield at the end of the loan is somewhat less than the stated APR. Each Rule of 78's Receivable provides for the payment by the Obligor thereon of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Rule of 78's Receivable. This total represents the principal amount financed and add-on interest in an amount calculated on the basis of the APR stated in a Receivable for the term of the Rule of 78's Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to earned interest and to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

         Simple Interest Receivables. Like Rule of 78's Receivables, a Simple Interest Receivable initially provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each payment due date for such Simple Interest Receivable. However, the allocation of each monthly payment to principal and interest on a Simple Interest Receivable is made based on the actual date on which a payment is received, using the simple interest method. Under the simple interest method, as a payment is received under a Simple Interest Receivable, the payment is applied first to pay accrued interest to the date of payment and the remaining amount of the payment is applied to reduce principal. Accordingly, if an Obligor pays the fixed monthly installment in advance of the payment due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the last payment will be greater than it would be if the payment were made on the payment due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made by scheduling additional payments at the maturity of the Simple Interest Receivable in an amount no greater than the regularly scheduled payments to reflect the smaller allocations of payments to repay the principal balance under the Simple Interest Receivable as a result of late payments. Alternatively, when necessary, an adjustment is made to the scheduled final payment or to earlier payments to reflect any larger allocation of payments to principal as a result of early payments.

         Due to the method of allocating the portion of monthly payments on Simple Interest Receivables between principal and interest, it is possible that either more or less than one month's interest on a Simple Interest Receivable at the applicable APR will be collected in a calendar month, depending on when the monthly payments are received. In addition, in the event that more than one month's interest at the Pass-Through Rate or the Interest Rate, as applicable on the outstanding principal balance of a Simple Interest Receivable is collected in a calendar month, the amount of such excess, to the extent not otherwise distributed to Securityholders, will be distributed to NAFI on such Distribution Date.

         Actuarial Receivables. An Actuarial Receivable is a Receivable that provides for amortization of the loan over a series of fixed level payment monthly installments. Payments are allocated between interest and principal on a scheduled basis, without regard to the time period that has elapsed since the last payment was made, using the actuarial method. Under the actuarial method, each monthly installment consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan and an amount of principal equal to the remainder of the monthly payment.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The Securities will not be sold at a material discount or premium to the initial purchasers thereof. Accordingly, except as described in the next paragraph, prepayments, late payments, delinquencies and defaults on the underlying Receivables and the rate of the transfer of any Subsequent Receivables to a Trust will not materially affect the yield on the Securities to such purchasers because each distribution of principal on such Securities will be accompanied by all accrued interest thereon at the Pass-Through Rate or Interest Rate, as applicable, through the Distribution Date.

         The average life of the Securities may be reduced by prepayments on the Receivables, by the early termination of certain of the Trust Documents due to the sale, liquidation or disposal of the Receivables upon the occurrence of certain bankruptcy or insolvency events with respect to the Seller as described herein and by prepayments from unutilized funds in any Pre-Funding Account or Revolving Account or as otherwise specified in the related Prospectus Supplement. In addition, the average life of the Securities may be increased by the transfer of any Subsequent Receivables to Trust. The Receivables may be prepaid in full at any time. Prepayments may result from, among other things,
(i) the sale, insured loss or other disposition of the Financed Vehicle securing any Receivable, (ii) Receivables becoming Defaulted Receivables, (iii) the retransfer to the Seller of Receivables due to a breach by the Seller of the warranties made by it with respect thereto in the Trust Documents, (iv) a permitted refinancing of the related Financed Vehicle by the Obligor, or (v) the Seller's exercise of its right to require the retransfer to it of all of the Receivables in the Trust after the Aggregate Principal Balance has declined to less than percentage specified in the related Prospectus Supplement of the Cut-Off Date Outstanding Principal Balance. The rate of prepayments on the Receivables could be influenced by a variety of economic, geographic and social factors. These factors may include unemployment rates, servicing decisions, seasoning of loans, destruction of vehicles by accident, sale of vehicles and market interest rates.

         If a Receivable contains provisions requiring prepayment in full in the event of a sale or other disposition of the Financed Vehicle securing the Receivable, the Servicer will be required by the Trust Documents to take reasonable steps under the circumstances to enforce such provisions.

         The Securityholders could receive a principal prepayment on the Distribution Date following the end of each of any Pre-Funding Period or Revolving Period if and to the extent that Subsequent Receivables are not transferred to the Trust in amounts sufficient to fully utilize the amounts on deposit in the Pre-Funding Account or Revolving Account, respectively.

         Prepayments resulting from the application of funds remaining in the Pre-Funding Account or Revolving Account to prepay the Securities or from the receipt of prepayments on the Receivables could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         No assurances can be given, and no prediction can be made, as to the actual prepayment experience on the Receivables.

                                  POOL FACTOR

         The "Pool Factor" of the Securities will be a seven-digit decimal, computed as of each Distribution Date, indicating the remaining principal balance of the Securities as of the close of business on such Distribution Date, as a fraction of the initial principal amount of such Securities. The Pool Factor initially will be 1.0000000. Thereafter, the Pool Factor will decline to reflect reductions in the outstanding principal balance of the Securities. A Securityholder's portion of the aggregate outstanding principal balance of the Securities will be the product of (i) the original denomination of the Securityholder's Securities and (ii) the applicable Pool Factor.

         The Holder or Holders of record of the Securities will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, the Pool Factor and various other items of information. Securityholders of record during any calendar year also will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities,Statements to Securityholders."

                                USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to the

NAFI Transferors the purchase price for the Receivables and to make the deposit of the Pre-Funded Amount into the Pre- Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by the NAFI Transferors will be used to reduce indebtedness under warehouse loans or other interim financing sources, and any additional proceeds will be added to NAFI's general funds and used for its general corporate purposes. See "National Auto Finance Company, Inc."


                                   THE SELLER

         National Financial Auto Funding Trust (the "Seller") is a Delaware business trust 100% of the beneficial ownership of which is owned by NAFI or affiliates of NAFI. The Seller is organized for the limited purposes of purchasing motor vehicle retail installment sale contracts, transferring such contracts to third parties, forming trusts and engaging in related activities. The principal office of the Seller is located at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida, 33487, and its telephone number at such office is
(800) 999-7535.


                      NATIONAL AUTO FINANCE COMPANY, INC.

         NAFI will act as master servicer (in such capacity, the "Servicer") of the Receivables in each Trust pursuant to the related Trust Documents.

GENERAL

         NAFI is a corporation organized under the laws of the State of Delaware. Prior to January 1997 the business of NAFI was conducted by two affiliated limited partnerships: National Auto Finance Company L.P., organized under the laws of the State of Delaware in September 1994, and Auto Credit Clearinghouse L.P., organized under the laws of the State of Delaware in September 1995. NAFI was incorporated in October 1996.

         The principal business of NAFI is to acquire from automobile dealers and service motor vehicle retail installment sale and lease contracts. NAFI's principal office is located at One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, and its telephone number at such office is (407) 997-2747.

         NAFI is an automotive finance company engaged primarily in the indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive Dealers or other companies engaged in the financing of automotive Dealers) of automotive purchases by individuals with non-prime credit. The non-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment sale contracts, NAFI expects to sustain a higher level of delinquencies and credit losses than that experienced by auto financing sources that finance motor vehicle purchasers with lower credit risk profiles. The interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. There can be no assurance, however, that the interest rates on the Receivables will be sufficient to cover losses on Defaulted Receivables.

         NAFI serves as an alternative source of financing to automotive dealers by offering them the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources. NAFI purchases motor vehicle retail installment sale contracts from such dealers (the "Dealers") pursuant to non-exclusive dealer agreements (the "Dealer Agreements"). The Dealer Agreements generally provide for the sale of such retail installment sale contracts to NAFI without recourse to the Dealer, and accordingly, the Dealer generally has no liability to NAFI if the Obligor defaults on the Receivable. In addition, NAFI purchases bulk portfolios of motor vehicle retail isntallment sales contracts from consumer finance companies, depository institutions and other financial institutions engaged in the financing of motor vehicle retail installment sale contracts (each, an "Originator") pursuant to asset purchase agreements ("Originator Agreements"). From time to time, NAFI may determine to commence business in additional jurisdictions or cease doing business in any state in which it presently does business. In certain cases NAFI may effect purchases of non-prime motor vehicle retail installment sale contracts, or may hold and effect ownership of contracts by means of a wholly-owned subsidiary.

SERVICING PROCEDURES

         The Servicer conducts substantially all of its servicing activities through OFSA pursuant to a servicing contract (the "Servicing Agreement") between the Servicer and OFSA. OFSA will collect payments received on the Receivables, engage in collection efforts in respect of past due Receivables and, where appropriate, repossess and liquidate Financed Vehicles securing Defaulted Receivables. OFSA utilizes various automated systems to support its servicing and collections activities. Notwithstanding the delegation by the Servicer of certain servicing duties to OFSA, the Servicer will remain primarily liable to the Trust under the related Trust Documents for performance of such duties.

         The Servicer's standard collection practices for the collection of past due payments include, but are not limited to, automated mailing of delinquency notices to Obligors and oral communications with Obligors as necessary. The Servicer also attempts to have telephone communication with each Obligor once the related Receivable is five days delinquent. Additional telephone communications are made in an effort to bring the Receivable current. Once it is determined that a Receivable cannot be brought current, the Servicer generally will initiate steps to repossess the related Financed Vehicle. The Servicer handles repossessions through independent contractors.

         Occasionally, situations occur in the collection process where an Obligor has become delinquent and is willing but unable to bring the related Receivable current. In this situation, at the discretion of the Servicer's collection department management, and subject to the guidelines described under "The Receivables-Servicing Procedures," the term of the Receivable may be extended by two months once during each calendar year but not more than four months during the life of such Receivable.

         If the Servicer receives a notice that an Obligor on a Receivable has filed for relief under the United States Bankruptcy Code, the Servicer will file a proof of claim and notify the Trustee, any Indenture Trustee and any Security Insurer of the bankruptcy filing. In the event that activities outside the scope of routine bankruptcy filings and follow-up are necessary, the Servicer may hire the services of a law firm to represent the Trustee and any Indenture Trustee in the Obligor's bankruptcy.

         Each Obligor is required to obtain insurance with respect to the financed vehicle. However, the Servicer does not monitor the maintenance of insurance coverage and, in the event the Servicer becomes aware of a lapse in insurance coverage, does not currently force place insurance. The Servicer does, however, maintain supplemental vendor's single interest insurance that protects the Servicer's interest in financed vehicles against uninsured physical damage (including total loss) and instances where neither the vehicle nor the borrower can be located.

         The Servicer will coordinate all servicing of the Receivables at its office in Boca Raton, Florida.

         The Servicer is substantially dependent upon OFSA to perform direct servicing functions with respect to the Seller's portfolio of motor vehicle retail installment sale contracts. There can be no assurance that there would not be delays in collections and other servicing interruptions associated with transfer of servicing to the Servicer or any Back-Up Servicer in the event of OFSA's resignation or termination or that the Servicer would have sufficient staffing and resources to service the Receivables to the standards required in the related Trust Documents. The Servicer is currently considering its options with respect to developing its own servicing capability and enhancing its management information systems.


               OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA")

         Omni Financial Services of America, Inc., a Delaware corporation ("OFSA"), will act as servicer of the Receivables pursuant to the Servicing Agreement. OFSA is a wholly-owned subsidiary of World Omni Financial Corp., a Florida corporation ("World Omni"). The Servicing Agreement was assigned by World Omni to OFSA effective as of October 23, 1995.

         OFSA was incorporated in July 1995 primarily to service subprime retail motor vehicle contracts, including the Receivables. As of October 1, 1996, OFSA has over 250 employees operating at a new service center in Memphis, Tennessee. The Servicer and the OFSA will maintain files relating to the Receivables at the Memphis service center and will coordinate servicing for the Receivables at such office. The address of the Memphis service center is 1769 Paragon Avenue, Memphis, Tennessee 38132, and its telephone number is (901) 344- 7200.

         World Omni is a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). World Omni provides retail installment contract and lease contract financing to retail customers of certain automotive dealers, and wholesale floorplan financing and capital and mortgage loans primarily to dealers and customers of Southeast Toyota Distributors, Inc., another wholly-owned subsidiary of JMFE. The principal executive offices of World Omni are located at 120 NW 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

         World Omni originates and services retail and lease contracts primarily through its service center located in Mobile, Alabama.



                                THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between the Seller, NAFI and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

         Unless the related Prospectus Supplement provides for physical delivery of the Certificates, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities - Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in minimum denominations of $20,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Trustee or such other party designated in the related Prospectus Supplement will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

         The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or a 365-day year consisting of actual calendar months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

         A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the Indenture, and the following summary may be supplemented by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

         Unless the related Prospectus Supplement provides for physical delivery of the Notes, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities - Book-Entry Registration." Notes will be available for purchase in the denominations specified in the related Prospectus Supplement. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee or such other party specified in the related Prospectus Supplement will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

         Unless the related Prospectus Supplement provides for subordination of payments of interest on certain classes within a series to payments of interest on certain other classes within such series, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

         In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

         A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company, Inc., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747).

         Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended, and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless such Noteholder's consent is otherwise obtained as described below.

         Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default) and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

         Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Distribution Date, if any, for such class specified in the related Prospectus Supplement) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Distribution Date, and then not until such Final Scheduled Distribution Date for such class of Notes. Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

         Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of the percentage of the outstanding related Notes specified in the related Prospectus Supplement consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

         No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, trustees, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the related Trust Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the related Trust Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

         Unless the related Prospectus Supplement provides for physical delivery of the Securities, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

         Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

         Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

         With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

         With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

         DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

         Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

BOOK-ENTRY FACILITIES

         Certificate Owners and Note Owners may elect to hold their interests in the Securities through DTC in the United States or through CEDEL or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Securities of each class will be issued in one or more certificates which equal the aggregate principal balance of such class and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or CEDEL Participants (each as defined below) on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see Annex I hereto, "Global Clearance, Settlement and Tax Documentation Procedures".

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with the Rules on behalf of the relevant

European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear

Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                 Under a book-entry format, Certificate Owners and Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Since transactions in the Book-Entry Notes will be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge Notes to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Notes, may be limited due to lack of a physical certificate representing such Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         DTC has advised the Seller and the Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Indirect Participants whose holdings include such Book-Entry Notes.

CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee and the Security Insurer, if any, a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include, where appropriate, the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                    (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

                    (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

                   (iii) the aggregate outstanding principal balance and Pool Factors for each class of Securities, after giving effect to all payments reported under (ii) above on such date;

                    (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

                    (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

                    (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

                   (vii) such other information as may be specified in the related Prospectus Supplement.

         Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

         Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Book-Entry Registration" above.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

         With respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related Trust Documents. The related Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

         With respect to each series of Notes, if any, at such time as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The related Indenture will not provide for holding any annual or other meetings of Noteholders.

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from one or more NAFI Transferors, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. Requests for such copies should be directed to Chief Financial Officer, National Auto Finance Company, Inc., One Park Place, Suite 200, 621 N.W. 53rd Street, Boca Raton, Florida 33487 (telephone (407) 997-2747). This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

         On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, each applicable NAFI Transferor (and, if such NAFI Transferor is a special-purpose finance subsidiary of NAFI, NAFI) will enter into a Purchase Agreement with the Seller pursuant to which such NAFI Transferor will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables and the related Financed Vehicles to the extent paid or payable on or after the applicable Cutoff Date. Pursuant to the Purchase Agreement, NAFI will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any Receivable of a Trust, the Trustee on behalf of the Security Insurer (if any) and the Certificateholders will be entitled to require NAFI to repurchase such Receivable from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Trustee on behalf of the Security Insurer (if any) and the Certificateholders. In addition, the Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

         On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the

Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

         In the Purchase Agreement, NAFI will warrant to the Seller, the Trustee and the Security Insurer, if any, and in the Trust Documents, the Seller will warrant to the Trustee and the Security Insurer, if any, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of NAFI in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show NAFI as first lienholder), which security interest has been validly assigned by NAFI to the Seller and by the Seller to the Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by NAFI from such Dealer under an existing Dealer Agreement with NAFI or from an Originator pursuant to an Originator Agreement and was validly assigned to NAFI (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders or the Security Insurer, if any, were utilized in selecting the Receivables from those receivables owned by NAFI that meet the selection criteria contained in the related Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation to the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"); (v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of NAFI and (B) as of the Closing Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Closing Date, no Financed Vehicle has been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, the applicable NAFI Transferor had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer or Originator has a participation in or other right to receive proceeds of any Receivable, and neither the applicable NAFI Transferor nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither the applicable NAFI Transferor nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Security Insurer, if any, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was sold by a Dealer or Originator to NAFI without any fraud or misrepresentation on the part of such seller; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof; (xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to NAFI with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables and the proceeds thereof will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) the original lien certificate or application therefor and (C) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable; (xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Florida and Delaware; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of NAFI as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts of NAFI (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables have been transferred to the Seller; (xxi) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable, (B) naming NAFI as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File; (xxiii) no Receivable is subject to any right of rescission, set-off, counterclaim or defense, and the operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, set-off, defense or counterclaim, and no such right of rescission, set-off, defense or counterclaim has been asserted; (xxiv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxv) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

         The warranties of NAFI and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

         In the event of a breach by NAFI of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by NAFI being a "Repurchase Event"), NAFI, unless it cures the breach within the time period specified in the related Purchase Agreement following the date on which NAFI becomes aware of or receives written notice from the Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made at a price equal to the Purchase Amount. The "Purchase Amount" of any Receivable means the outstanding principal balance of such Receivable plus accrued and unpaid interest thereon. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), the Trustee or the Indenture Trustee against NAFI or the Seller for any such uncured breach, except that pursuant to the Trust Documents, NAFI will indemnify the Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

         Upon the purchase by NAFI of a Warranty Receivable, the Trustee will convey such Receivable and the related Trust Property to NAFI.

CUSTODY OF RECEIVABLE FILES

         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFI under a Custodial Agreement, on behalf of each Trust, will hold the original installment sale contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the

"Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, NAFI will file UCC-1 financing statements in Florida and the Seller will file UCC-1 financing statements in Florida and Delaware to give notice of such Trust's ownership of the related Receivables and the related Trust Property. If held by OFSA, the Receivables will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.

         If so specified in the related Prospectus Supplement, NAFI will be appointed to act as custodian for the Receivable Files of each Trust. The Trust and NAFI or such other institution specified in the related Prospectus Supplement, as the case may be, may enter into a custodial agreement pursuant to which NAFI or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodial agreement may be terminated by the Trust and, if NAFI is custodian, by the Security Insurer, on 30 days' notice to NAFI or such other institution or, in the case of termination by the Security Insurer of NAFI as custodian, immediately. If NAFI resigns or is terminated as the Servicer, any custodial agreement with NAFI shall terminate at the same time.

         The Receivable Files, if held by NAFI as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables - Rights in the Receivables."

COLLECTIONS

         With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account, any Pre-Funding Account or any Revolving Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

         Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer if any (prior to an Insurer Default). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

         All payments from Obligors that are received by the Servicer or any subservicer on behalf of each Trust will be deposited in the related Collection Account not later than two Business Days after receipt thereof or within such other time period as may be acceptable to the Rating Agencies and the Security Insurer, if any. OFSA has established and maintains a lockbox account (the "Lockbox Account") with Mellon Financial Services, a subsidiary of Mellon Bank (the "Lockbox Bank") to which payments in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA are remitted. Unless otherwise specified in the related Prospectus Supplement, Obligors will be notified to remit payments in respect of the Receivables directly to the Lockbox Account. Unless otherwise specified in the related Prospectus Supplement, the Lockbox Account will not be segregated, assigned or pledged to the Trustee or the Indenture Trustee and payments in respect of the Receivables deposited to the Lockbox Account will be commingled with collections in respect of motor vehicle installment debt obligations and lease obligations serviced by OFSA. Neither the Trustee nor the Servicer will have any rights to withdraw or otherwise direct disposition of funds on deposit in the Lockbox Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such

Rating Agency of the rating(s) then assigned to the Securities. NAFI and the Servicer will also deposit into the Collection Account within the time period specified in the related Prospectus Supplement the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it.

         For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in "Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents to the extent investment in such securities would not require registration of the related Trust under the Investment Company Act of 1940. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

         As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

         The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of four months in the aggregate and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date (as specified in the related Prospectus Supplement). The Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus the applicable Servicing Rate, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Proposed Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25%. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

         Upon the discovery by any of the Servicer, the Security Insurer, if any, the Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable, unless such breach shall have been cured within the applicable cure period provided for in the Trust Documents and specified in the related Prospectus Supplement, the Servicer will be required to purchase the related Receivable for the Purchase Amount. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, expect with respect to certain indemnities of the Servicer under the Trust Documents.

         Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The Servicer


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may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under " - Collections."

         Unless otherwise specified in the related Prospectus Supplement, neither the Servicer nor any Subservicer will have any obligation to make advances of delinquent payments of principal and interest on the Receivables.

         The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle (as may occur, for instance, upon repossession of a Financed Vehicle) or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

         With respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount generally equal to the product of one-twelfth of the Servicing Rate specified in the related Prospectus Supplement and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. A "Monthly Period" with respect to any Distribution Date will generally be the calendar month immediately preceding the month in which the Distribution Date occurs.

         NAFI, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.

DISTRIBUTIONS

         With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon unless so provided in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities. Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

         The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities - Statements to Securityholders" above.

         The Trust Documents will also provide for delivery to the Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities - Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

         If a Policy has been issued with respect to a series of Securities, NAFI's appointment as Servicer under the related Trust Documents may be subject to periodic renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew NAFI's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, NAFI's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer

Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

         Any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

         The Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

         The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

         "Servicer Termination Events" under the Trust Documents will consist of, among other things (except as otherwise provided in the related Prospectus Supplement), (i) any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFI is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date;
(iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as NAFI is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws with respect to the Servicer or the Seller, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.

         If a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

         On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. If a Policy has been issued with respect to the series, such Policy may permit the Security Insurer (prior to an Insurer Default) to exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the Trustee shall act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables and (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care.

         Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated.

         Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

AMENDMENT

         The Trust Documents will generally provide for amendment by the Seller, the Servicer, the Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, NAFI or the Servicer) reasonably satisfactory to the Trustee, the Security Insurer, if any, and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

         With respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of (i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below), or (ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

         With respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

         Unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the Seller becomes insolvent, withdraws or is expelled as a Certificateholder or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days holders of 51% of the Certificates of such series and the Security Insurer, if any, agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the Seller, and the Trustee is able to obtain an opinion of counsel satisfactory to the Security Insurer (if any) to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Prepayment of the Securities resulting from the early termination of the related Trust could result in the Securityholders receiving unexpected principal payments at a time when the Securityholders are unable to reinvest such payments in investments having a yield and rating comparable to the yield and rating on the Securities.

         With respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to the Seller, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

LIMITATIONS ON RIGHTS OF SECURITYHOLDERS

         Until such time as an Insurer Default shall have occurred and is continuing, the Security Insurer will have certain rights to take actions, elect remedies and instruct the Trustee under the Trust Documents to the exclusion of the exercise of such rights by the Securityholders, including, among other things, the right to consent to the engagement of subservicers, the right to terminate the Servicer in the event of a Servicer Termination Event, and the right to waive defaults under the Trust Documents.

THE TRUSTEE


                                      -73

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee of any trust may resign at any time, in which event the Seller, or if so specified in the related Prospectus Supplement, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller, or if so specified in the related Prospectus Supplement, the Servicer may also remove the Trustee, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Seller, or if so specified in the related Prospectus Supplement, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

         The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

         The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in


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

relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Trustee or the Indenture Trustee, as applicable, to do so.

THE BACKUP SERVICER

         The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While NAFI is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to NAFI to perform such obligations. The Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to notify the Certificateholders, Noteholders and the Security Insurer (if any) of any item that appears substantially out of the ordinary, and to seek a written explanation thereof from the Servicer; however, neither the Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.

ADMINISTRATOR

         If an Administrator (the "Administrator") is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations require by the related Indenture and the Trust Agreement.


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


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         The following discussion contains summaries of certain legal aspects of consumer motor vehicle retail installment sale contracts that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Receivables is located. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables and the Financed Vehicles.

RIGHTS IN THE RECEIVABLES

         The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Florida and Delaware. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by the NAFI Transferors in Florida and by the Seller in Florida and Delaware. In addition, the documents evidencing the Receivables initially will be held by OFSA or any other Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

         The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. NAFI will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Trustee on behalf of such Trust and the Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by NAFI or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Security Insurer's (if any), Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), NAFI will be obligated to repurchase such Receivable.

         Unless otherwise specified in the related Prospectus Supplement, OFSA as designee of NAFI under a Custodial Agreement, on behalf of each Trust, will hold the original installment sale contract as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, NAFI will file UCC-1 financing statements in Florida and the Seller will file UCC-1 financing statements in Florida and Delaware to give notice of such Trust's ownership of the related

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
Receivables and the related Trust Property. If held by OFSA, the Receivable Files will not be segregated and will not be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust.

         The Receivable Files, if held by NAFI as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. Despite this precaution, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents - Custody of Receivable Files"

SECURITY INTERESTS IN THE FINANCED VEHICLES

         Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of NAFI is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate NAFI to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

         Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by the NAFI Transferor under the related Purchase Agreement to the Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of the Originators, the Seller, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Trustee (or the Seller) as the new secured party and, accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without


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

amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of the Originator on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of the Originator or the Obligor. However, such failure would give rise to a Repurchase Event and obligate the Originator to repurchase the affected Receivable if the interest of the related Certificateholders, the Security Insurer, if any, Noteholders or Trust were materially and adversely affected.

         In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly the secured party most surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing its receivables portfolio, it is the practice of NAFI to effect such re-perfection upon receipt of notice or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NAFI must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, the Security Insurer, if any, Noteholders and Trust in such Receivables.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and NAFI in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or NAFI) as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any


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

time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither NAFI nor the Servicer will be required to repurchase or purchase the related Receivable.

REPOSSESSION

         In the event of default by an Obligor, the owner of a retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by NAFI in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.


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


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of Financed Vehicles generally will be applied first to the expense of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at significant discount or not paid at all. NAFI generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

         Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sale contract entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

         Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer


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

finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

         In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

         The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

         In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sale contract against the seller of the motor vehicle.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.



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

         The Seller will warrant in the related Trust Document (and NAFI will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate NAFI to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, NAFI will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents - Sale and Assignment of the Receivables."

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series thereof. This summary is directed solely to prospective investors that hold the Notes or Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors (e.g., banks, insurance companies, foreign investors), some of whom may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

         Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are urged to consult with their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below. The Placement Agent, NAFI and the Seller make no representations regarding the tax consequences of purchase, ownership or disposition of the Notes or Certificates under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes or Certificates should consult their own tax advisors regarding such tax consequences.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

         The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the Certificates are retained by the Seller or an affiliate thereof, or (iii) whether the Trust will be treated as a grantor trust under the Code. The Prospectus Supplement for each series of Certificates will specify which of the above situations applies.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF OWNER TRUSTS

         Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If an Owner Trust were taxable as a corporation for federal income tax purposes, such Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes, if any. Any such corporate income tax could materially reduce cash available to make payments on the Notes, if any, and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         General. The following discussion only applies to a Trust which elects to be treated as a partnership and issues one or more classes of Notes. Furthermore, the following discussion assumes that all payments on the Notes are denominated in U.S. dollars and that any such Notes are sold to persons other than the Seller. If these conditions are not satisfied with respect to any given series of Notes, any additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Treatment of the Notes as Indebtebtedness. The Seller will agree and the Noteholders will agree, by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e, any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note, and that any prepayment premium paid as a result of a mandatory redemption will be taxable as interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Noteholder that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment

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companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of Short-Term Notes would, in general, be required to report interest income as interest is paid
(or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

                  Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note (if any) and decreased by the amount of bond premium previously amortized (if any) and by the amount of principal payments previously received by such Noteholder (if any) with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

                  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above and, as a publicly traded partnership taxable as a corporation, would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS ISSUED BY AN OWNER TRUST

         Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being a Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocable share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Tax Consequences to Foreign Certificateholders" and "Backup Withholding" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will generally provide that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to the economic accrual of any discount on the Certificates, if the initial principal amount of the Certificate exceed their initial price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders



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will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may be liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such miscellaneous itemized deductions are allowed only to the extent they exceed, in the aggregate, 2% of an individual's adjusted gross income. Furthermore, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed all of its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the Trust in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.



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



         Section 731 Distributions. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate does not exceed the Certificateholder's adjusted basis in the Certificate. To the extent that the amount of money distributed exceeds such adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will generally be capital gain or loss.

         Section 754 Election. In the event that a Certificateholder sells its Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and


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

financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. As discussed below, an investment in a Certificate may not be suitable for any foreign person. Accordingly, no interest in a Certificate should be acquired by or on behalf of any foreign persons without first considering the United States tax consequences of holding a Certificate. No regulations, published rulings or judicial decisions exist that would discuss the characterization for federal withholding tax purposes with respect to foreign persons who are partners of a partnership with activities substantially the same as the Trust. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of approximately 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9, or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest


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payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

                  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31 percent if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

         If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables and any other assets in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable or other asset in the Trust because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES

         GENERAL. Grantor Trust Certificateholders generally will be required to report on their federal income tax returns their shares of the entire income from the Receivables (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or OID, or premium, the amount includible in income on account of a Grantor Trust Certificate may differ significantly from the amount distributable thereon representing interest on the Receivables. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Certificate directly or through certain pass-through entities


                                      -92-
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will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by Grantor Trust Certificateholders who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, individual Certificateholders subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Certificates constituting stripped coupons) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Certificates of any series will depend on whether they are subject to the "stripped bond" rules of
Section 1286 of the Code. Grantor Trust Certificates may be subject to those rules if (i) a class of Grantor Trust Certificates constituting stripped coupons is issued as part of the same series of Certificates or (ii) the Seller or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Receivable. Further, an unreasonably high servicing fee retained by a seller or servicer may be treated as a retained ownership interest that constitutes a stripped coupon.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Certificate will be treated as having been issued with OID within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See " -
TAXATION OF GRANTOR TRUST CERTIFICATES - Market Discount." Under the stripped bond rules, a Grantor Trust Certificateholder (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

         The OID on a Grantor Trust Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any original purchaser will be equal to the price paid by such purchaser for the Grantor Trust Certificate. The stated redemption price of a Grantor Trust Certificate will be the sum of all



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

payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See " - TAXATION OF GRANTOR TRUST CERTIFICATES - If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Certificate at the beginning of such month (see " - Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Receivables, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing the yield under the stripped bond rules, a Certificateholder's share of future payments on the Receivables will not include any payments made in respect of any spread or any other ownership interest in the Receivables retained by the Seller, a Servicer, or its respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing OID and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting OID in general and, in particular, whether a prepayment assumption should be used in reporting OID with respect to Grantor Trust Certificates.

         In the case of a Grantor Trust Certificate acquired at a price equal to the principal amount of the Receivables allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Receivable. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method consistent with Section 1272(a)(6) of the Code. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Seller nor any other person will make any representation that the Receivables will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a Grantor Trust Certificate, the Certificateholder will be required to report its share of the interest income on the Receivables in accordance with such Certificateholder's normal method of accounting. The OID rules will apply to a Grantor Trust Certificate to the extent it evidences an interest in Receivables issued with OID.

         The OID, if any, on the Receivables will equal the difference between the stated redemption price of such Receivables and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such Receivable other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, and--in the case of Receivables bearing adjustable or variable interest rates--at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Receivable. In general, the issue price of a Receivable will be the amount received by the borrower from the lender and the stated redemption price of a Receivable will equal its principal amount.

         Notwithstanding the general definition of OID, OID will be considered to be de minimis if such OID is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Receivable. For this purpose, the weighted average maturity of the Receivable will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Receivable, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Receivable. Under the OID regulations, OID of only a de minimis amount (other than de minimis OID attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis OID and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Receivable. The OID regulations also permit a Certificateholder to elect to accrue de minimis OID into income currently based on a constant yield method. See " - TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES - Market Discount" below.

         If OID is in excess of a de minimis amount, all OID with respect to a Receivable will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all asset-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting OID with respect to Grantor Trust Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the OID rules will apply to Receivables in such series.

         A purchaser of a Grantor Trust Certificate (other than a Certificate subject to the stripped bond rules) that purchases such Grantor Trust Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Receivables held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any OID with respect to such Receivables. However, each such daily portion will be reduced, if the cost of such Grantor Trust Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Receivables held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate OID remaining to be accrued on such Receivables. The adjusted issue price of a Receivable on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Receivable at the beginning of the accrual period that includes such day and (ii) the daily portions of OID for all days during such accrual period prior to such day. The adjusted issue price of a Receivable at the beginning of any accrual period will equal the issue price of such Receivable, increased by the aggregate amount of OID with respect to such Receivable that accrued in prior accrual periods, and reduced by the amount of any payments made on such Receivable in prior accrual periods of amounts included in its stated redemption price.

         Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Servicer as applicable, in addition to its regular reports will provide to any holder of a Grantor Trust Certificate such information as such holder may reasonably request from time to time with respect to OID accruing on Grantor Trust Certificates. See " - Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Receivable is considered to have been purchased at a "market discount," that is, in the case of a Receivable issued without OID, at a purchase price less than its remaining stated redemption price or in the case of a Receivable issued with OID, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Receivable, to the payment of stated redemption price on such Receivable that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Receivable with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the legislative history to Section 1276 of the Code apply. Under those rules, in each accrual period market discount on the Receivables should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Receivable issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Receivable as of the beginning of the accrual period, or (iii) in the case of a Receivable issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Receivable purchased at a discount in the secondary market.

         Because the Receivables will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were OID.

         Market discount with respect to Receivables generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Receivables multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to OID of a de minimis amount. See " - TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES - If Stripped Bond Rules Do Not Apply."

         Further, under the rules described above any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Receivables.

         Premium. If a Certificateholder is treated as acquiring the underlying Receivables at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Receivables originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Receivables originated before September 28, 1985 or to Receivables for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Receivable and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Receivable prepays in full, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Receivable. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Certificate and accounted for under a method similar to that described for taking account of OID on the Notes. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Certificates subject to the stripped bond rules would cease if the Receivables were prepaid in full, the Certificates subject to the stripped bond rules could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were finalized on June 11, 1996 regarding contingent payment debt instruments, but it appears that Certificates subject to the stripped bond rules, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such regulations, may be excepted from such regulations. Like the OID regulations, the contingent payment debt instruments regulations do not specifically address securities, such as the Certificates subject to the stripped bond rules, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment debt instrument regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Certificateholders subject to the stripped bond rules are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the comparable yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a reasonable yield, which, in some circumstances is presumed to be the "applicable federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Receivables. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

         Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Certificates subject to the stripped bond rules, the amount of income reported with respect thereto would be substantially similar to that described under "TAXATION OF OWNERS OF GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Certificates subject to the stripped bond rules.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including OID and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, as applicable, the Trustee or the Servicer will furnish to each Grantor Trust Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Receivables and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         Backup Withholding. In general, the rules described in " - Notes - Backup Withholding with Respect to Notes" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to Notes applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Receivables were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDERS PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, DEBT CERTIFICATES AND NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

         A Plan's investment in Securities may cause the underlying Receivables and other assets included in a related Trust to be deemed assets of such Plan.
Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Receivables and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, any Backup Servicer, any subservicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Receivables and other assets included in a Trust constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the Notes issued by a Trust are treated as debt under applicable law and do not have substantial equity features, the Receivables included in such Trust would not be treated as assets of Plan investors.

PROHIBITED TRANSACTION EXEMPTIONS

         In considering an investment in the Securities, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, regarding transactions effected by an "in-house asset manager".

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

         Plan fiduciaries should consider whether an individual prohibited transaction exemption has been issued with respect to the Securities being offered to such Plan. There can be no assurance that any of these exemptions will apply with respect to any particular Plan investment in the Securities or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the availability of these or other exemptions with respect to the Securities offered thereby and the eligibility of a class of securities for purchase by Plans.

CONSULTATION WITH COUNSEL

         Any Plan fiduciary which proposes to purchase Securities on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

         First Union Capital Markets Corp. may be designated as an underwriter in the related Prospectus Supplement. IronBrand Capital, LLC, an affiliate of the First Union Capital Markets Corp. (the "First Union Partner"), is a 15% limited partner of NAFI. As part of a referral program, First Union National Bank of North Carolina, an affiliate of First Union Capital Markets Corp., is entitled to receive fees for referrals of credit applications to the extent the related motor vehicle retail installment contracts are acquired by the Company. Based upon several factors, including the overall performance of the referral program and the total market value of NAFI over a specified time period, the First Union Partner may increase its limited partnership interest in NAFI to approximately 49%.

         In the ordinary course of their respective businesses, First Union Capital Markets Corp. and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with NAFI and its affiliates.

         The Prospectus and the related Prospectus Supplements may be used by First Union Capital Markets Corp. in connection with offers and sales related to market making transactions in any series of the Securities. First Union Capital Markets Corp. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise.

         Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that NAFI and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

         Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Morrison & Foerster, New York, New York.

                             INDEX OF DEFINED TERMS


401(c) Regulations..............................................    108
Actuarial Receivables...........................................     33
Administration Agreement........................................     76
Administrative Receivables......................................     26
Administrator...................................................     76
Aggregate Principal Balance.....................................     17
Amortization Period.............................................     15
APR.............................................................     33
Backup Servicer.................................................      6
Bankruptcy Laws.................................................     70
CEDEL Participants..............................................     51
Certificate Balance.............................................      7
Certificate Distribution Account................................     60
Certificate Majority............................................     49
Certificate Owners..............................................     23
Certificateholders..............................................      7
Certificates....................................................      1
Code............................................................     83
Collection Account..............................................     18
Commission......................................................      4
Computer Tape...................................................     58
Cooperative.....................................................     51
Cutoff Date.....................................................      1
Dealer Agreements............................................... 28, 38
Dealer Assignments..............................................     28
Dealers......................................................... 11, 38
Debt Certificates...............................................     84
Defaulted Receivable............................................     33
Definitive Certificates.........................................     49
Definitive Notes................................................     49
Depositor.......................................................    115
Depository......................................................     40
Designated Accounts.............................................     61
Distribution Date............................................... 41, 63
DOL.............................................................    107
DTC.............................................................      3
Electronic Ledger...............................................     58
Eligible Account................................................     61
Eligible Investments............................................     62
Eligible Servicer...............................................     71
ERISA...........................................................    107

Euroclear Operator..............................................     51
Euroclear Participants..........................................     51
European Depositaries...........................................     50
Events of Defaul................................................     44
Exchange Act....................................................      4
Federal Tax Counsel.............................................     83
Financed Vehicles...............................................     11
First Union Partner.............................................    110
Foreign person..................................................     88
FTC.............................................................     82
Funding Trust...................................................    115
Indenture.......................................................      1
Indenture Trustee...............................................   1, 7
Indirect participants...........................................     48
Insolvency Laws.................................................     24
Insurance Agreement.............................................     67
Insurer Default.................................................     20
Interest Rate...................................................      9
IRS.............................................................     83
JMFE............................................................     39
Lien............................................................     57
Lockbox Account................................................. 19, 61
Lockbox Bank.................................................... 19, 61
Monthly Period..................................................     64
NAFCO...........................................................   1, 6
NAFCO Transferor................................................ 12, 29
Note Distribution Account.......................................     61
Note Majority...................................................     43
Note Owners.....................................................     23
Noteholders.....................................................      9
Notes...........................................................      1
Obligor.........................................................     18
Obligors........................................................     25
Odometer Act....................................................     81
OFSA............................................................ 17, 39
OID Regulations.................................................     85
Originator Agreements...........................................     38
Originators.....................................................  1, 38
Participants....................................................     48
Parties in Interest.............................................    107
Pass-Through Rate...............................................      7
Payment Date....................................................     42

Plan Asset Regulations..........................................           107
Plans...........................................................           107
Policy..........................................................            16
Pool Factor.....................................................            36
Pooling and Servicing Agreement.................................             1
Pre-Funded Amount...............................................            12
Pre-Funding Account.............................................            13
Pre-Funding Period..............................................            13
Prepayment Assumption...........................................            99
Prospectus Supplement...........................................             1
PTCE............................................................           108
Purchase Agreement..............................................         12, 5
Purchase Amount.................................................            59
Qualified stated interest.......................................            99
Rating Agency...................................................            22
Receivable Files................................................        60, 77
Receivables.....................................................         1, 11
Receivables Pool................................................            11
Registration Statement..........................................             4
Related Documents...............................................            46
Relevant Depositary.............................................            50
Relief Act......................................................            57
Repurchase Event................................................12, 20, 59, 77
Required Deposit Rating.........................................            61
Retained Interest...............................................            16
Revolving Period................................................            15
Rule of 78's Receivables........................................            33
Rules...........................................................            49
Sale and Servicing Agreement....................................             1
Schedule of Receivables.........................................            57
Securities......................................................             1
Security Insurer................................................            16
Securityholders.................................................             4
Seller..........................................................      1, 6, 37
Servicer........................................................         6, 37
Servicer Responsible Officer....................................            66
Servicer Termination Events.....................................            70
Servicer's Certificate..........................................            53
Servicing Agreement.............................................            38
Servicing Fee...................................................            17
Short-Term Note.................................................            87

Simple Interest Receivables.....................................      33
Strip Certificates..............................................       8
Strip Notes.....................................................       9
Subsequent Receivables..........................................   1, 12
Subservicing Agreement..........................................  17, 32
Terms and Conditions............................................      52
Trust...........................................................    1, 6
Trust Agreement.................................................  1, 115
Trust Documents.................................................   1, 56
Trust Property..................................................   1, 10
Trustee.........................................................    1, 6
UCC.............................................................      24
Underwriting Agreement..........................................     110
Warranty Receivables............................................      26
World Omni......................................................      39

             ======================================================

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NAFI, THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS
                             ---------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
               PROSPECTUS SUPPLEMENT
Reports to Noteholders........................   S-2
Incorporation Of Certain Documents By
  Reference...................................   S-3
Summary Of The Terms Of The Notes.............   S-4
Risk Factors..................................  S-14
The Trust.....................................  S-16
Use Of Proceeds...............................  S-17
The Receivables Pool..........................  S-17
The Seller....................................  S-26
National Auto Finance Company, Inc. ..........  S-26
Omni Financial Services of America, Inc.
  ("OFSA")....................................  S-27
The Insurer...................................  S-27
The Notes.....................................  S-29
The Sale And Servicing Agreement..............  S-40
The Purchase Agreements.......................  S-45
The Policy....................................  S-46
Certain Federal Income Tax Consequences.......  S-48
ERISA Considerations..........................  S-50
Underwriting..................................  S-51
Legal Matters.................................  S-52
Ratings.......................................  S-52
Experts.......................................  S-53

                     PROSPECTUS
Available Information.........................     3
Reports to Securityholders....................     3
Incorporation of Certain Documents by
  Reference...................................     3
Prospectus Summary............................     5
Risk Factors..................................    23
The Trusts....................................    26
The Receivables...............................    28
Yield and Prepayment Considerations...........    35
Pool Factor...................................    36
Use of Proceeds...............................    37
The Seller....................................    37
National Auto Finance Company, Inc. ..........    37
Omni Financial Services of America, Inc. .....    40
The Certificates..............................    40
The Notes.....................................    42
Certain Information Regarding the
  Securities..................................    48
Description of the Purchase Agreements and the
  Trust Documents.............................    55
Certain Legal Aspects of the Receivables......    74
Certain Federal Income Tax Consequences.......    81
ERISA Considerations..........................   101
Plan of Distribution..........................   104
Legal Maters..................................   105
Index of Defined Terms........................   106

                             ---------------------

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================
             ======================================================

                             NATIONAL AUTO FINANCE
                                  1997-1 TRUST

                                  $66,891,200

                               % AUTOMOBILE RECEIVABLES-
                                  BACKED NOTES

                               NATIONAL FINANCIAL
                               AUTO FUNDING TRUST
                                    (SELLER)

                                 NATIONAL AUTO
                             FINANCE COMPANY, INC.
                                   (SERVICER)

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

                                  FIRST UNION
                             CAPITAL MARKETS CORP.

                                 JULY   , 1997

             ======================================================